UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Twilio Inc.
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TWILIO INC. 101 Spear Street, Fifth Floor San Francisco, California 94105

Notice of Annual Meeting of Stockholders
To Be Held at 8:30 a.m. Pacific Time on June 10, 2025

Date June 10, 2025	Time 8:30 a.m. Pacific Time	Virtually at www.virtualshareholder meeting.com/TWLO2025	Record Date Close of Business on April 15, 2025

Dear Stockholders of Twilio Inc.:
We cordially invite you to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of Twilio Inc., a Delaware corporation, which will be held virtually on June 10, 2025 at 8:30 a.m. Pacific Time via live audio webcast at www.virtualshareholdermeeting.com/TWLO2025, for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect the three Class III directors named in the proxy statement to serve until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified;
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
3. To approve, on a non-binding advisory basis, the compensation of our named executive officers;
4. To approve a management proposal to amend our certificate of incorporation to declassify the board of directors;
5. To approve a management proposal to amend our certificate of incorporation to eliminate supermajority voting provisions;

6.
To approve a management proposal to amend our certificate of incorporation to remove inoperative provisions, including references to Class B common stock, and update certain other miscellaneous provisions; and

7. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be a virtual meeting held via live audio webcast. You will be able to attend the meeting, vote your shares and submit your questions during the meeting at www.virtualshareholdermeeting.com/TWLO2025. As always, we encourage you to vote your shares prior to the Annual Meeting either via the internet, by telephone or by mail to help make this meeting format as efficient as possible.
Our board of directors has fixed the close of business on April 15, 2025 as the record date for the Annual Meeting. Only stockholders of record as of the close of business on April 15, 2025 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon are presented in the accompanying proxy statement.
This proxy statement and our annual report can be accessed directly at www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote as soon as possible to ensure that your shares are represented. For additional instructions on how to vote your shares, please refer to your proxy card. Voting your shares by proxy prior to the Annual Meeting does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

By order of the board of directors,
Khozema Shipchandler Chief Executive Officer and Director San Francisco, California April 25, 2025	We appreciate your continued support of Twilio.

2025 Proxy Statement	i

* * *

ii	2025 Proxy Statement

Proxy Statement Summary
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2025 annual meeting of stockholders of Twilio Inc., a Delaware corporation (referred to in this proxy statement as “Twilio,” the “Company,” “we,” “us,” or “our”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”).
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Information About Our 2025 Annual Meeting of Stockholders
The Annual Meeting will be held virtually on June 10, 2025 at 8:30 a.m. Pacific Time via live audio webcast. We encourage you to access the Annual Meeting before it begins. Online check-in will start at approximately 8:15 a.m. Pacific Time on June 10, 2025. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/TWLO2025 and entering your 16-digit control number located on your proxy card. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 25, 2025 to all stockholders entitled to vote at the Annual Meeting.
Additional information about these proxy materials and the Annual Meeting is provided in “question and answer” format commencing on page 85 of this proxy statement.
How to Vote

By Phone 1-800-690-6903 Vote must be received by 8:59 p.m. Pacific Time, June 9, 2025	By Internet Before the Meeting www.proxyvote.com Vote must be received by 8:59 p.m. Pacific Time, June 9, 2025

By Mail Return your completed proxy card in the prepaid envelope Vote must be received by 8:59 p.m. Pacific Time, June 9, 2025	By Internet During the Meeting www.virtualshareholdermeeting.com/TWLO2025 Vote must be submitted before the polls close during the Annual Meeting

Voting Matters and Vote Recommendation

Management Proposals		Board’s Recommendation	More Information
1.	The election of Donna Dubinsky, Deval Patrick and Miyuki Suzuki as Class III directors.	FOR	Page 33
2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.	FOR	Page 34
3.	The approval, on a non-binding advisory basis, of the compensation of our named executive officers.	FOR	Page 36
4.	To approve an amendment to our certificate of incorporation to declassify the board of directors.	FOR	Page 37
5.	To approve an amendment to our certificate of incorporation to eliminate supermajority voting provisions.	FOR	Page 39
6.	To approve an amendment to our certificate of incorporation to remove inoperative provisions, including references to Class B common stock, and update certain other miscellaneous provisions.	FOR	Page 41

2025 Proxy Statement	1

Proxy Statement Summary
Financial and Business Highlights
Business Overview
We envision a world in which every digital interaction between businesses and their customers is amazing. We aim to deliver the leading customer engagement platform that intelligently orchestrates customer engagement across the entire customer life cycle by combining our leading communications capabilities, plus rich contextual data, plus generative and predictive artificial intelligence (“AI”). Our trusted, simple, and smart platform provides developers with tools to build, scale, and deploy real-time communications within software applications, while simultaneously offering technology that allows businesses to harness the power of contextual data to develop more informed insights about their customers.
We enable businesses to revolutionize how they engage with their customers by delivering seamless, trusted, and personalized customer experiences at scale. We offer communications application programming interfaces (“APIs”) that enable developers to embed numerous forms of messaging, voice, email, and video interactions into their customer-facing applications, as well as software products that target specific engagement needs, including our customer data platform, digital engagement centers, marketing campaigns, and user authentication and identity solutions. This combination of flexible APIs and software solutions helps businesses of all sizes and across numerous industries to benefit from smarter and more streamlined engagement at every step of the customer journey, including reduced customer acquisition costs, lasting loyalty, and increased customer value. Our platform, which combines our highly customizable communications APIs with customer data management capabilities and AI-powered predictions and recommendations, allows businesses to break down data silos and build a comprehensive single source for their customer data that is organized into unique profiles that are easily accessible by all their business teams. Empowered with this information and the insights it enables, businesses using our platform can provide robust, personalized, and effective communications to their customers at every stage of their customer relationships at scale. The value proposition of our offerings has become stronger and our products have become more strategic to our customers as businesses are increasingly prioritizing building more personalized and differentiated customer engagement experiences through digital channels.
Business Update
Over the past two years, we have taken action to better position our business to drive durable, profitable growth and attractive stockholder returns, amid an evolving operating environment. Key actions include:
•
Executed CEO succession process: Appointed Khozema Shipchandler as CEO, who oversaw actions to strengthen the business and drove 57% total shareholder return from the time of his appointment in January 2024 through the end of 2024, significantly outpacing the S&P 500 and Twilio’s peer median.

•
Streamlined our organizational model: Realigned our business unit structure into a functional support model under one organization, which we believe best positions us to optimize scale and efficiency and to deliver one trusted, smart, and integrated platform.

•	Rationalized operating expenses: Reduced our workforce by nearly 40% since September 2022, increased efficiency in R&D, S&M and G&A, and implemented other cost reductions across the business.
•	Improved free cash flow profile: Improved our annual net cash provided by operating activities and free cash flow generation by nearly $1 billion between 2022 and 2024.(1)
•
Reduced stock-based compensation: Reduced stock-based compensation expense as a percentage of revenue by over 700 basis points for 2024 as compared to 2022, and reduced equity compensation for employees generally.

•
Returned capital: Given the strength of our balance sheet and the improving free cash flow generation in our business, completed $3 billion in aggregate share repurchase authorizations in 2023 and 2024, repurchasing $2.3 billion and reducing total shares outstanding by 16% in 2024 alone, and authorized an additional $2 billion repurchase program in January 2025 expiring at the end of 2027.

•
Accelerated path to profitability: Accelerated our target timeline to achieve GAAP operating profitability on a consolidated basis to full year 2025, and achieved our first ever quarter of GAAP operating profitability in Q4 2024.

(1)	Free cash flow is a non-GAAP financial measure. See Appendix D for non-GAAP definitions and reconciliations.

2	2025 Proxy Statement

Proxy Statement Summary
Financial Performance and Capital Allocation
We are focused on creating long-term value for our stockholders by continuing to drive durable, profitable growth. Our 2024 financial highlights include the following:
•	Revenue of $4.46 billion, up 7% year-over-year. Organic revenue growth of 9% year-over-year.(1)
•	GAAP loss from operations of $53.7 million in 2024, compared with GAAP loss from operations of $876.5 million in 2023.
•	Non-GAAP income from operations of $714.4 million in 2024, compared with non-GAAP income from operations of $533.0 million in 2023.(1)
•	Net cash provided by operating activities of $716.2 million in 2024, compared with net cash provided by operating activities of $414.8 million in 2023.
•	Free cash flow of $657.5 million in 2024, compared with free cash flow of $363.5 million in 2023.(1)
(1)	Organic revenue growth, non-GAAP income from operations, and free cash flow are non-GAAP financial measures. See Appendix D for non-GAAP definitions and reconciliations.

2025 Proxy Statement	3

Proxy Statement Summary
Corporate Governance Highlights
Our corporate governance practices are described in the section titled “Board of Directors and Corporate Governance” below, including the following highlights:

 ✔
Independent board chair
 ✔
Highly independent board (8/9 directors)
 ✔
100% independent board committees
 ✔
Regular executive sessions of independent directors
 ✔
Risk oversight by board and committees
 ✔
Board oversight of strategy and business plans
 ✔
Robust annual stockholder engagement program
 ✔
Thoughtful board refreshment process (added four new independent directors since 2021)
 ✔
Highly qualified board with diverse skills, backgrounds, and experiences aligned with strategic priorities
 ✔
Annual board and committee evaluations
 ✔
CEO evaluation process
 ✔
Succession planning process

 ✔
No supermajority voting provision in bylaws (removed in January 2025)
 ✔
Submitting proposal to remove supermajority provisions in certificate of incorporation at the Annual Meeting
 ✔
Submitting proposal to declassify the board at the Annual Meeting
 ✔
Annual say-on-pay vote
 ✔
One share, one vote
 ✔
Stock ownership guidelines for directors and executive officers
 ✔
Robust code of conduct and corporate governance guidelines
 ✔
Regular review of corporate governance policies and committee charters
 ✔
Policy prohibiting hedging, pledging and short sales

Evolution of Corporate Governance
Twilio is committed to strong corporate governance. We believe that robust corporate governance policies and practices are critical to the effective management of our business, helping ensure that our business functions at its best and serves the long-term interests of our stockholders.
Since becoming a public company in 2016, our board and governance practices have evolved to reflect our strategic priorities, the changing needs of our business, practices of our peers and stockholder feedback.
As part of this evolution, we have regularly refreshed our board, with seven of nine independent directors added subsequent to the IPO and four of those added since the beginning of 2021, including most recently appointing Andrew Stafman, a stockholder representative, who provides valuable equity investor perspectives. Our thoughtful and deliberate board refreshment process has focused on adding critical skills and qualifications to our board to help Twilio navigate strategic opportunities and challenges. Moreover, as part of this refreshment process, we have sought highly qualified directors representing a diverse range of expertise, backgrounds, and perspectives, leading to a board that is composed of directors with a wide range of skills and experiences relevant to Twilio.

4	2025 Proxy Statement

Proxy Statement Summary
In 2023, our dual class common stock structure was sunset, providing all stockholders with identical voting rights.
In January 2024, Khozema Shipchandler was appointed Chief Executive Officer, an appointment which reflected the board's thoughtful and long-term approach to succession planning. In January 2024 our board of directors also made the decision to separate the roles of board chair and Chief Executive Officer and appointed Jeff Epstein to the role of independent board chair. Mr. Epstein had previously served as our lead independent director since December 2017.
At our 2024 annual meeting of stockholders, we sought stockholder approval to declassify our board of directors. We did not receive such approval, so we are resubmitting the proposal at this year’s Annual Meeting. If approved, directors standing for election would be elected to one-year terms beginning at our 2026 annual meeting of stockholders.
In January 2025, we amended our bylaws to eliminate supermajority voting provisions, and at this year’s Annual Meeting, we are seeking stockholder approval to eliminate supermajority voting provisions from our amended and restated certificate of incorporation (our “certificate of incorporation”).
An important consideration in all of our corporate governance decisions is stockholder feedback. In 2023, we enhanced our stockholder engagement program by implementing a year-round outreach and feedback process featuring formal meetings with our stockholders in the spring and fall, and we carefully consider what we hear from our stockholders. Many of the changes to both our corporate governance and executive compensation practices in recent years reflect the board’s incorporation of this important feedback. Our stockholder engagement program is discussed in further detail below under the heading “Stockholder Engagement”.
We are committed to ensuring that our corporate governance practices, as part of our broader strategy and maturation process, best position Twilio for future success. We will continue to evaluate and evolve our corporate governance profile, taking into account the best interests of the Company and feedback we receive from our stockholders.

2025 Proxy Statement	5

Stockholder Engagement
Annual Stockholder Engagement Cycle
We have a robust, board-led stockholder engagement program that we use to ensure the perspectives of our stockholders are understood and incorporated into Twilio’s decision making. Throughout the year, our board of directors and management regularly review and consider feedback received from our stockholders, including through meetings with stockholders, voting results, and other routine communications. This dialogue facilitates transparency, helps us better understand the perspectives of our stockholders and allows our board of directors to make better informed decisions throughout the year.

Review and Prepare

- Our board of directors monitors and reviews:
  - investor feedback
  - stockholder voting results
  - trends in corporate governance, executive compensation, environmental, social and other matters
- Our board of directors and management identify and prioritize topics of interest to investors

Outreach and Engagement

- Our directors and management meet with investors to solicit feedback on topics of interest—including governance, sustainability and compensation—after the filing of our proxy and during the fall "off season"
- Management continuously engages with stockholders, analysts and prospective investors during the year through conferences, investor events and one-on-one calls
- Directors and management convey feedback to our full board of directors and relevant committees

Respond

- Our board of directors, committees and management review and discuss stockholder perspectives to identify priorities and trends
- We respond to stockholder feedback through changes to our practices, enhanced disclosure, or otherwise, as deemed appropriate and in the best interests of our stockholders

53%

29%

100%

Independent directors participated in 100% of meetings with institutional investors.

6	2025 Proxy Statement

Stockholder Engagement
Stockholder Outreach in 2024

Stockholder Outreach
We conducted two rounds of stockholder outreach—one in the spring and one in the fall—
during which we reached out to 22 institutional investors holding approximately 53% of our shares outstanding, and held meetings with 11 institutional investors holding approximately 29% of our shares outstanding.
One or more of our independent directors participated in each of these meetings, demonstrating our directors’ strong commitment to understanding our stockholders’ perspectives. Stockholder feedback from these meetings was conveyed to our full board of directors and relevant committees for consideration in their decision making.
Company participants in these meetings included one or more of our independent directors and members of our Investor Relations, Legal, People, and Social Impact teams.

Topics Discussed
Topics discussed during these meetings included:
 •
Company strategy
 •
Executive compensation
 •
Board structure and composition
 •
Board oversight
 •
Corporate governance
 •
Environmental and social matters

2025 Proxy Statement	7

Stockholder Engagement
Response to Stockholder Feedback
In the course of our discussions with stockholders, we have received valuable feedback on our compensation and corporate governance practices, as summarized in the chart below. This feedback was conveyed to our full board of directors and relevant committees for consideration in their decision making. Our consideration of the feedback from stockholders regarding our compensation of our named executive officers is further discussed in “Executive Compensation—Compensation Discussion and Analysis—Stockholder Feedback and Our Annual Say-on-Pay Vote”.

What We Heard	How We Responded
Executive Compensation
Pay and performance alignment
•
We did not increase base salaries of our named executive officers in 2024 (and have not increased them in 2025).
•
In 2025, following his promotional year, we reduced the target value of our Chief Executive Officer’s equity awards to $20,500,000 (60% PSUs and 40% RSUs), down from $25,000,000 in approved value in 2024.
•
We used an updated peer group to assess 2024 compensation, which reflects a set of companies with comparable market capitalization and revenue. We expanded our peer group to add companies from the broader communications industry that also maintain software offerings to better align with our business profile and removed companies that significantly exceeded our market capitalization range. These changes were designed in part to position us closer to the median of our peer group in terms of market capitalization and revenue, which had the effect of reducing our market compensation benchmarks.

Incorporate longer performance periods for PSU awards
•
Our compensation and talent management committee (“compensation committee”) reintroduced performance-based restricted stock unit (“PSU”) awards in 2024 and incorporated a cumulative three-year performance period. The compensation committee’s rationale for reintroducing PSUs is further discussed below in “Executive Compensation—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation—2024 Annual Equity Awards”.

Continue to adapt performance-based incentives to better align with stockholder expectations and industry standards
•
Our compensation committee selected non-GAAP income from operations and organic revenue growth as the performance target metrics for the annual cash bonuses awarded in 2024.
•
In 2024, our compensation committee granted PSUs that will vest based on the achievement of (i) three-year cumulative free cash flow targets (70% weighting) and (ii) our relative total stockholder return measured against the S&P 500 Index over a three-year period (30% weighting).

Adopt a short-term incentive plan
•
We established a go-forward annual cash bonus plan for executives in 2024. Consistent with market benchmarks, each of our named executive officers was awarded an initial target bonus opportunity equal to 100% of base salary and maximum payout opportunities capped at 150% of base salary, with payouts tied to the achievement of (i) organic revenue growth targets (50% weighting) and (ii) non-GAAP income from operations targets (50% weighting).

8	2025 Proxy Statement

Stockholder Engagement

What We Heard	How We Responded
Corporate Governance
Separate CEO and Board Chair roles	• We separated the roles of CEO and board chair in January 2024, appointing Mr. Epstein, an independent director and formerly our lead independent director, as board chair.
Declassify board of directors
•
We are again seeking stockholder approval at the Annual Meeting of an amendment to our certificate of incorporation to declassify our board of directors. If approved, directors standing for election would be elected to one-year terms beginning with our 2026 annual meeting of stockholders. We initially sought stockholder approval to declassify our board of directors at our 2024 annual meeting of stockholders but the proposal failed to pass.

Eliminate supermajority voting provisions
•
We eliminated supermajority voting provisions from our bylaws earlier this year, and are seeking stockholder approval at the Annual Meeting of an amendment to our certificate of incorporation to eliminate supermajority voting provisions in our certificate of incorporation. If the proposed amendment to our certificate of incorporation is approved, amendments to our certificate of incorporation will, unless otherwise provided by law, require the affirmative vote of the holders of a majority of the voting power of our outstanding stock entitled to vote thereon.

Continue board refreshment
•
Since the beginning of 2021, we have added four new independent directors, each of whom bolsters oversight by our board of directors in areas critical to our business strategy, bringing additional skills and diverse perspectives to our board of directors, including most recently appointing Mr. Stafman, a stockholder representative, who provides valuable equity investor perspectives.

2025 Proxy Statement	9

Board of Directors and Corporate Governance
Board of Directors
Our business and affairs are managed under the direction of a highly independent, experienced and qualified board of directors. Our board of directors, through our nominating and corporate governance committee, proactively evaluates its composition in the context of our company’s evolving business needs and has taken a thoughtful approach to board composition. Our board of directors and the nominating and corporate governance committee believe the skills, qualities, attributes, experience and backgrounds of our directors provide us with the right range of perspectives to effectively address our evolving needs and represent the best interests of our stockholders. Our board of directors also oversees our stockholder engagement program and reviews investor feedback, which allows us to better understand the perspectives of our stockholders and to take this feedback into account as we shape the composition of our board of directors.

Our board of directors currently consists of nine directors. All of our board members, other than Mr. Shipchandler (and, during his time on our board of directors, Mr. Lawson), qualify as “independent” under the listing standards of the New York Stock Exchange. Our board of directors is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. The effect that the management proposal to amend our certificate of incorporation to declassify the board of directors will have on the three director classes and their respective terms of office is described below under the heading “Proposal 4—Management Proposal to Amend Our Certificate of Incorporation to Declassify the Board of Directors.”

10	2025 Proxy Statement

Board of Directors and Corporate Governance
The following table sets forth the names, ages as of March 31, 2025, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors.

	Class	Age	Director Since	Current Term Expires	Expiration of Term for Which Nominated	Independent	Audit Committee	Compensation and Talent Management Committee	Nominating and Corporate Governance Committee
Directors with Terms Expiring at the Annual Meeting/Nominees
Donna Dubinsky	III	69	2018	2025	2028
Deval Patrick	III	68	2021	2025	2028
Miyuki Suzuki	III	64	2022	2025	2028
Continuing Directors
Charles Bell	I	67	2023	2026	—
Jeff Epstein	II	68	2017	2027	—
Jeffrey Immelt	I	69	2019	2026	—
Erika Rottenberg	I	62	2016	2026	—
Khozema Shipchandler	II	51	2024	2027	—
Andrew Stafman	II	37	2024	2027	—

Committee Chair	Committee Member	Independent Board Chair

2025 Proxy Statement	11

Board of Directors and Corporate Governance
Board Skills and Experience Matrix
Our nominating and corporate governance committee periodically evaluates the composition of our board of directors in the context of our company’s evolving business needs to ensure that our directors have the skillsets, experiences and backgrounds that collectively add value to the strategic decisions made by our company, that enable them to provide oversight of management, risk, business operations, and corporate strategy, and that allow our board of directors to best fulfill its responsibilities to the long-term interests of our stockholders. This has resulted in the addition of four new independent directors to our board of directors since the beginning of 2021. Summarized below are the skills and experience that we consider important for our directors in light of our business strategy, structure, and market dynamics. Our board of directors and the nominating and corporate governance committee believe the skills, qualities, attributes, experience and diversity of backgrounds of our directors provide us with a broad range of perspectives to effectively address our evolving needs and represent the best interests of our stockholders.

	Bell	Dubinsky	Epstein	Immelt	Patrick	Rottenberg	Shipchandler	Stafman	Suzuki
Technology and Software Industry Deep insight in the technology and software industries to oversee our business and the risks we face related to those industries.
Communications Industry Deep insight in the communications industry to oversee our business and the risks we face related to that industry.
Public Company Board Experience to understand the dynamics and operation of a public company.
Public Company Executive / Senior Leadership Experience in senior leadership positions at a public company to analyze, advise and oversee management in decision making, operations and policies.
Finance / Accounting / Audit Knowledge of financial markets, financing and accounting and financial reporting processes.
Sales and Marketing Sales and marketing experience to provide expertise and guidance to grow sales and enhance our brand.

Human Capital / Compensation / Employee Development and Training
Experience attracting and retaining top talent to advise and oversee our people and compensation policies in our competitive environment.

Global Business Operations Experience and knowledge of global operations, business conditions and culture to advise and oversee our global business.
Risk Management Experience in risk oversight.
Regulatory / Government / Public Policy Experience in governmental and regulatory affairs.
Cybersecurity / Information Security / Privacy Expertise to oversee cybersecurity, information security, and privacy management.
Strategy / Business Development / M&A Experience creating long-term value through investment, acquisitions and growth strategies.
Corporate Governance Experience in corporate governance, compliance, policy, investor relations and creating long term sustainable value.

12	2025 Proxy Statement

Board of Directors and Corporate Governance
Nominees for Director

Donna Dubinsky Age: 69 Director Since: 2018 Independent Committees: Nominating and Corporate Governance Other Public Company Board Experience within Last 5 Years: None
Experience:
Ms. Dubinsky has served as a member of our board of directors since December 2018. From 2022 to 2023, Ms. Dubinsky served as a Senior Counselor to the U.S. Secretary of Commerce, Gina Raimondo. In 2005, Ms. Dubinsky co-founded Numenta, Inc. (“Numenta”), a machine intelligence company, where she served as Chief Executive Officer from 2005 to 2022 and as Board Chair from 2005 to 2024. Ms. Dubinsky also co-founded Handspring, Inc. (“Handspring”), a maker of personal digital assistants, and served as its President and Chief Executive Officer from 1998 to 2003 and as Acting Chief Financial Officer from 2002 to 2003. From 1992 to 1998, Ms. Dubinsky served as President and Chief Executive Officer of Palm Computing, Inc. (“Palm”), one of the first companies to develop and design handheld computers and smartphones. Since 2023, Ms. Dubinsky has served on the board of Natcast, Inc., a non-profit entity focused on semiconductor research, and she previously served on the board of Intuit Inc. and Yale University, including two years as Senior Fellow. Ms. Dubinsky holds a B.A. from Yale University and an M.B.A. from Harvard Business School.

Qualifications:
With her extensive experience founding and managing technology companies, including Palm, Handspring, and Numenta, Ms. Dubinsky brings to our board of directors experience as a successful entrepreneur with demonstrated expertise and knowledge in business strategy, innovation, executive leadership growth, an in-depth understanding of the technology landscape and valuable insight on growing a company from a start-up to a publicly traded company. Her experience working with the federal government adds depth to her understanding of governmental and regulatory affairs.

Deval Patrick
Age: 68
Director Since: 2021
Independent
Committees:
Nominating and Corporate Governance
Other Public Company Board
Experience within Last 5 Years:
Toast Inc. (2021-present)
Cerevel Therapeutics Holdings, Inc. (2021-2024)
American Well Corporation (2015-2019, 2020-2024)
Environmental Impact Acquisition Corp. (2021-2022)
Global Blood Therapeutics, Inc. (2015-2019, 2020-2022)

Experience:
Mr. Patrick has served as a member of our board of directors since January 2021. Since 2024, Mr. Patrick has served as Senior Partner at The Vistria Group, a leading impact investment firm, which he initially joined in 2024 as Senior Advisor. Since 2022, Mr. Patrick has served as the David R. Gergen professor of the practice of public leadership at the Harvard Kennedy School, where he also served as co-director of the Center for Public Leadership from 2022 until 2024. From 2021 to 2023, he served as a Senior Advisor to Bain Capital LLC (“Bain Capital”), where, from 2015 to 2019, he previously founded and served as Managing Partner of the Double Impact Fund, a growth equity fund focused on delivering competitive financial returns and positive social impact. Previously, from 2007 to 2015, Mr. Patrick served as Governor of the Commonwealth of Massachusetts. Mr. Patrick holds an A.B. from Harvard College and a J.D. from Harvard Law School.

Qualifications:
With his extensive experience in leadership roles in both the public and private sectors, including as Governor as the Commonwealth of Massachusetts and as an advisor to Bain Capital, Mr. Patrick brings to our board of directors expertise in leadership, public policy, investment, and the economy. Mr. Patrick also has experience serving on boards of directors of public companies across the biopharmaceutical, healthcare and technology industries, which provides valuable insight into oversight of risk management and regulatory compliance.

2025 Proxy Statement	13

Board of Directors and Corporate Governance

Miyuki Suzuki
Age: 64
Director Since: 2022
Independent
Committees:
Compensation and Talent Management
Other Public Company Board Experience within Last 5 Years:
Sandisk Corporation (2025-present)
Western Digital Corporation (2021-2025)

Experience:
Ms. Suzuki has served as a member of our board of directors since August 2022. From 2015 to 2021, Ms. Suzuki served in senior executive roles at Cisco Systems, Inc. (“Cisco”), a networking technology company, including as President, Asia Pacific, Japan and China from 2018 to 2021. From 2011 to 2015, Ms. Suzuki served as President and Chief Executive Officer of Jetstar Japan Co., Ltd, a low-cost airline. Prior to that, from 2007 to 2011, Ms. Suzuki served as President and Vice Chairman of KVH Co. Ltd. (“KVH Telecom”), a Japanese telecommunications and IT services company. Prior to that, from 2004 to 2006, Ms. Suzuki served as the Chief Executive Officer of Lexis Nexis Asia Pacific, a legal information company, and from 2002 to 2004, she served as an Executive Vice President and Head of Consumer Business of Japan Telecom Co. Ltd (“Japan Telecom”), which is now part of Softbank Telecommunications. Ms. Suzuki holds an honors degree in History from Oxford University.

Qualifications:
With her extensive experience in management roles at multinational companies in the technology, telecommunication and networking industries, including as a senior executive at Cisco, KVH Telecom and Japan Telecom, Ms. Suzuki brings to our board of directors a critical understanding of our industry and the operational, regulatory and cybersecurity risks and challenges we face. Ms. Suzuki also has deep expertise in global operations and markets as well as experience managing a global workforce, all of which provides our board of directors with a valuable perspective as we continue to expand internationally. Ms. Suzuki also has a valuable understanding of public company governance from her public company board experience.

14	2025 Proxy Statement

Board of Directors and Corporate Governance
Continuing Directors

Charles Bell Age: 67 Director Since: 2023 Independent Committees: Audit Other Public Company Board Experience within Last 5 Years: None
Experience:
Mr. Bell has served as a member of our board of directors since March 2023. Since 2021, Mr. Bell has served as Executive Vice President, Security, Compliance, Identity, and Management for Microsoft, Inc. (“Microsoft”), a global software and technology company. From 1998 to 2021, Mr. Bell served in several roles at Amazon.com, Inc. (“Amazon”), an e-commerce and cloud computing company, including as Senior Vice President of Utility Computing from 2016 to 2021, Vice President of Utility Computing from 2005 to 2016, Vice President of eCommerce Platform from 2003 to 2005, and Vice President of Infrastructure from 1998 to 2003. Mr. Bell holds a B.A. in Business Administration, Information Systems Concentration from California State University, Fullerton.

Qualifications:
With his extensive experience in internet information technology, platform software, cloud computing and cybersecurity, including as Executive Vice President, Security, Compliance, Identity and Management at Microsoft, and as the former Senior Vice President of Utility Computing responsible for Amazon Web Services at Amazon, Mr. Bell brings a deep understanding of the technology industry and significant cybersecurity expertise to our board of directors. From his experience in executive leadership roles at multinational companies, Mr. Bell also brings a critical understanding of financial, operational, risk management, and regulatory compliance issues.

Jeff Epstein
Age: 68
Director Since: 2017
Independent
Committees:
Audit (Chair)
Compensation and Talent Management
Other Public Company Board Experience within Last 5 Years:
AvePoint, Inc. (2021-present)
Okta, Inc. (2021-present)
Couchbase, Inc. (2015-present)
Poshmark, Inc. (2018-2023)
Shutterstock, Inc. (2012-2021)

Experience:
Mr. Epstein has served as a member of our board of directors since July 2017. Mr. Epstein is an Operating Partner at Bessemer Venture Partners, a venture capital firm, which he joined in 2011. Prior to Bessemer Venture Partners, Mr. Epstein served as Chief Financial Officer of several public and private companies, including Oracle Corporation (“Oracle”), an enterprise software company, and DoubleClick Inc. (“DoubleClick”), an internet advertising company, which was acquired by Google LLC. Mr. Epstein holds a B.A. from Yale University and an M.B.A. from Stanford University.

Qualifications:
With his extensive experience as an investor, director and senior financial executive at public and private companies, including as Chief Financial Officer at Oracle and DoubleClick, and as Operating Partner at Bessemer Venture Partners, Mr. Epstein brings to our board of directors in-depth knowledge of the complex accounting, financial and operational issues facing large global companies, with particular expertise in the software industry, and an understanding of accounting principles and financial reporting rules and regulations. In addition, Mr. Epstein’s service on several boards of directors and audit committees of other publicly traded companies give him significant insight into the preparation of financial statements and knowledge of audit procedures as well as risk management oversight.

2025 Proxy Statement	15

Board of Directors and Corporate Governance

Jeffrey Immelt
Age: 69
Director Since: 2019
Independent
Committees:
Compensation and Talent Management (Chair)
Other Public Company Board Experience within Last 5 Years:
NeueHealth, Inc. (formerly Bright Health Group, Inc.) (2020-present)
Bloom Energy Corporation (2019-present)
Desktop Metal, Inc. (2018-present)
Hennessy Capital Investment Corp. V (2021-2022)
Tuya Inc. (2021-2022)

Experience:
Mr. Immelt has served as a member of our board of directors since June 2019. Mr. Immelt is a venture partner of New Enterprise Associates (“NEA”), a venture capital firm, which he joined in 2018. From 2001 to 2017, Mr. Immelt served as Chairman and Chief Executive Officer of General Electric Company (“General Electric”). Prior to being appointed Chief Executive Officer, Mr. Immelt held several global leadership roles at General Electric from 1982 to 2000. Mr. Immelt serves on the boards of directors of certain of NEA’s portfolio companies and previously served as a director of the Federal Reserve Bank of New York, as chairman of the U.S. Presidential Council on Jobs and Competitiveness and as a trustee of Dartmouth College. He holds a B.A. in Applied Mathematics from Dartmouth College and an M.B.A. from Harvard University.

Qualifications:
With his extensive experience as a chief executive and director of global businesses, including as the former Chief Executive Officer and Chairman of General Electric, Mr. Immelt brings to our board of directors a deep expertise in global business and financing strategy, as well as insight into managing all aspects of a multinational business, including operations, sales and marketing, human capital management, executive compensation, and global markets. In addition, Mr. Immelt’s extensive public company board experience gives Mr. Immelt a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters. As a partner of a venture capital firm, Mr. Immelt also brings knowledge of the current landscape of emerging technologies and companies in our industry.

Erika Rottenberg Age: 62 Director Since: 2016 Independent Committees: Nominating and Corporate Governance (Chair) Other Public Company Board Experience within Last 5 Years: Wix.com Ltd. (2014-2020)
Experience:
Ms. Rottenberg has served as a member of our board of directors since June 2016. From March 2022 to December 2023, Ms. Rottenberg served as a Strategic Advisor at the Chan Zuckerberg Initiative, a philanthropic initiative, after having served as its Vice President and General Counsel from 2018 to 2022. From 2008 to 2014, Ms. Rottenberg served as Vice President, General Counsel and Secretary at LinkedIn Corporation (“LinkedIn”), a professional networking company. From 2004 to 2008, Ms. Rottenberg served as Senior Vice President, General Counsel and Secretary at SumTotal Systems, Inc., a talent management enterprise software company. From 1996 to 2002, Ms. Rottenberg served in several roles at Creative Labs, Inc., a computer peripheral and digital entertainment product company, including as Vice President, Strategic Development and General Counsel. From 1993 to 1996, Ms. Rottenberg served as an attorney at Cooley LLP, a law firm, specializing in corporate and employment law. Ms. Rottenberg holds a B.S. in Special and Elementary Education from the State University of New York at Geneseo and a J.D. from the University of California, Berkeley School of Law, formerly known as Boalt Hall School of Law.

Qualifications:
With her extensive experience as an executive and director of private and public technology companies, including as General Counsel of LinkedIn, Ms. Rottenberg brings to our board of directors expertise in corporate governance, risk management oversight, business operations, and legal and compliance matters, including privacy, security and intellectual property. Ms. Rottenberg has a deep understanding of the complex legal, regulatory and corporate governance issues that we face as a global, publicly traded technology company.

16	2025 Proxy Statement

Board of Directors and Corporate Governance

Khozema Shipchandler Age: 51 Director Since: 2024 Committees: None Other Public Company Board Experience within Last 5 Years: Smartsheet Inc. (2023-2025)
Experience:
Mr. Shipchandler has served as our Chief Executive Officer and as a member of our board of directors since January 2024. Prior to that, Mr. Shipchandler served as our President, Twilio Communications from March 2023 to January 2024, as our Chief Operating Officer from 2021 to 2023, and as our Chief Financial Officer from 2018 to 2021. From 2015 to 2018, Mr. Shipchandler served as Chief Financial Officer and Executive Vice President of Corporate Development at GE Digital, an operational technology and infrastructure software company that is a division of General Electric, a multinational conglomerate. From 1996 to 2015, Mr. Shipchandler served in various executive roles at General Electric, including as Chief Financial Officer, Middle East, North Africa and Turkey from 2011 to 2013. Mr. Shipchandler holds a B.A. in English and Biology from Indiana University Bloomington.

Qualifications:
With over 25 years of experience growing businesses and driving financial performance across global, public organizations, Mr. Shipchandler brings to our board of directors significant operational and financial leadership skills and expertise, particularly related to companies in the technology and software industry. He also brings a deep and valuable understanding of Twilio’s business, operations and culture, having served in key senior executive roles at Twilio since 2018.

Andrew Stafman Age: 37 Director Since: 2024 Independent Committees: Audit Other Public Company Board Experience within Last 5 Years: None
Experience:
Mr. Stafman has served as a member of our board of directors since March 2024. Mr. Stafman has been a partner at Sachem Head Capital Management LP, a value-oriented investment management firm based in New York, since 2013. Prior to Sachem Head, Mr. Stafman worked as an Associate at Silver Lake Partners, a global private equity firm focused on technology-enabled investments. Mr. Stafman holds a B.S. in Economics, with a concentration in Finance, from The Wharton School at the University of Pennsylvania.

Qualifications:
During his time at Sachem Head, Mr. Stafman has led prominent activist positions and software related investments. He previously worked in private equity at Silver Lake Partners. Mr. Stafman has extensive knowledge of corporate strategy in finance and corporate governance matters as a result of his investment and private equity background.

2025 Proxy Statement	17

Board of Directors and Corporate Governance
Director Independence
Our Class A common stock (“common stock”) is listed on the New York Stock Exchange (“NYSE”). Under the listing standards of the NYSE (the “NYSE Listing Standards”), independent directors must comprise a majority of a listed company’s board of directors. In addition, the NYSE Listing Standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the NYSE Listing Standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company).
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE Listing Standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the NYSE Listing Standards.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. Bell, Epstein, Immelt, Patrick and Stafman (and Mr. Deeter during his board service), and Mses. Dubinsky, Rottenberg and Suzuki do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the NYSE Listing Standards. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” None of our non-employee directors have been employed by our company over the last five years.
Board Leadership Structure
Our board of directors periodically reviews its leadership structure. In January 2024, our board of directors decided that it would be in the best interests of our company and our stockholders to separate the positions of board chair and Chief Executive Officer. As a result, the roles are currently separated, and Mr. Epstein, an independent director, serves as board chair. We believe that the structure of our board of directors, with Mr. Shipchandler acting as Chief Executive Officer, Mr. Epstein acting as board chair, and all-independent committees overseeing our company’s operations, risks, performance and strategy, provides the most effective governance framework at this time and allows us to benefit from Mr. Epstein’s independent oversight, while enabling Mr. Shipchandler to focus his attention on our business operations and strategy. We believe that an independent board chair helps further facilitate relations between our board of directors, our Chief Executive Officer and other senior management, assists our board of directors in reaching consensus on particular strategies and policies, fosters robust evaluation processes, and efficiently allocates oversight responsibilities between the independent directors and management.
In accordance with our corporate governance guidelines, if our board chair were not an independent director, our board of directors would appoint an independent director to serve as lead independent director.
Independent Board Chair
As board chair, Mr. Epstein presides over meetings of our board of directors, works with senior management to prepare agendas for such meetings, serves as a liaison to facilitate and promote communication between senior management and the board of directors, leads engagement with stockholders on behalf of the board, assists in the board’s oversight of key governance matters, and undertakes such additional duties as the board of directors determines.
Mr. Epstein is an experienced director who has served as an empowered, independent voice on our board of directors since 2017. Having served as our lead independent director and chair of our audit committee, he possesses an in-depth knowledge of our company’s strategy, operations and risks, as well as the demonstrated leadership and relationships to render him an effective liaison with senior management and a respected, expert leader on our board of directors. We believe our company and our stockholders also benefit from Mr. Epstein’s extensive outside expertise and perspective, having served for many years in senior management and board leadership roles at numerous other public companies.

18	2025 Proxy Statement

Board of Directors and Corporate Governance
Independent Directors and Committees
Our board of directors believes that Mr. Epstein is a strong and effective board chair, serving as an independent voice at the forefront of our leadership structure.
Our independent directors regularly meet in executive sessions led by the board chair after meetings of the board of directors and committees, as needed. These executive sessions allow our independent directors to discuss, without management present, our strategy, the performance and compensation of our Chief Executive Officer and other senior management, effectiveness of our board of directors, and other matters.
Only independent directors serve on the audit committee, the nominating and corporate governance committee and the compensation committee, which we believe provides strong independent leadership and oversight for each of these committees. As a result of the board of directors’ committee system, the independence of our board chair and the existence of a significant majority of independent directors, our board of directors believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, stockholder outreach efforts, and corporate governance programs.
Board and Committee Meetings
Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors currently consists of nine members.
During 2024, our board of directors held nine meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although our corporate governance guidelines do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All members of our board of directors then serving in such capacity attended our 2024 annual meeting of stockholders.
Board Committees and Responsibilities
Our board of directors has established an audit committee, a compensation and talent management committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Board of Directors	Independent	Audit Committee	Compensation and Talent Management Committee	Nominating and Corporate Governance Committee
Charles Bell
Donna Dubinsky
Jeff Epstein
Jeffrey Immelt
Deval Patrick
Erika Rottenberg
Khozema Shipchandler
Andrew Stafman
Miyuki Suzuki

Independent Director	Committee Member	Committee Chair

2025 Proxy Statement	19

Board of Directors and Corporate Governance

Audit Committee	MEMBERS
Our audit committee consists of Messrs. Epstein, Bell and Stafman, with Mr. Epstein serving as chair. Mr. Epstein has extensive experience as a Chief Financial Officer, including at Oracle and DoubleClick. Each member of our audit committee meets the requirements for independence under the NYSE Listing Standards and Securities and Exchange Commission (“SEC”) rules (and Mses. Dubinsky and Rottenberg met such requirements during their service on our audit committee). Each member of our audit committee also meets the financial literacy and sophistication requirements of the NYSE Listing Standards (and Mses. Dubinsky and Rottenberg met such requirements during their service on our audit committee). In addition, our board of directors has determined that Mr. Epstein is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
No member of our audit committee may simultaneously serve on the audit committee of more than three public companies unless our board of directors determines that such simultaneous service would not impair the ability of such member to effectively serve on our audit committee.
Our audit committee, among other things:
•
selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
helps to ensure the independence and performance of the independent registered public accounting firm;
•
discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•
develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviews (i) the framework and processes by which management assesses the Company’s risk profile and risk exposure, (ii) our major risk exposures, including financial, accounting, tax, operational, privacy, information and data security, cybersecurity, competition, legal and regulatory, and (iii) the Company’s processes to monitor and mitigate such exposures;
•
evaluates and discusses with management our risks, controls and procedures related to privacy, cybersecurity and information and technology security and related disclosure;
•
reviews related party transactions;
•
maintains our code of conduct and considers questions of conflicts of interest; and
•
approves or, as required, pre-approves, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the NYSE Listing Standards. A copy of the charter of our audit committee is available on our website at https://investors.twilio.com.
Our audit committee held eight meetings during 2024.
Jeff Epstein (Chair) Charles Bell Andrew Stafman INDEPENDENCE 100% MEETINGS IN 2024 8

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Board of Directors and Corporate Governance

Compensation and Talent Management Committee	MEMBERS
Our compensation committee consists of Messrs. Immelt and Epstein and Ms. Suzuki, with Mr. Immelt serving as chair. Each member of our compensation committee meets the requirements for independence under the NYSE Listing Standards and SEC rules. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee, among other things:
•
reviews, determines, and approves, or makes recommendations to our board of directors regarding, the compensation of our executive officers;
•
oversees the evaluation of our management;
•
reviews corporate succession plans for our executive officers;
•
administers our stock and equity compensation plans;
•
reviews and approves, or makes recommendations to our board of directors, regarding incentive compensation and equity compensation plans;
•
establishes and reviews general policies relating to compensation and benefits of our employees; and
•
reviews and discusses with management our human capital management activities, including, among other things, matters relating to talent management and development, talent acquisition, employee engagement, and culture and inclusion.
Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the NYSE Listing Standards. A copy of the charter of our compensation committee is available on our website at https://investors.twilio.com.
Our compensation committee held six meetings during 2024.
Jeffrey Immelt (Chair) Miyuki Suzuki Jeff Epstein INDEPENDENCE 100% MEETINGS IN 2024 6

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Board of Directors and Corporate Governance

Nominating and Corporate Governance Committee	MEMBERS
Our nominating and corporate governance committee consists of Mses. Rottenberg and Dubinsky and Mr. Patrick, with Ms. Rottenberg serving as chair. Each member of our nominating and corporate governance committee meets the requirements for independence under the NYSE Listing Standards and SEC rules (and Mr. Deeter met such requirements during his service on our nominating and corporate governance committee). Our nominating and corporate governance committee, among other things:
•
identifies, evaluates and selects, or makes recommendations to our board of directors regarding, nominees for election to our board of directors;
•
considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;
•
reviews and assesses the adequacy of our corporate governance guidelines and policies and practices and recommends any proposed changes to our board of directors;
•
oversees and periodically reviews our environmental, social and governance activities and programs; and
•
evaluates the performance of our board of directors and of individual directors.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable NYSE Listing Standards. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investors.twilio.com.
Our nominating and corporate governance committee held four meetings during 2024.
Erika Rottenberg (Chair) Donna Dubinsky Deval Patrick INDEPENDENCE 100% MEETINGS IN 2024 4

22	2025 Proxy Statement

Board of Directors and Corporate Governance
Director Selection and Board Evaluation
Identifying and Evaluating Director Nominees
The board of directors has delegated to the nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to the board of directors (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the committee’s charter. The nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees, including retaining a third-party search firm from time to time to identify and review candidates for membership on our board of directors. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors.
On March 2024, we entered into a cooperation agreement (the “Cooperation Agreement”) with Sachem Head Capital Management LP and certain of its affiliates (collectively, “Sachem Head”). Pursuant to the Cooperation Agreement, our board of directors appointed Andrew Stafman to the board of directors as a Class II director in March 2024 and Mr. Stafman was re-elected as a director by our stockholders at our 2024 annual meeting of stockholders.
The Cooperation Agreement provides for customary director replacement rights, pursuant to which we and Sachem Head have agreed to cooperate to select a successor director in the event Mr. Stafman ceases to serve as a director. Our obligation with respect to the replacement of Mr. Stafman upon departure from the board of directors terminates in certain circumstances, including if Sachem Head’s aggregate net long position in the Company falls below 50% of its beneficial ownership of our outstanding shares of common stock as of the date of the Cooperation Agreement.
The Cooperation Agreement will remain effective until the later of (i) 30 calendar days after the date on which Mr. Stafman (or any replacement director) has ceased to serve on our board of directors and (ii) one calendar day following the conclusion of the Annual Meeting. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 1, 2024, and is incorporated by reference herein.
Minimum Qualifications and Membership on other Boards
We have a highly effective and engaged board of directors, and members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings and are encouraged to attend our annual meetings of stockholders. The board of directors does not believe that explicit limits on the number of other boards of directors on which the directors may serve, or on other activities the directors may pursue, are appropriate. Rather, we believe that our directors’ service on other companies’ boards enables them to contribute valuable knowledge and perspective to our board of directors. Nonetheless, the board of directors recognizes that carrying out the duties of a director requires a significant commitment of time and attention, and excessive time commitments—whether other board service or otherwise—may interfere with the ability to fulfill our board of director responsibilities. Our corporate governance guidelines require directors to notify the chair of the nominating and corporate governance committee in connection with an invitation to join the board of directors of another company, whether public or private. Directors must also regularly update the Company regarding directorships and similar positions, so that the potential for conflicts or other factors that may compromise a director’s ability to perform their duties may be fully assessed.
Our board of directors has delegated to our nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to our board of directors (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the nominating and corporate governance committee’s charter. Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees, which may include consultation with a third-party search firm, and considers all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating and corporate governance committee considers the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. We seek to have a board composed of highly qualified directors representing a diverse range of expertise, backgrounds, and perspectives, and we

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Board of Directors and Corporate Governance
require that the nominating and corporate governance committee (and any third-party search firm that it engages) include, in each initial director search pool, qualified candidates who reflect diverse backgrounds, including diversity of gender and race/ethnicity. While we strive for a diverse mix of candidates and perspectives, all decisions are made without regard to gender, race/ethnicity, or other protected characteristics and we do not maintain a policy with respect to any specific number of diverse individuals on our board of directors. We do not utilize term or age limits, as our board of directors does not believe that arbitrary limits on the number of consecutive terms a director may serve or on a director’s age are appropriate in light of the substantial benefits resulting from a sustained focus on the Company’s business, strategy and industry over a significant period of time. Some of the qualifications that our nominating and corporate governance committee considers include:
•	integrity, judgment and adherence to high personal ethics and character;
•
demonstrated achievement and competence in their fields, business acumen, understanding of our business and industry, the ability to offer advice and guidance to our management team, the ability to make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a director;

•	diversity in breadth and quality of experience, personal and professional experience, expertise, and other qualities and attributes;
•	skills, education and expertise;
•	independence and potential conflicts of interest; and
•	the scope and breadth of other commitments.
In addition to the above criteria, our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, to be in our and our stockholders’ best interests.
Our nominating and corporate governance committee reviews the totality of the circumstances of each nominee and each board member to assess the ability of such individuals to devote the requisite time to fulfilling the responsibilities of service on our board of directors and applicable committees. Our nominating and corporate governance committee evaluates many factors when assessing the effectiveness and active involvement of each director, including the director’s attendance at board and committee meetings, participation and level of engagement during these meetings, the director’s other time commitments, the role played by the director on our board of directors and on any other boards, including committee membership and chair designation, and the experience and expertise of the director, including both relevant industry experience and service on other public company boards, which may enable the director to serve on multiple boards effectively.
Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of directors and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.
Board Evaluation
Annually, our nominating and corporate governance committee works with an outside advisor to conduct a comprehensive evaluation of our board of directors, its committees and its individual members. The evaluation aims (i) to find opportunities where our board of directors and committees can improve their performance and effectiveness, (ii) to assess any need to evolve the composition and expertise of our board of directors and (iii) to assure that our board of directors and committees are operating in accordance with our corporate governance guidelines and committee charters. The collection of information is facilitated by an outside advisor to preserve integrity and anonymity of the members of our board of directors and the Company’s senior executives.
The nominating and corporate governance committee is responsible for designing the evaluation process and establishing the evaluation criteria. During the evaluation process, the outside advisor collects feedback from each director and members of our senior management team, and then the results of the evaluation and any recommendations for improvement are provided to our nominating and corporate governance committee and our board of directors. The board of directors and senior executives of the Company review and discuss the evaluation results and any actions to be taken as a result of the discussion. Our board of directors, including our nominating and corporate governance committee, uses the results to inform board and committee composition, including considering the attributes and experience that are criteria for membership on our board of directors, and to address the evolving needs of our company.

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Board of Directors and Corporate Governance
Board’s Role in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cybersecurity, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations as part of our enterprise risk management (“ERM”) approach. Management is responsible for the day-to-day oversight and management of risks we face, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In addition, every employee is required to complete data privacy, cybersecurity and code of conduct training upon joining our company and each year thereafter. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed. As part of this approach, our board considers both the materiality of a risk and its immediacy in making strategic decisions and helping management to prioritize resources.

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Board of Directors and Corporate Governance
Cybersecurity and Information Security Risk Oversight
Our board of directors recognizes the critical importance of maintaining the trust and confidence of our customers, business partners and employees. Our board of directors is actively involved in oversight of our risk management program, and cybersecurity represents an important component of our overall approach to ERM. Our board of directors’ oversight of cybersecurity risk is supported by our audit committee, which regularly interacts with our ERM function, our Chief Digital Officer, our Chief Information Security Officer, other members of management, and relevant committees and working groups in its oversight of cybersecurity-related risks. Our board of directors has previously received quarterly updates from our audit committee on ERM and cybersecurity risks after the audit committee is updated by management. As a reflection of the importance we place on managing and overseeing cybersecurity risk, our management now provides quarterly updates directly to the board of directors starting in 2025.
Our board of directors, in coordination with our audit committee, is responsible for monitoring and assessing strategic risk exposure. Our audit committee receives regular presentations and reports on cybersecurity risks, which address a wide range of topics including recent developments, evolving standards, vulnerability assessments, third-party and independent reviews, the threat environment, technological trends and information security considerations arising with respect to our peers and third parties, and risks relating to cybersecurity incidents.
Our Commitment to Responsible Business Practices
We recognize the impact that we can have on our surrounding community and environment, and we are committed to being a responsible corporate citizen. We also value our employees and recognize the critical roles that they play in our overall success and achieving the long-term goals of our company and stockholders. The following summarizes some of the ways in which we foster positive impact in our communities and for our stakeholders.
Board Oversight of Our Responsible Business Practices
We are committed to sound governance and oversight of our impact on the communities where we operate and the environment. Our board of directors has delegated formal oversight of these responsible business practices to our nominating and corporate governance committee. Our audit committee and compensation committee also play key roles in related risk oversight.
•
Our nominating and corporate governance committee has primary responsibility for oversight of our environmental, social and governance activities and programs. Members of our management provide our nominating and corporate governance committee with formal updates on such matters.

•
Our audit committee provides oversight of our enterprise risk management framework and processes. Our audit committee also oversees matters related to privacy, AI, cybersecurity, and information and technology security, including reviewing the adequacy of the company’s policies and processes and internal controls related to those matters, and oversees any sustainability-related disclosure that we may be required to make under applicable law.

•
Our compensation committee oversees a range of human capital management activities and disclosure of such matters, including relating to talent acquisition, talent management and development, employee engagement, and culture and inclusion.

Environmental
We recognize the impact that companies can have on the environment and our goal is to limit our environmental impact and to carry out our business activities in a sustainable manner. We are working to integrate sustainability initiatives into our business practices by: (i) evaluating energy conservation initiatives and renewable energy purchases to improve energy efficiency of our operations; (ii) working with our data center and cloud computing partners to measure our emissions; working to minimize data center energy use by utilizing containerization, server virtualization, selecting efficient equipment that meets environmental industry standards, and streamlining our code to reduce energy consumption; additionally, some of our co-location and cloud computing partners have established 100% renewable energy goals; (iii) managing our business travel and educating our suppliers on sustainability; (iv) monitoring our water usage and creating a systematic global approach to responsibly dispose of our electronic waste, including through participation in vendor buy-back programs or e-cycling; and (v) fostering the promotion of conservation by recycling, composting, and source reduction in all of our offices globally.

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Board of Directors and Corporate Governance
Social Impact of Product Portfolio
We support nonprofits tackling complex social problems. Twilio.org, the social impact arm of our company (and not a separate legal entity), provides nonprofits with digital technology at a reduced rate and offers grant funding to help organizations scale their missions. Whether it is fueling the technology behind crisis hotlines or building video applications that connect teachers and students for distance learning, our nonprofit partners are creating impact at scale through communication. In 2024, more than 25,000 social impact organizations leveraged Twilio products and funding to reach over 716 million people worldwide.
Community Involvement and Philanthropy
We believe communications play a critical role in solving some of the world’s toughest social challenges—it is the foundation for engaging individuals or communities and guiding them toward the resources they need. Nonprofits are meeting the increased demand for their support through communication technology, and in doing so are helping more individuals build long-term wellbeing and helping communities recover from humanitarian crises.
Through Twilio.org, we donate and sell our products at a reduced rate to nonprofits and offer grant funding to help scale these organizations’ missions. In 2015, we reserved 1% of our common stock to fund Twilio.org. As of December 31, 2024, 353,633 shares of our common stock were set aside to fund Twilio.org. In addition to supporting organizations through our technology, we engage our employees through year-round volunteering opportunities, paid volunteer time off, and skills-based activities that leverage our employees’ unique skills. One form of employee volunteering is the WePledge 1% program that Twilio.org launched in 2019. WePledge 1% is our volunteer impact and giving program in which employees can voluntarily pledge to give 1% of their own time, income, or equity (or a combination of all) to causes that resonate with them. In 2024, over 57% of our employees volunteered or donated.
Customer Protection, Data Privacy and Data Security
We are committed to protecting the privacy and data of our customers and users. We have implemented policies and procedures that facilitate compliance with applicable privacy laws and work to use privacy by design in our review and development processes.
In 2018, we obtained approval for Binding Corporate Rules—considered one of the highest global standards for data protection. Our Binding Corporate Rules codify our guiding principles and approach to compliance with data protection laws when processing personal information. We are also certified to the Asia-Pacific Economic Cooperation Cross Border Privacy Rules and the European Union-United States Data Privacy Framework.
We have proactively taken steps to provide increased visibility to the Twilio community around government requests received for customer information by municipal, state, provincial and federal governments globally. We do this by publishing semi-annual transparency reports. Our transparency reports document how many government requests for information we receive, how we respond, and how often we are permitted by law to notify our customers of these requests.
We train employees on policies and procedures for secure data handling and use physical and procedural safeguards to help keep our facilities and equipment secure. All of our employees and contractors are required to complete data privacy and cybersecurity training each year.
Culture and Inclusion
We are committed to an inclusive workplace where all employees globally are valued for their contributions and are empowered to build their career and have an impact at Twilio.
We are an equal opportunity employer and are committed to ensuring that everyone is treated with respect and has access to the opportunities, systems, and resources to do their best work—an imperative that is grounded in compliance with applicable law. We support all Twilions with a wide variety of professional development opportunities as a remote-first company that enables all employees to have an impact. We continue to invest in creating community and connection for all employees through employee resource groups, local hubs and international councils, all of which we believe help us achieve our goal of creating a connected, inclusive and high-performing workforce that serves our customers.
We believe this equips our employees to best serve our customers, meaningfully contribute to our overall success, and achieve the long-term goals of our company and stockholders.

2025 Proxy Statement	27

Board of Directors and Corporate Governance
Executive Talent Management and Succession Planning
Our board of directors values senior management development and views succession planning as critical to creating long-term stockholder value. In coordination with our Chief Executive Officer and other appropriate members of management, our compensation committee evaluates the performance of, and succession planning for, our management team, and reports its findings to our board of directors, works with the board of directors in evaluating potential management successors, and confers with the Chief Executive Officer to encourage our management team’s employee development programs. Our compensation committee also periodically reviews a succession plan for the Chief Executive Officer position, using formal criteria to evaluate potential successors, and reporting such information to the board of directors. In conducting its evaluation, the compensation committee considers current and future organizational needs, competitive challenges, leadership/ management potential and development and emergency situations.
In January 2024, Khozema Shipchandler was appointed Chief Executive Officer, an appointment which reflected the board's thoughtful and long-term approach to succession planning. Prior to this appointment, Mr. Shipchandler had been elevated to a series of senior executive roles with increasing responsibilities, including Chief Financial Officer in 2018, Chief Operating Officer in 2021, and as President of the Communications business unit in 2023.
Corporate Governance Policies
Corporate Governance Guidelines and Code of Conduct
Our board of directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. A copy of our corporate governance guidelines and code of conduct is available on our website at https://investors.twilio.com and may also be obtained without charge by contacting our Corporate Secretary at Twilio Inc., 101 Spear Street, Fifth Floor, San Francisco, California 94105. We intend to disclose any amendments to our code of conduct, or waivers of its requirements, on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements. During 2024, no waivers were granted from any provision of our code of conduct.
Compliance and Ethics
Our culture of integrity starts with our corporate governance guidelines and code of conduct, and includes efforts in risk assessment, development of policies, procedures, training, auditing, monitoring, investigations and remediation of potential compliance matters. We have also implemented mandatory anti-harassment, anti-corruption and anti-bribery training as well as more targeted compliance training aimed at addressing the compliance risks of specific roles and business functions.
Furthermore, in order to promote a high standard of ethical and professional conduct within our company, we have engaged with an impartial third party to administer an ethics reporting hotline where, as permitted by law, employees, contractors, customers and vendors may address any issues on a confidential and anonymous basis. Employees may choose the method with which they are most comfortable to discuss any issues or complaints, whether it is through their manager, our human resources partners, or the reporting hotline. In addition, our code of conduct applies to all of our employees, including our officers and board of directors. Violations of the code of conduct may result in disciplinary action, up to and including termination of employment.
Stockholder Recommendations and Nominations to the Board of Directors
Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Chief Legal Officer at Twilio Inc., 101 Spear Street, Fifth Floor, San Francisco, California 94105, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Under our fourth amended and restated bylaws (our “bylaws”), stockholders may also nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide proper written notice that sets forth all of the information required by our bylaws, as well as the additional information required by Rule 14a-19(b) under the Exchange

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Board of Directors and Corporate Governance
Act. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, as described below under the section titled “Procedural Matters—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals.”
Stockholder and Other Interested Party Communications
Our board of directors provides to every stockholder and any other interested parties the ability to communicate with the board of directors as a whole, with our non-management directors as a group, and with individual directors on the board of directors through an established process for stockholder communication. For a stockholder communication directed to the board of directors as a whole or to our non-management directors as a group, stockholders and other interested parties may send such communication via U.S. Mail or Expedited Delivery Service to: Twilio Inc., 101 Spear Street, Fifth Floor, San Francisco, California 94105, Attn: Chief Legal Officer.
For a stockholder or other interested party communication directed to an individual director, including our non-management directors, in his or her capacity as a member of the board of directors, stockholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Twilio Inc., 101 Spear Street, Fifth Floor, San Francisco, California 94105, Attn: [Name of Individual Director].
We encourage stockholders to email any such communications to us at legalnotices@twilio.com to help ensure prompt receipt. Our Chief Legal Officer, Chief Financial Officer, or a Vice President, Legal, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to our board chair.
Insider Trading Policy and Compliance
Our board of directors has adopted our Amended and Restated Policy on Insider Trading and Disclosure (our “Insider Trading Policy”) governing the purchase, sale, and/or other disposition of our securities by directors, officers, employees, and other covered persons. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.
From time to time, we repurchase our securities under our repurchase authorizations. In connection with such activities, we comply with all applicable securities laws.
Non-Employee Director Compensation
Non-Employee Director Compensation Policy
We have adopted a compensation policy for our non-employee directors (as amended and restated from time to time, the “Non-Employee Director Compensation Policy”) to attract, retain and award these individuals and align their long-term interests with those of our company and our stockholders. Our non-employee directors are paid in the form of restricted stock units (“RSUs”) only and do not receive cash compensation. Employee directors receive no additional compensation for their service as a director.
Decisions regarding the Non-Employee Director Compensation Policy are approved by our board of directors based on recommendations from our compensation committee. Our compensation committee conducts an annual evaluation of the design and competitiveness of our Non-Employee Director Compensation Policy in light of best practices, market trends and a competitive market analysis of data for our compensation peer group prepared by its compensation consultant, and makes appropriate recommendations to our board of directors with respect to the compensation of our non-employee directors.
During 2024, our compensation committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, as its independent compensation consultant to advise on, among other things, non-employee director compensation matters. In doing so, our compensation committee reviewed and considered a peer group compensation data analysis prepared by Compensia to understand market non-employee director compensation practices. Following a review and consideration of market data, our compensation committee recommended to our board of directors, and our board of directors approved, that non-employee director compensation would continue to be paid solely in the form of RSUs and the value of such non-employee director compensation would remain unchanged from 2023 levels, except that our Non-Employee Director Compensation Policy was amended in light of our newly created independent board chair role to add an annual equity retainer for such role having a value of $75,000.

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Board of Directors and Corporate Governance
For purposes of the amounts described in this section, the values are calculated as set forth in the Non-Employee Director Compensation Policy. For the aggregate grant date fair value of the RSUs awarded to the non-employee directors in 2024, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), please see “2024 Non-Employee Director Compensation Table” below.
Annual Equity Grant and Annual Equity Retainer
For 2024, our non-employee directors received compensation in the form of RSUs only. Pursuant to our Non-Employee Director Compensation Policy, each non-employee director who continues as a member of our board of directors following each annual meeting of stockholders receives a grant of RSUs having a value of $250,000 (the “Annual Equity Grant”).
Each non-employee director also receives an annual equity retainer for board and committee membership, the values of which are as set forth below. The aggregate amount that each non-employee director receives for such director’s membership on our board of directors, as a member or chair of a committee, or as the independent board chair or lead independent director, is referred to as the “Annual Equity Retainer”.

Annual Equity Retainer for Board Membership (the “Annual Board Retainer”)(1)		$45,000
Additional Annual Equity Retainer for Independent Board Chair(1)		$75,000
Additional Annual Equity Retainer for Lead Independent Director		$30,000

Additional Annual Equity Retainer for Committee Membership:	Chair Retainer	Member Retainer
Audit Committee	$26,000	$13,000
Compensation and Talent Management Committee	$20,000	$10,000
Nominating and Corporate Governance Committee	$12,000	$6,000

(1)
In April 2025, our compensation committee conducted a review with Compensia of peer company board compensation trends, and our Non-Employee Director Compensation Policy was amended as follows: (i) the Annual Board Retainer was increased from $45,000 to $60,000 and (ii) the additional annual equity retainer for independent board chair was increased from $75,000 to $100,000.

The Annual Equity Grant and Annual Equity Retainer are granted in four quarterly installments over the course of the year that commences on the date of each annual meeting of stockholders, with such grants to be made on each of September 15, December 15, March 15, and the earlier of (i) June 15 or (ii) the day that is immediately prior to the next subsequent annual meeting of stockholders (each such date, a “Quarterly Date,” and each such grant, a “Quarterly Grant”). The value of each Quarterly Grant is equal to the value of the portion of the Annual Equity Retainer and Annual Equity Grant applicable to the period beginning on the day after the immediately preceding Quarterly Date and ending on the then-current Quarterly Date (the “Quarterly Period”), based on the board and committee roles held by the non-employee director during such Quarterly Period. The number of RSUs granted for each Quarterly Grant is determined by dividing the applicable values by the average closing market price on NYSE of one share of our common stock over the trailing 30-day period ending five business days before the effective date of the applicable grant, rounded down to the nearest whole share. Each Quarterly Grant is fully vested upon the date of grant.
Initial Equity Grants
Our Non-Employee Director Compensation Policy during 2024 provided that, upon initial election to our board of directors, each non-employee director would be granted RSUs having a value of $575,000 (the “Initial Equity Grant”). The Initial Equity Grant vests in equal annual installments over three years, subject to continued service as a director through the applicable vesting dates; provided, however, that if a non-employee director is elected on a date other than at the annual meeting of stockholders, one-third of such value is pro-rated by the amount of time between such election and the next annual meeting of stockholders and such pro-rated portion vests on the day prior to the next annual meeting of stockholders (the “Initial Vesting Date”), with the other two-thirds vesting annually on the one and two-year anniversaries of the Initial Vesting Date over the following two years following such Initial Vesting Date.

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Board of Directors and Corporate Governance
During 2024, the number of RSUs for the Initial Equity Grant was determined by dividing the applicable value by the average closing market price on NYSE of one share of our common stock over the trailing 30-day period ending five business days before the effective date of the grant, rounded down to the nearest whole share.
Other Non-Employee Director Compensation Terms
Awards granted under our Non-Employee Director Compensation Policy are subject to full accelerated vesting upon a “sale event,” as defined in our 2016 Stock Option and Incentive Plan (as amended and restated, the “2016 Plan”).
Our Non-Employee Director Compensation Policy also provides that, pursuant to the 2016 Plan, the aggregate amount of compensation, including both equity compensation and cash compensation but excluding expense reimbursement, paid to any non-employee director in a calendar year will not exceed $750,000 (or such other limit as may be set forth in the 2016 Plan or any similar provision of a successor plan).
We also reimburse all reasonable out-of-pocket expenses incurred by our non-employee directors for their attendance at meetings of our board of directors or any committee thereof.
Non-Employee Directors’ Deferred Compensation Program
In July 2017, we implemented a Non-Employee Directors’ Deferred Compensation Program to offer our non-employee directors the ability to defer the receipt of any RSUs granted to them from Initial Equity Grants or Annual Equity Grants under the 2016 Plan. In advance of an award of RSUs and in compliance with the program’s requirements, a non-employee director may elect to defer the receipt of all of his or her RSUs until the earliest of (i) 90 days after such non-employee director ceases to serve as a member of our board of directors; (ii) the consummation of a “sale event”; or (iii) 90 days after the non-employee director’s death (such earliest date, the “Payment Event”). Upon the vesting of the RSUs, any amounts that would otherwise have been paid in shares of our common stock will be converted into deferred stock units (“DSUs”) on a one-to-one basis and credited to the non-employee director’s deferral account. The DSUs will be paid in shares of our common stock on a one-to-one basis in a single lump sum (and will cease to be held in the non-employee director’s deferred account) as soon as practicable following the Payment Event.
Death Equity Acceleration Policy
See “Executive Compensation—Other Compensation Policies and Practices—Death Equity Acceleration Policy” for a discussion of the treatment of equity awards upon the termination due to death of an employee’s or non-employee director’s employment or other service relationship with us or any of our subsidiaries.
Stock Ownership Policy
In April 2018, we adopted a stock ownership policy for our non-employee directors, which was amended and restated in September 2020 and March 2022. Our stock ownership policy (as amended, the “Stock Ownership Policy”), requires our non-employee directors to acquire and hold a number of shares of our common stock equal in value to five times the Annual Board Retainer (as then in-effect). We only count directly and beneficially owned shares, in addition to shares underlying vested RSUs that are held or deferred. We do not count shares underlying vested and unexercised in-the-money stock options, unvested options, unvested RSUs or other unvested equity awards. Each non-employee director has five years from the later of his or her initial election to the board of directors or from the effective date of the Stock Ownership Policy to attain the required ownership level. As of December 31, 2024, all of our non-employee directors are in compliance with our Stock Ownership Policy or are within the five-year phase in period.

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Board of Directors and Corporate Governance
2024 Non-Employee Director Compensation Table
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors in 2024, all of which was paid solely in RSUs. Neither Mr. Shipchandler nor Mr. Lawson, each of whom served as our Chief Executive Officer during his respective service on our board of directors, received any additional compensation for his service as a director. The compensation received by Mr. Shipchandler and Mr. Lawson, as named executive officers, is presented in “Executive Compensation—Summary Compensation Table.”

Name	Stock awards ($)(1)(2)	Total ($)
Charles Bell	302,941	302,941
Donna Dubinsky	301,890	301,890
Jeff Epstein	391,167	391,167
Jeffrey Immelt	313,756	313,756
Deval Patrick	298,100	298,100
Erika Rottenberg	312,998	312,998
Andrew Stafman(3)	646,811	646,811
Miyuki Suzuki	303,653	303,653
Byron Deeter(4)	142,302	142,302

(1)
Stock awards consist solely of RSUs. Annual Equity Grants and Annual Equity Retainers vest immediately upon grant. Initial Equity Grants vest in equal annual installments over three years, subject to any pro-ration as described above. The amounts reported in this column represent the aggregate grant date fair value of the RSUs awarded to the non-employee directors in 2024, calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2025. As of December 31, 2024, each of Ms. Dubinsky and Messrs. Bell, Epstein and Patrick had elected to defer a portion of the RSUs issued pursuant to each of their Quarterly Grants, which DSUs are reflected in the table above for 2024 and in the total accumulated amounts in the table below.

(2)
As of December 31, 2024, the non-employee directors who served on our board of directors during 2024 had the following outstanding equity awards, in addition to the DSUs set forth in the table below: Mr. Bell held 2,872 RSUs; Mr. Stafman held 6,376 RSUs; and Ms. Suzuki held 2,203 RSUs.

(3)	Mr. Stafman was appointed to our board of directors on March 30, 2024 and received an Initial Equity Grant of 7,039 RSUs.
(4)	Mr. Deeter did not stand for re-election at the 2024 Annual Meeting of Stockholders. Accordingly, his service as a director ended on June 6, 2024.
The following table sets forth the aggregate number of DSUs accumulated in each director’s deferral account as of December 31, 2024 from deferrals of RSUs granted to them in 2024 or in prior years.

Name	Accumulated DSUs
Charles Bell	11,502
Donna Dubinsky	13,210
Jeff Epstein	34,653
Deval Patrick	12,897

Compensation Committee Interlocks and Insider Participation
During 2024, Ms. Suzuki and Messrs. Immelt and Epstein served on the compensation committee. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

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PROPOSAL NO. 1 Election of Directors

Our board of directors is currently composed of nine members. In accordance with our certificate of incorporation, our board of directors is divided into three classes of directors. At the Annual Meeting, three Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be so apportioned among the three classes as to make all classes as nearly equal in number as is practicable. This classification of our board of directors may have the effect of delaying or preventing changes in the control of our company.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Donna Dubinsky, Deval Patrick and Miyuki Suzuki as nominees for election as Class III directors at the Annual Meeting. If elected, each of Mses. Dubinsky and Suzuki and Mr. Patrick will serve as Class III directors until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you submit a proxy but you do not specify your voting instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mses. Dubinsky and Suzuki and Mr. Patrick. We expect that Mses. Dubinsky and Suzuki and Mr. Patrick will each accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you submit a proxy but you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
Each director is elected by a plurality of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. “Withhold” votes and broker non-votes will have no effect on the outcome of this proposal. See “Procedural Matters—How many votes are needed for approval of each proposal?” for further information.

The Board of Directors recommends a vote “FOR” each of the nominees named above.

2025 Proxy Statement	33

PROPOSAL NO. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2025. During our fiscal year ended December 31, 2024, KPMG served as our independent registered public accounting firm.
Notwithstanding the appointment of KPMG, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our audit committee is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. However, neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of KPMG, our audit committee may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by KPMG for our fiscal years ended December 31, 2023 and 2024.

	2023	2024
	(in thousands)
Audit Fees(1)	$5,655	$5,195
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$5,655	$5,195

(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years, and the review of the financial statements included in our quarterly reports. Fees for fiscal year 2024 also included work related to the new accounting guidance on additional disclosures related to reportable segments that became effective for fiscal year 2024.

Auditor Independence
In our fiscal year ended December 31, 2024, there were no other professional services provided by KPMG, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG.

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PROPOSAL NO. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all audit, internal control-related services and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by KPMG for our fiscal years ended December 31, 2023 and 2024 were pre-approved by our audit committee and were determined by our audit committee to be compatible with maintaining KPMG’s independence.
Vote Required
The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

2025 Proxy Statement	35

PROPOSAL NO. 3 Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee, or our board of directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.
As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our compensation programs are designed to effectively align the interests of our named executive officers with the interests of our stockholders by focusing on long-term incentives that correlate with the growth of sustainable long-term value for our stockholders. Stockholders are urged to read the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement, which discusses how our executive compensation program policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our board of directors and our compensation committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.
Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:
RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.
Vote Required
The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote “against” this proposal, and broker non-votes will have no effect.

The Board of Directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

36	2025 Proxy Statement

PROPOSAL NO. 4 Management Proposal to Amend Our Certificate of Incorporation to Declassify the Board of Directors

Under our certificate of incorporation, our board of directors is divided into three classes. Directors in each class serve on the board of directors until the third succeeding annual meeting of stockholders after their election, such that the term of office of one class expires at each annual meeting.
After considering feedback from our stockholders and evolving governance practices, and taking into account the recommendation of our nominating and governance committee, our board of directors unanimously concluded that it is in the best interests of our company and our stockholders to begin the declassification of our board of directors at our 2026 annual meeting of stockholders (the “2026 Annual Meeting”). This would allow our stockholders to vote on the election of the entire board of directors each year, rather than on a staggered basis, beginning with the class of directors standing for election at the 2026 Annual Meeting.
If this Proposal No. 4 is approved by the requisite vote of our stockholders at the Annual Meeting, then each of the nominees for director elected at this Annual Meeting will be elected to a three-year term expiring at our 2028 annual meeting of stockholders (the “2028 Annual Meeting”), and then, beginning with the class of directors standing for election at the 2026 Annual Meeting, each of the nominees for director would stand for election for a one-year term. Directors currently serving terms that expire at our 2026 and 2027 annual meetings of stockholders will (subject to their earlier resignation or removal) serve the remainder of their respective terms, and thereafter, their successors will stand for election for one-year terms. At the 2028 Annual Meeting and annual meetings thereafter, all directors will stand for election annually, and the board of directors will no longer be classified. Any director appointed to fill a vacancy will be appointed for a term expiring upon the expiration of the term of the director whose place is filled, except that any director appointed to fill a vacancy arising from an increase in the size of the board of directors will be appointed for a term expiring at the earliest annual meeting of stockholders that follows such director’s appointment.
The amendments to our certificate of incorporation proposed by this Proposal No. 4 are included with this proxy statement as Appendix A. This description of such amendments is qualified in its entirety by reference to the text of the amendments as set forth in Appendix A.
If this Proposal No. 4 is approved by the requisite vote of our stockholders at the Annual Meeting, the proposed amendments to our certificate of incorporation reflected in Appendix A would be included in an amended and restated certificate of incorporation and would become effective upon the filing of such amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our stockholders approve the amendments. If this Proposal No. 4 is not approved by the requisite votes of our stockholders at the Annual Meeting, the amendments to our certificate of incorporation described in this Proposal No. 4 and reflected in Appendix A would not become effective and would not be included in an amended and restated certificate of incorporation reflecting any other amendments adopted at the Annual Meeting, and the provisions of our certificate of incorporation that require a classified board would continue to apply.
The approval of this Proposal No. 4 is not conditioned upon the approval of Proposals No. 5 or 6, which also propose amendments to our certificate of incorporation. If stockholders approve any of these proposals, then we intend to file a single amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, to be effective upon such filing, that incorporates the amendments contemplated by any and all of the proposals that pass.

2025 Proxy Statement	37

PROPOSAL NO. 4 Management Proposal to Amend Our Certificate of Incorporation
Vote Required
The approval of the amendments to our certificate of incorporation to declassify the board of directors requires the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of our common stock entitled to vote. Abstentions and broker non-votes will have the effect of a vote against this proposal.

The Board of Directors recommends a vote “FOR” the management proposal to amend our certificate of incorporation to declassify the Board of Directors.

38	2025 Proxy Statement

PROPOSAL NO. 5 Management Proposal to Amend Our Certificate of Incorporation to Eliminate Supermajority Voting Provisions

Under our certificate of incorporation, the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with the following provisions:
•	Article VI (regarding the board of directors, including the number of directors, the structure of the board of directors, and the removal of directors);
•	Article VII (regarding stockholder special meetings and action by written consent, among other matters);
•	Article VIII (regarding director exculpation);
•	Article IX (regarding indemnification); and
•	Article X (regarding amendments to the certificate of incorporation), among other matters.
After considering feedback from our stockholders and evolving governance practices, and taking into account the recommendation of our nominating and corporate governance committee, our board of directors unanimously concluded that it is in the best interests of our company and our stockholders to amend our certificate of incorporation to eliminate provisions that require a supermajority vote for the foregoing actions. As a result, if Proposal No. 5 is adopted and our certificate of incorporation is amended to eliminate the foregoing supermajority voting requirements, amendments to our certificate of incorporation would generally require the affirmative vote of the holders of a majority of the voting power of our outstanding stock entitled to vote thereon, subject to certain limited exceptions that may require a lesser vote. In January 2025, our board of directors made a similar change to our bylaws, amending our bylaws to lower the vote threshold for the adoption, amendment, or repeal of our bylaws by our stockholders from 80% of the total voting power of our outstanding voting securities to a majority of the total voting power of our outstanding voting securities entitled to vote thereon.
The amendments to our certificate of incorporation proposed by this Proposal No. 5 are included with this proxy statement as Appendix B. This description of such amendments is qualified in its entirety by reference to the text of the amendments as set forth in Appendix B.
If this Proposal No. 5 is approved by the requisite vote of our stockholders at the Annual Meeting, the proposed amendments to our certificate of incorporation reflected in Appendix B would be included in an amended and restated certificate of incorporation and would become effective upon the filing of such amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our stockholders approve the amendments. If this Proposal No. 5 is not approved by the requisite votes of our stockholders at the Annual Meeting, the amendments to our certificate of incorporation described in this Proposal No. 5 and reflected in Appendix B would not become effective and would not be included in an amended and restated certificate of incorporation reflecting any other amendments adopted at the Annual Meeting, and the provisions of our certificate of incorporation that require a supermajority vote to amend our certificate of incorporation would continue to apply.
The approval of this Proposal No. 5 is not conditioned upon the approval of Proposals No. 4 or 6, which also propose amendments to our certificate of incorporation. If stockholders approve any of these proposals, then we intend to file a single amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, to be effective upon such filing, that incorporates the amendments contemplated by any and all of the proposals that pass.

2025 Proxy Statement	39

PROPOSAL NO. 5 Management Proposal to Amend Our Certificate of Incorporation
Vote Required
The approval of the amendments to our certificate of incorporation to eliminate supermajority voting provisions requires the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of our common stock entitled to vote. Abstentions and broker non-votes will have the effect of a vote against this proposal.

The Board of Directors recommends a vote “FOR” the management proposal to amend our certificate of incorporation to eliminate supermajority voting provisions.

40	2025 Proxy Statement

PROPOSAL NO. 6
Management Proposal to Amend Our Certificate of Incorporation to Remove Inoperative Provisions, Including References to Class B Common Stock, and Update Certain Other Miscellaneous Provisions

On June 28, 2023 (the “Final Conversion Date”), pursuant to a sunset provision in Article IV of our certificate of incorporation, each outstanding share of Class B common stock automatically converted into one share of Class A common stock (which we refer to in this proposal as our “Class A common stock”), par value $0.001 per share. The Final Conversion Date was the seventh anniversary of the date on which the current certificate of incorporation was accepted by the Secretary of State of the State of Delaware. Since the Final Conversion Date, there have been no shares of Class B common stock outstanding or registered under the Securities Act of 1933 or the Securities Exchange Act of 1934, and our certificate of incorporation prohibits us from issuing any additional shares of Class B common stock. As a result, all references to Class B common stock in our certificate of incorporation are superfluous.
Proposal No. 6 would amend our certificate of incorporation to remove all references to Class B common stock, including the terms and rights associated with such stock, as well as provisions relating to the conversion of Class B common stock to Class A common stock. The Proposal would also result in the elimination of certain definitions that pertain entirely to these omitted provisions. As a result, the authorized equity capitalization of the Company would consist of 1,000,000,000 shares of Class A common stock and 100,000,000 shares of undesignated Preferred Stock, par value $0.001 per share. The proposed amendments do not effectuate any substantive changes to the rights of the Company or its stockholders; rather, they just simplify the certificate of incorporation and make it more readable by eliminating provisions that no longer have applicability.
The amendments to our certificate of incorporation proposed by this Proposal No. 6 are included with this proxy statement as Appendix C. This description of such amendments to our certificate of incorporation is qualified in its entirety by reference to the text of the amendments as set forth in Appendix C.
In proposing these amendments to our certificate of incorporation, our board of directors seeks to streamline our certificate of incorporation and remove historical provisions that are no longer applicable. Our board of directors unanimously concluded, on the recommendation of the nominating and corporate governance committee, that the proposed changes contemplated by this Proposal No. 6 are advisable and in the best interest of the Company and our stockholders.
If this Proposal No. 6 is approved by the requisite vote of our stockholders at the Annual Meeting, the proposed amendments to our certificate of incorporation reflected in Appendix C would be included in an amended and restated certificate of incorporation and would become effective upon the filing of such amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our stockholders approve the amendments. If this Proposal No. 6 is not approved by the requisite votes of our stockholders at the Annual Meeting, the amendments to our certificate of incorporation described in this Proposal No. 6 and reflected in Appendix C would not become effective and would not be included in an amended and restated certificate of incorporation reflecting any other amendments adopted at the Annual Meeting, and the provisions of our certificate of incorporation that reference Class B common stock would remain in the certificate of incorporation.
The approval of this Proposal No. 6 is not conditioned upon the approval of Proposals No. 4 or 5, which also propose amendments to our certificate of incorporation. If stockholders approve any of these proposals, then we intend to file a single amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, to be effective upon such filing, that incorporates the amendments contemplated by any and all of the proposals that pass.

2025 Proxy Statement	41

PROPOSAL NO. 6 Management Proposal to Amend Our Certificate of Incorporation
Vote Required
The approval of this Proposal No. 6 and the amendments to our certificate of incorporation to remove inoperative provisions, including references to Class B common stock, and update certain other miscellaneous provisions requires the affirmative vote of a majority of the voting power of the outstanding shares of our common stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against this proposal.

The Board of Directors recommends a vote “FOR” the management proposal to amend our certificate of incorporation to remove inoperative provisions, including references to Class B common stock, and update certain other miscellaneous provisions.

42	2025 Proxy Statement

Report of the Audit Committee
The audit committee is a committee of the board of directors composed solely of independent directors as required by the NYSE Listing Standards and rules of the SEC. The audit committee operates under a written charter approved by our board of directors, which is available on our website at https://investors.twilio.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the audit committee’s performance and the adequacy of its charter on an annual basis.
With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of our consolidated financial statements and our internal control over financing reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 and management’s report on internal control over financial reporting with management and KPMG;
•
discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the PCAOB in Rule 3200T; and

•
received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with KPMG its independence.

Based on the audit committee’s review and discussions with management and KPMG, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Respectfully submitted by the audit committee of the board of directors:
Jeff Epstein (Chair)
Charles Bell
Andrew Stafman
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

2025 Proxy Statement	43

Executive Officers
The following table identifies certain information about our executive officers as of March 31, 2025. Each of our executive officers are appointed by, and serve at the discretion of, our board of directors and hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Khozema Shipchandler	51	Chief Executive Officer and Director
Aidan Viggiano	46	Chief Financial Officer

Khozema Shipchandler. See the section titled “Board of Directors and Corporate Governance—Directors—Continuing Directors” for Mr. Shipchandler’s biographical information.
Aidan Viggiano. Ms. Viggiano has served as our Chief Financial Officer since March 2023. Previously, Ms. Viggiano served as our Senior Vice President of Finance from 2021 to 2023 and as our Vice President of Corporate Finance from 2019 to 2021. From 2003 until 2019, Ms. Viggiano served in a variety of finance leadership positions at General Electric, including, most recently, in Investor Relations from 2018 to 2019, and as Chief of Staff to the Chief Financial Officer from 2012 until 2017. Ms. Viggiano holds a B.S. in Economics from the Wharton School of the University of Pennsylvania.

44	2025 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2024. It also provides an overview of our executive compensation philosophy and objectives. Finally, it discusses how our compensation committee arrived at the specific compensation decisions for our executive officers, including our named executive officers, for 2024, including the key factors that our compensation committee considered in determining their compensation. During 2024, these individuals were:
•	Khozema Shipchandler, Chief Executive Officer and Director; Former President, Twilio Communications(1)
•	Aidan Viggiano, Chief Financial Officer
•	Dana Wagner, Former Chief Legal Officer, Chief Compliance Officer and Corporate Secretary(2)
•	Jeff Lawson, Former Chief Executive Officer and Board Chair(3)
(1)	Mr. Shipchandler was appointed Chief Executive Officer effective January 8, 2024, prior to which he served as President, Twilio Communications.
(2)	Mr. Wagner served as Chief Legal Officer, Chief Compliance Officer and Corporate Secretary until January 1, 2025.
(3)	Mr. Lawson served as Chief Executive Officer and as a member of the board of directors until January 8, 2024.
Chief Executive Officer Transition
In January 2024, we appointed Khozema Shipchandler as our Chief Executive Officer. Mr. Shipchandler replaced Jeff Lawson, our co-founder, who stepped down as Chief Executive Officer and as a member of our board of directors effective January 8, 2024.
Mr. Shipchandler was selected based on his over 25 years of experience growing businesses and driving financial performance across global, public organizations, as well as his deep understanding of Twilio’s business, operations and culture. Prior to his appointment, Mr. Shipchandler had most recently served as President, Twilio Communications from March 1, 2023. Prior to serving in this role, Mr. Shipchandler served as our Chief Financial Officer from 2018 to 2021, Chief Operating Officer from 2021 until March 1, 2023, and previously spent over two decades at General Electric.
Since Mr. Shipchandler’s appointment as Chief Executive Officer, he has implemented significant changes to Twilio’s business, including our executive leadership, go-to-market strategy, cost structure and capital allocation policy. Key business updates and financial performance highlights for 2024 are discussed under “Executive Summary” below.
Mr. Shipchandler’s appointment was part of our long-term leadership development and succession planning strategy, which is overseen by our compensation committee. Our succession planning process is further discussed in “Board of Directors and Corporate Governance—Executive Talent Management and Succession Planning.”

2025 Proxy Statement	45

EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Executive Summary
Business Update
Over the past two years, we have taken action to better position our business to drive durable, profitable growth and attractive stockholder returns, amid an evolving operating environment. Key actions include:
•
Executed CEO succession process: Appointed Khozema Shipchandler as CEO, who oversaw actions to strengthen the business and drove 57% total shareholder return from the time of his appointment in January 2024 through the end of 2024, significantly outpacing the S&P 500 and Twilio’s peer median.

•
Streamlined our organizational model: Realigned our business unit structure into a functional support model under one organization, which we believe best positions us to optimize scale and efficiency and to deliver one trusted, smart, and integrated platform.

•	Rationalized operating expenses: Reduced our workforce by nearly 40% since September 2022, increased efficiency in R&D, S&M and G&A, and implemented other cost reductions across the business.
•	Improved free cash flow profile: Improved our annual net cash provided by operating activities and free cash flow generation by nearly $1 billion between 2022 and 2024.(1)
•
Reduced stock-based compensation: Reduced stock-based compensation expense as a percentage of revenue by over 700 basis points for 2024 as compared to 2022, and reduced equity compensation for employees generally.

•
Returned capital: Given the strength of our balance sheet and the improving free cash flow generation in our business, completed $3 billion in aggregate share repurchase authorizations in 2023 and 2024, repurchasing $2.3 billion and reducing total shares outstanding by 16% in 2024 alone, and authorized an additional $2 billion repurchase program in January 2025 expiring at the end of 2027.

•
Accelerated path to profitability: Accelerated our target timeline to achieve GAAP operating profitability on a consolidated basis to full year 2025, and achieved our first ever quarter of GAAP operating profitability in Q4 2024.

(1)	Free cash flow is a non-GAAP financial measure. See Appendix D for non-GAAP definitions and reconciliations.
Financial Performance and Capital Allocation
We are focused on creating long-term value for our stockholders by continuing to drive durable, profitable growth. Our 2024 financial highlights include the following:
•	Revenue of $4.46 billion, up 7% year-over-year. Organic revenue growth of 9% year-over-year.(1)
•	GAAP loss from operations of $53.7 million in 2024, compared with GAAP loss from operations of $876.5 million in 2023.
•	Non-GAAP income from operations of $714.4 million in 2024, compared with non-GAAP income from operations of $533.0 million in 2023.(1)
•	Net cash provided by operating activities of $716.2 million in 2024, compared with net cash provided by operating activities of $414.8 million in 2023.
•	Free cash flow of $657.5 million in 2024, compared with free cash flow of $363.5 million in 2023.(1)
(1)	Organic revenue growth, non-GAAP income from operations, and free cash flow are non-GAAP financial measures. See Appendix D for non-GAAP definitions and reconciliations.
2024 Executive Compensation Program Highlights
Over the past several years, our executive compensation program has evolved to reflect our maturation as a company, focus on profitable growth, industry standards, practices of our peers, and stockholder feedback. Since 2022, we have provided additional performance-based compensation in the form of both cash and equity incentives, and have listened to stockholder feedback to refine our incentive program design. In 2022, we first introduced PSUs and, in 2024, we transitioned our PSU structure from consecutive one-year performance periods to a cumulative three-year performance period. In 2023, we introduced performance-based cash awards and, in 2024, we formalized our short-term incentive program in the form of an annual cash bonus plan.

46	2025 Proxy Statement

EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Our compensation program for 2024 is designed to support our business initiatives to achieve durable, profitable growth while managing retention and responding to our stockholder feedback. Our 2024 compensation program builds upon the program adopted for 2023, which we intended to be transitional, and we expect our 2024 structure to be more reflective of our go-forward executive compensation program.
•	We listened to our stockholders and updated our compensation program in response:
We engaged with our stockholders to understand their perspectives on our historic compensation program and to develop appropriate responsiveness actions. We heard concerns about the magnitude of pay, based largely on the front-loaded PSU awards granted to executives in 2022, as well as a desire to see longer performance periods, differentiation of performance metrics across incentive plans, and continued use of annual cash incentives. In 2024, we did not increase named executive officer base salaries, transitioned our PSU structure as described below, and formalized an annual cash incentive program by adopting and utilizing an annual cash bonus plan. We also updated our 2024 compensation peer group to reflect our evolving business strategy and market capitalization to ensure our pay benchmarks remained appropriate, which had the effect of reducing our market compensation benchmarks.
•	Our 2024 PSU design featured a three-year performance period and new performance metrics:
2024 PSU grants vest based on the achievement of (i) three-year cumulative free cash flow targets (70% weighting) and (ii) our relative total stockholder return measured against the S&P 500 Index over a three-year period (30% weighting). No portion of these awards will be eligible to vest until 2027. These awards marked our transition away from the 2022 PSU design, which featured three separate annual performance periods.
•	We transitioned our cash compensation program to a more market-normative structure:
Following the first grants of performance-based cash awards in 2023, our compensation committee established a go-forward annual cash incentive plan for our executives and awarded 2024 target opportunities based on the achievement of (i) organic revenue growth targets (50% weighting) and (ii) non-GAAP income from operations targets (50% weighting). We decreased annual cash incentive opportunities for 2024 relative to 2023, and did not increase the base salaries of any of our named executive officers.
•	We continued to evolve our peer group to match our business profile and size:
We updated the peer group used to set 2024 compensation by adding more companies within the broader communications industry that also maintain software offerings to better align with our product offerings and removing several companies that significantly exceeded our market capitalization range to move us closer to the median on revenue and market capitalization, which had the effect of reducing our market compensation benchmarks. We continued this evolution for our 2025 compensation peer group, with updates designed in part to position us closer to the median of our peer group in terms of market capitalization and pursue overall balance between software companies and internet infrastructure and communications companies.
•	2024 performance outcomes aligned with performance:
The annual cash bonuses granted in 2024 paid out at 137.0% of target as a result of organic revenue growth of 8.7%, which was between target and maximum performance, and non-GAAP income from operations of $714.4 million, which exceeded maximum performance (performance for each metric was capped at 150%). The 2024 tranche of the PSUs granted in 2022 resulted in 0% payout due to organic revenue growth for 2024 of 8.7%, which was below the threshold amount.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis
2024 Executive Compensation Program Design
Our compensation committee took the following key actions with respect to the compensation of our named executive officers for 2024:

Element	2024 Design	Rationale
Base Salary	No increases from 2023 levels	Our compensation committee believed our named executive officer base salaries were competitive and did not increase the base salaries of any of our named executive officers from their 2023 levels.
Annual Cash-Based Incentive
Target awards set at 100% of base salary with 150% maximum payout under new go-forward annual cash bonus plan, with the following performance metrics: (i) organic revenue growth (50% weighting); and (ii) non-GAAP income from operations (50% weighting)

Annual cash bonuses were granted under our annual cash bonus plan adopted in late 2023. Target opportunities for 2024 were lower than the annual cash incentives awarded for 2023, consistent with our desire to transition cash compensation closer to market norms.

These awards were intended to incentivize near-term performance on our key growth and profitability goals, which are critical to our long-term ability to create stockholder value, and further our retention objectives, as well as our desire to reduce stock-based compensation expense.

Long-Term Incentive
PSUs with vesting tied to performance against three-year performance period: (i) free cash flow (70% weighting); and (ii) relative total stockholder return measured against the S&P 500 Index over the performance period (30% weighting)

RSUs with four-year vesting period

We granted PSUs in 2024 as part of our transition to regular annual grants of long-term performance-based equity going forward, which is designed to foster alignment with our long-term performance results and stockholder interests.

We also granted RSUs with a four-year time-based vesting period to encourage executive retention and further focus on creating long-term stockholder value.

The Chief Executive Officer’s weighting of 60% PSUs and 40% RSUs reflects his role having the greatest impact among our named executive officers on our performance outcomes.

The weighting of the equity awards granted to our other named executive officers in 2024, 40% PSUs and 60% RSUs, ties their incentives meaningfully to performance outcomes while emphasizing ongoing retention and stability.

Stockholder Feedback and Our Annual Say-on-Pay Vote
We value our stockholders’ feedback on our executive pay practices and are committed to considering this feedback as part of our compensation-setting process.
Consistent with our stockholders’ preference, as most recently indicated in an advisory vote at our 2024 annual meeting, our board of directors has elected to hold an advisory vote on executive compensation on an annual basis (the “Say-on-Pay Vote”), thereby giving our stockholders the opportunity to provide feedback on the compensation of our named executive officers each year. Our 2024 annual meeting’s Say-on-Pay Vote on the compensation of our named executive officers for 2023 received the support of approximately 84% of the votes cast, which was a significant improvement over the prior year. Our compensation committee considered the results of this vote and we believe this increase reflects our responsiveness to stockholders and stockholder support for the changes made to our pay practices in 2023 and early 2024 as disclosed in last year’s proxy statement. Given the strong level of support on the Say-on-Pay vote at our 2024 annual meeting, we did not make any subsequent changes to our 2024 executive compensation programs beyond those described in last year’s proxy statement.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis
In order to better understand our Say-on-Pay Vote and our stockholders’ perspectives on our pay practices, we also discuss our executive compensation program with stockholders as part of our stockholder engagement program. We then convey this feedback to our full board of directors and relevant committees for consideration in their decision-making.
Our stockholder engagement program, including a description of the outreach we conducted in 2024 as well as a summary of compensation-related feedback received and actions we took in response, is further discussed in “Proxy Statement Summary—Stockholder Engagement.”
Executive Compensation Policies and Practices
We believe our executive compensation program is reasonable and competitive, and appropriately balances the goals of attracting, motivating, rewarding and retaining our executive officers with the goal of aligning their interests with those of our stockholders. The annual compensation of our executive officers, including our named executive officers, varies from year to year based on our corporate financial and operational results and individual performance. In 2024, the principal elements of our executive compensation program, and the purposes for each element, were as follows:

Element	Compensation Element	Objective
Base Salary	Cash	Attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market.
Short-Term Incentives	Annual cash bonus
Strengthen the performance-based core of our compensation program and enhance retention. Motivate executive officers to achieve annual performance goals that serve as the basis for long-term performance and stockholder value creation. Cash serves as an effective motivator in periods of market volatility while also reducing compensation-related stockholder dilution.

Long-Term Incentives	Equity awards generally in the form of RSUs and PSUs	Align the interests of executive officers and stockholders by motivating our executive officers to achieve long-term stockholder value creation. Strengthen pay-for-performance and enhance retention.

While we do not determine either contingent (“variable”) or “fixed” pay for each named executive officer with reference to a specific percentage of target total direct compensation, consistent with our “pay-for-performance” philosophy, our executive compensation program heavily emphasizes variable pay over “fixed” pay. In 2024, the majority of the target total direct compensation of our named executive officers consisted of variable pay in the form of long-term and at-risk incentive compensation opportunities. The following charts show the percentages of target variable pay versus target fixed pay for our Chief Executive Officer and our other named executive officers as approved by the compensation committee for 2024 (other than Mr. Lawson, who served as our Chief Executive Officer until January 8, 2024).

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

*	Percentages may not sum due to rounding.
We believe that this approach provides balanced incentives for our executive officers to drive our financial performance and create long-term stockholder value. See the section titled “Individual Compensation Elements” for information about the principal elements of our executive compensation program, and the purposes for each element.
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. Our compensation committee evaluates our executive compensation program on at least an annual basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

WHAT WE DO	WHAT WE DON’T DO
Target Compensation is Predominantly “At Risk”
The vast majority of our executive officers’ target total direct compensation is “at risk”, delivered in the form of equity and annual cash bonuses. Equity awards align compensation with the performance of our stock price, and PSUs and annual cash bonuses also incentivize the achievement of corporate financial objectives.
Use a Pay-for-Performance Philosophy
Our incentive programs reflect performance metrics that are closely aligned with our growth drivers and deliver value only if we achieve pre-set rigorous performance targets.
“Double-Trigger” Change-in-Control Arrangements
Change-in-control arrangements for executive officers require both a change in control and a qualifying termination of employment before payments and benefits are paid.

No Additional Retirement Plans
We do not offer pension arrangements, nonqualified deferred compensation arrangements or retirement plans to our executive officers other than a 401(k) retirement plan for which we make matching contributions that is generally available to all our U.S. employees.

No Guaranteed Bonuses
We do not provide guaranteed bonuses to our executive officers.

Limited Perquisites or Other Personal Benefits
We provide limited perquisites or other personal benefits to our executive officers, and limited related tax reimbursement payments.

50	2025 Proxy Statement

EXECUTIVE COMPENSATION Compensation Discussion and Analysis

WHAT WE DO	WHAT WE DON’T DO
Maintain an Independent Compensation Committee
Our compensation committee consists solely of independent, non-employee directors.

Retain an Independent Compensation Advisor
Our compensation committee has engaged its own independent compensation advisor to provide information, analysis and other advice on executive compensation independent of management.
Annual Executive Compensation Review
Our compensation committee conducts an annual review of our compensation strategy, including a review of our compensation peer group used for comparative and benchmarking purposes.
Annual Compensation-Related Risk Assessment
Our compensation committee reviews, on an annual basis, our compensation-related risk profile.

Stock Ownership Policy
We maintain a robust stock ownership policy for our Chief Executive Officer, our other named executive officers and the non-employee members of our board of directors.

Clawback Policy
We maintain a compensation recovery (“clawback”) policy that complies with NYSE and SEC rules.

No Excise Tax Payments on Future Post-Employment Compensation Arrangements
We do not provide any excise tax reimbursement payments (including “gross-ups”) with respect to payments or benefits contingent upon a change in control of our company.
No Option Repricing
We prohibit stock option repricing without stockholder approval.

No Hedging
We prohibit our employees, including our executive officers, and the non-employee members of our board of directors from engaging in hedging transactions or certain derivative transactions relating to our securities.
No Pledging
We prohibit our employees, including our executive officers, and the non-employee members of our board of directors from holding our securities in a margin account or pledging our securities as collateral for a loan.
No Special Welfare or Health Benefits
We do not provide our executive officers with any special welfare or health benefit programs, and participation in the employee programs that are standard in our industry sector is on the same basis as all of our full-time employees.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Executive Compensation Philosophy
We operate in an extremely competitive market where there is substantial and continuous competition for leadership with the experience and skills to lead in a dynamic and innovative industry. Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance and aligning the compensation of our executive officers with the long-term interests of our stockholders. Consistent with this philosophy, we designed our executive compensation program to achieve the following primary objectives:
•	reward our executive officers for the achievement of our key business objectives;
•
effectively align our executive officers’ interests with the interests of our stockholders by heavily weighting long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders; and

•	attract, motivate, incentivize and retain employees at the executive level by providing competitive compensation to those who contribute to our long-term success.
We believe the changes to our compensation program over the past two years discussed above continue to align with these objectives while strengthening the performance-based core of our compensation program and reducing compensation-related stockholder dilution, consistent with the feedback we have received from stockholders.
Oversight of Executive Compensation
Role of the Compensation and Talent Management Committee
Our compensation committee discharges many of the responsibilities of our board of directors relating to the compensation of our executive officers, including our named executive officers, and the non-employee members of our board of directors (as described further in “Board of Directors and Corporate Governance—Non-Employee Director Compensation” above). Our compensation committee has overall responsibility for overseeing our compensation structure, philosophy, policies and benefits programs generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our executive officers. Our compensation committee also oversees the annual evaluation of our executive officers, including our named executive officers, for the prior year and has the authority to retain, and has retained, an independent compensation consultant to provide support to the committee in its review and assessment of our compensation programs.
Compensation-Setting Process
Our compensation committee determines the target total direct compensation opportunities for our executive officers, including our named executive officers. Our compensation committee does not use a single method or measure in developing its recommendations, nor does it establish one specific target for the total direct compensation opportunities of our executive officers. Rather, our compensation committee generally begins its deliberations on cash and equity compensation by considering competitive market data regarding compensation amounts and practices with an intent to weight compensation more heavily towards equity compensation. Our compensation committee does not target a specific percentile of compensation, but instead considers the market data, along with the factors below, to determine an executive’s compensation with no specific weight given to any particular factor.
When formulating its recommendations for the amount of each compensation element and approving (or recommending for approval) each compensation element and the target total direct compensation opportunity for our executive officers, our compensation committee considers the following factors:
•	our performance against the financial and operational objectives established by our compensation committee and our board of directors;
•	our financial performance relative to our compensation peer group;
•	the compensation levels and practices of our compensation peer group;
•
each individual executive officer’s skills, experience and qualifications relative to other similarly situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;

•	our desire to retain experienced and talented executives in a highly competitive market, including consideration of the retentive value of our executives’ existing outstanding equity awards;

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•	the scope of each individual executive officer’s role compared to other similarly situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;
•
the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and ability to work as part of a team, all of which reflect our core values;

•	compensation parity among our individual executive officers;
•	objectives with respect to reduction of compensation-related stockholder dilution; and
•	the recommendations provided by our Chief Executive Officer with respect to the compensation of our other executive officers.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable. Our compensation committee reviews the base salary levels, short-term and long-term incentive compensation opportunities of our executive officers, including our named executive officers, each year at the beginning of the year, or more frequently as warranted. Long-term incentive compensation is granted on a regularly-scheduled basis, as described in “Other Compensation Policies and Practices—Equity Award Grant Policy” below.
Role of Chief Executive Officer
In discharging its responsibilities, our compensation committee consults with members of our management, including our Chief Executive Officer. Our management assists our compensation committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. Our compensation committee solicits and reviews our Chief Executive Officer’s recommendations and proposals with respect to adjustments to annual base salaries, short-term and long-term incentive compensation opportunities, program structures and other compensation-related matters for our executive officers, other than with respect to his own compensation.
Our compensation committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and considers them as one factor in determining the compensation for our executive officers, including our other named executive officers. Our Chief Executive Officer recuses himself from all deliberations and determinations regarding his own compensation.
Role of Compensation Consultant
Our compensation committee engages an external independent compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For 2024, our compensation committee engaged Compensia as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our executive officers, the selection of our compensation peer group, and data analysis. For 2024, the scope of Compensia’s engagement included:
•	researching, developing and reviewing our compensation peer group;
•	reviewing and analyzing the compensation for our executive officers, including our named executive officers;
•	reviewing and providing input on the Compensation Discussion and Analysis section of our proxy statement for our 2024 annual meeting of stockholders;
•	reviewing and analyzing the compensation of the non-employee members of our board of directors;
•	reviewing short-term and long-term incentive compensation practices and considerations;
•	advising on executive severance and change in control practices;
•	reviewing our executive compensation philosophy;
•	conducting a compensation risk assessment; and
•	supporting other ad hoc matters throughout the year.
The terms of Compensia’s engagement included reporting directly to our compensation committee and to the chair of our compensation committee. Compensia also coordinated with our management for data collection and job matching for our

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis
executive officers and provided data and analyses in connection with the review of our equity strategy. In 2024, Compensia did not provide any other services to us. In April 2024, our compensation committee evaluated Compensia’s independence pursuant to the NYSE Listing Standards and the relevant SEC rules and determined that no conflict of interest had arisen as a result of the work performed by Compensia.
Use of Market Data
For purposes of comparing our executive compensation against the competitive market, our compensation committee reviews and considers the compensation levels and practices of a group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of industry, revenue and market capitalization.
Our compensation committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group, and input from its compensation consultant.
In developing the compensation peer group for 2024, the following criteria were evaluated in identifying comparable companies:
•	similar industry and competitive market for talent;
•	within a range of 0.33x to 3.0x of our revenue for the last four fiscal quarters (as of August 2023); and
•	within a range of 0.25x to 4.0x of our then-trailing 30 day average market capitalization.
In September 2023, our compensation committee reviewed our compensation peer group and upon the recommendation of its compensation consultant, taking into consideration the criteria noted above, removed Block, Inc., Palo Alto Networks, Inc., Paycom Software, Inc., ServiceNow, Inc., Shopify Inc., Synopsys, Inc., The Trade Desk, Inc., Veeva Systems Inc. and Workday, Inc., and added Akamai Technologies, Inc., AppLovin Corporation, Cloudflare, Inc., Dropbox, Inc., Dynatrace, Inc., GoDaddy Inc., HubSpot, Inc., Nutanix, Inc. and Ubiquiti Inc. Our compensation committee determined that these updates would add more companies within the broader communications industry that also maintain software offerings to better align with our product offerings and remove several companies that significantly exceeded our market capitalization range, and that the removal of these companies would appropriately reduce market compensation benchmarks. Our compensation committee also considered stockholder feedback that supported these updates. The peer group for 2024, which was approved by our compensation committee in September 2023, consisted of the following companies:

Akamai Technologies, Inc.	CrowdStrike Holdings, Inc.	Hubspot, Inc.	Splunk Inc.
Ansys, Inc.	DocuSign, Inc.	Nutanix, Inc.	Ubiquiti Inc.
AppLovin Corporation	Dropbox, Inc.	Okta, Inc.	Zoom Communications, Inc.
Arista Networks, Inc.	Dynatrace, Inc.	RingCentral, Inc.
Autodesk, Inc.	Fortinet, Inc.	Snap Inc.
Cloudflare, Inc.	GoDaddy Inc.	Snowflake Inc.

Our compensation committee uses data drawn from our compensation peer group, as well as data from the Radford Global Technology executive compensation survey (the “Radford Survey”), to evaluate the competitive market when formulating its recommendation for the total direct compensation packages for our executive officers, including base salary and long-term incentive compensation opportunities. The Radford Survey provides compensation market intelligence and is widely used within the technology industry.
In addition, subsets of the Radford Survey were incorporated into the competitive assessment prepared by Compensia and used by our compensation committee to evaluate the compensation of our executive officers. Specifically, our compensation committee received a custom report of survey results reflecting only companies from our compensation peer group in addition to survey results tailored solely based on revenue. The Radford Survey data supplements the compensation peer group data and provides additional information for our named executive officers and other executive positions for which there is less comparable public data available.

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2025 Peer Group Changes
In response to stockholder feedback received in 2024, our compensation committee further refined our peer group in September 2024 for reference in setting 2025 compensation, adding more cloud-based software companies that would improve our market capitalization positioning within our peer group to be closer to the median, while pursuing balance overall between software companies and those focused more on internet infrastructure and communications, and removing several companies that significantly exceeded our market capitalization range and one company that was acquired. The updates include removing Arista Networks, Inc., CrowdStrike Holdings, Inc. and Splunk Inc., and adding Informatica Inc., Teradata Corp. and UiPath, Inc.
Compensation Risk Assessment
In consultation with management and Compensia, our compensation committee’s independent compensation consultant, in April 2024, our compensation committee assessed our compensation plans, policies and practices for named executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. This risk assessment included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. Our compensation committee conducts this assessment annually.
Individual Compensation Elements
In 2024, the principal elements of our executive compensation program as described under “Executive Compensation Policies and Practices” above, and the purposes for each element, are described below.
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our named executive officers, and is an important element of compensation intended to attract and retain highly talented individuals.
Using the competitive market data provided by its compensation consultant, our compensation committee reviews and develops recommendations for adjusting the base salaries for each of our executive officers, including our named executive officers, as part of its annual executive compensation review. In addition, the base salaries of our executive officers may be adjusted by our compensation committee in the event of a promotion or significant change in responsibilities. For 2024, our compensation committee determined to maintain 2024 base salaries at 2023 levels for all of our executive officers. In making this decision, our compensation committee considered the factors described in “Oversight of Executive Compensation Program—Compensation-Setting Process” above, and determined that the base salaries for our executive officers were appropriately aligned with their respective roles and responsibilities.
The base salaries of our named executive officers for 2023 and 2024 were as follows:

Named Executive Officer(1)	2023 Base Salary	2024 Base Salary
Khozema Shipchandler	$1,100,000	$1,100,000
Aidan Viggiano	$850,000(2)	$850,000
Dana Wagner	$600,000	$600,000

(1)
Mr. Lawson served as our Chief Executive Officer until January 8, 2024, and his employment with the Company ended on January 12, 2024. Mr. Lawson’s base salary during his 2024 employment was $65,535 per year, unchanged from 2023 and reflecting a reduction from $134,000 effective March 1, 2023.

(2)	Ms. Viggiano’s base salary was increased to $850,000 per year, effective March 1, 2023, in connection with her promotion to Chief Financial Officer.
The actual salaries paid to our named executive officers in 2024 are set forth in the “Summary Compensation Table” below.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Annual Cash Incentives
Annual Cash Bonus Plan
We adopted an executive incentive compensation plan (“Cash Bonus Plan”) in late 2023 to formalize our use of annual cash incentives for 2024. We considered a number of factors in approving this transition to annual cash bonuses, including stockholder feedback and our objectives with respect to incentives, retention and reducing compensation-related stockholder dilution. For 2024, we reduced stock-based compensation expense as a percentage of revenue by over 700 basis points as compared to 2022.
Pursuant to the Cash Bonus Plan, our compensation committee has discretion to approve target cash awards to be paid out based upon the achievement of performance goals, to be determined by the compensation committee, over a specified performance period.
2024 Cash Bonus Awards
In connection with our Chief Executive Officer’s promotion in January 2024, and in April 2024 for our remaining named executive officers, our compensation committee approved target annual bonuses pursuant to the Cash Bonus Plan, expressed as a percentage of base salary, for each executive with payouts to be based upon financial performance goals achieved during the 2024 performance period. The 2024 target annual cash bonuses were approved upon consideration of a number of factors, including the importance of incentivizing our executives to achieve near-term results to support our long-term business objectives, and our desires to retain top executive talent and to reduce the dilutive impact of our executive compensation program, as well as stockholder feedback in favor of our annual cash bonus program.
Each of our named executive officers had an initial target annual bonus opportunity equal to 100% of base salary and maximum payout opportunities capped at 150% of base salary. Our 2024 target annual bonuses reflected a year-over-year decrease in annual cash incentive compensation, aimed at transitioning our cash compensation levels closer to market norms while continuing to provide meaningful incentives focused on near-term performance on our key growth and profitability goals. Our compensation committee also considered our near-term retention objectives, market volatility and recent stock price performance as well as our desire to reduce stock-based compensation expense in establishing the target bonus opportunities.
The target amounts of the 2024 annual cash bonuses for our named executive officers were as follows:

Named Executive Officer(1)	Target Bonus Opportunity (% Base Salary)	Target Bonus Opportunity
Khozema Shipchandler	100%	$1,100,000
Aidan Viggiano	100%	$850,000
Dana Wagner	100%	$600,000

(1)	Mr. Lawson’s departure preceded the 2024 annual cash bonus awards.
After evaluation of multiple potential metrics, for 2024 our compensation committee determined that targets for (i) organic revenue growth (50% weighting) and (ii) non-GAAP income from operations (50% weighting) were the strongest incentive metrics for the 2024 cash bonuses, representing key measures of our long-term success that are closely followed by investors in assessing our performance outlook. In selecting organic revenue growth, our compensation committee considered, among other factors, that the measure serves as a forecastable near-term objective in furtherance of our growth objectives, as well as stockholder feedback and peer bonus plan structures. In selecting non-GAAP income from operations, our compensation committee considered, among other factors, that the measure is more correlated with stockholder value creation than either growth or profitability as standalone metrics, and serves as a near-term objective in furtherance of our profitability and free cash flow generation goals, as well as stockholder feedback and peer bonus plan structures. Our compensation committee determined to evenly weight the two measures consistent with our focus on profitable growth.
In April 2024, our compensation committee approved the threshold, target and maximum performance levels for both metrics aligned to our external guidance announced in March 2024 of 5%-10% organic revenue growth and $550-600 million non-GAAP income from operations for 2024. These targets were based on our internal forecasts at the beginning of the year, which, relative to past performance, reflected macroeconomic volatility and an evolving operating environment while we took

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several steps to transition our business toward achieving durable, profitable growth. The targets were designed to be rigorous, requiring substantial year-over-year growth in organic revenue and non-GAAP income from operations and performance at or above the mid-point of our announced guidance ranges to achieve target payouts. Additionally, the maximum total payout was capped at 150% of the target bonus opportunity.
The performance goals for the 2024 annual cash bonuses are as follows:

Performance Metric	Threshold Performance (50% Payout)(1)	Target Performance (100% Payout)(1)	Maximum Performance (150% Payout)(1)	Weighting	Rationale
Organic Revenue Growth(2)	5.0%	7.5%	10.0%	50%	• Key measure of long-term success • Supports our growth objectives • Stockholder feedback
Non-GAAP Income from Operations(2)	$550 million	$600 million	$700 million	50%	• Key measure of long-term success • Supports our profitability and free cash flow generation objectives • Correlation with stockholder value

(1)
For each measure, no payout would be earned for such measure for achievement below the threshold indicated above. For performance at or above the threshold, the payout would be between 50% and 150% of the target bonus opportunity for each measure, interpolated on a straight-line basis between threshold and target and between target and maximum. The maximum total payout could not exceed 150% of the target bonus opportunity.

(2)	Organic revenue growth and non-GAAP income from operations are non-GAAP financial measures. See Appendix D for non-GAAP definitions and reconciliations.
In February 2025, our compensation committee certified achievement of the following levels of performance for 2024:

Performance Metric	Actual	Performance Goal Payout Percentage
Organic Revenue Growth(1)	8.7%	124.0%
Non-GAAP Income from Operations(1)	$714.4 million	150.0%
Total Performance Goal Payout Percentage		137.0%

(1)	Organic revenue growth and non-GAAP income from operations are non-GAAP financial measures. See Appendix D for non-GAAP definitions and reconciliations.
Based on the level of achievement of these performance objectives, in February 2025 our compensation committee approved the following payouts to our named executive officers:

Named Executive Officer(1)	Payout	Payout as % of Target
Khozema Shipchandler	$1,507,000	137%
Aidan Viggiano	$1,164,500	137%

(1)	Mr. Wagner’s employment ended on January 1, 2025 and as a result, he did not receive a cash bonus payout.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers, including our named executive officers, to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
Long-term incentive compensation opportunities in the form of equity awards are granted by our compensation committee on a regularly-scheduled basis, as described in “Other Compensation Policies and Practices—Equity Award Grant Policy” below. All equity awards are settleable for shares of our Class A common stock. The amount and forms of such equity awards are determined by our compensation committee after considering the factors described in “Oversight of Executive Compensation Program—Compensation-Setting Process” above. The amounts of the equity awards are also intended to provide competitively-sized awards and resulting target total direct compensation opportunities that are competitive with the compensation opportunities offered by the companies in our compensation peer group and Radford Survey data for similar roles and positions for each of our executive officers, taking into consideration the factors described in “Oversight of Executive Compensation Program—Compensation-Setting Process” above.
2024 Annual Equity Awards
In 2024, our compensation committee determined to grant annual equity awards (the “2024 Annual Equity Awards”) in the form of a combination of performance-based RSUs (the “2024 Annual PSUs”) and time-based RSUs (the “2024 Annual RSUs”). Our reintroduction of PSUs in 2024, now with a longer performance period and new performance metrics, was part of our continued adaptation of performance-based incentives to better align with stockholder expectations and industry standards. We expect the structure of our go-forward equity compensation program to have a similar structure as our 2024 Annual Equity Awards.
In April 2024, our compensation committee awarded 2024 Annual PSUs to our named executive officers to support the successful execution of our profitable growth initiatives and to respond to stockholder feedback on our 2022 compensation program and PSU structure as described under “2022 Annual Equity Awards” below. Our 2024 Annual PSUs are part of our transition to regular annual grants of long-term performance-based equity going forward. The 2024 Annual PSUs have a three-year performance period from 2024-2026 and are scheduled to vest based on the achievement of (i) three-year cumulative free cash flow targets (70% weighting) and (ii) our relative total stockholder return measured against the S&P 500 Index over a three-year period (30% weighting), which structure reflects feedback from our stockholders. The S&P 500 Index was selected due to its breadth, maturity and financial characteristics.
No portion of the 2024 Annual PSUs will be eligible to vest until 2027, to foster alignment with our long-term performance results and stockholder interests. Our compensation committee determined that free cash flow and relative total stockholder return were the most appropriate performance measures to drive long-term performance while aligning executive incentives with the significant changes we have made to our business aimed at delivering profitable growth. Our compensation committee evaluated multiple potential metrics when determining which performance metrics for the 2024 Annual PSUs best supported our profitable growth initiatives – including internal financial and operational metrics as well as external stock return metrics – and also considered stockholder feedback and industry standards.
In addition to the 2024 Annual PSUs, each named executive officer received an award of 2024 Annual RSUs in February 2024. We believe time-based RSUs provide a strong retention incentive for our executive officers, align compensation realized by our executives with stockholder value creation, and motivate our executive officers to achieve long-term stockholder value. The 2024 Annual RSUs were granted in February 2024 and vest over four years in equal quarterly installments between March 31, 2024 and March 31, 2028, subject to the executive’s continued service through the applicable vesting date. In determining this vesting schedule, our compensation committee considered, among other factors, peer equity compensation practices as well as our combination of short-term and long-term executive retention and incentive goals.
In determining the value and structure of Mr. Shipchandler’s 2024 Annual Equity Awards, in addition to the factors described under “Oversight of Executive Compensation Program—Compensation-Setting Process,” the compensation committee considered his promotion to Chief Executive Officer and the importance of incentivizing Mr. Shipchandler to successfully navigate this critical transformation period for our company, as well as peer Chief Executive Officer sign-on benchmarks, together with Mr. Shipchandler’s existing outstanding equity awards, and the cost of attracting a new external Chief Executive Officer. Mr. Shipchandler’s promotion was part of our long-term leadership development and succession planning strategy, The award was intended to immediately align Mr. Shipchandler’s interests with those of our stockholders, incentivize long-term

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stockholder value creation and provide strong retentive value, taking into account the retentive value of Mr. Shipchandler’s existing outstanding equity awards. The 2024 PSUs granted to Mr. Shipchandler were our first equity incentive grants tied to a multi-year financial and relative stockholder return performance period, which we believe represented a strong opportunity to closely align Mr. Shipchandler’s incentives as our new Chief Executive Officer with the key long-term business objectives that we are aiming to achieve under his leadership. The compensation committee determined to grant Mr. Shipchandler’s equity award in the form of 60% PSUs and 40% RSUs to recognize his role as having the greatest impact on the Company’s performance outcomes among our named executive officers.
Following his promotional year in 2024, in 2025, the compensation committee determined that Mr. Shipchandler’s annual equity award would be reduced to $20,500,000 in approved target value for 2025, structured as 60% PSUs and 40% RSUs.
The equity awards granted to our other named executive officers in 2024 were 40% PSUs and 60% RSUs. This design, and the magnitude of such awards, was in line with the compensation committee’s objective of promoting continuity and stability within our broader leadership team during this period of transition and transformation.
Our compensation committee will continue to assess our incentive compensation structure in future award cycles in light of market conditions and our stock price performance. The following table sets forth the 2024 Annual Equity Awards that our compensation committee granted in February 2024 and April 2024 to our named executive officers as part of its annual executive compensation review.

Named Executive Officer	PSUs (number of shares at target performance)	RSUs (number of shares)	Aggregate Grant Date Fair Value ($)(1)
Khozema Shipchandler(2)	245,716	139,344	24,388,514
Aidan Viggiano	58,972	75,143	8,360,364
Dana Wagner(3)	32,763	41,746	4,644,690
Jeff Lawson(4)	—	—	—

(1)
The amounts reported in this column represent the aggregate grant date fair value of the PSUs and RSUs granted to the named executive officer in 2024, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that may be realized from such awards. The amounts reported for the RSUs were calculated using the closing price of our common stock on the date of grant. The amounts reported for the PSUs assume the probable outcome of the applicable performance conditions on the date of grant. The valuation assumptions used in determining such amounts are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2025 and further described in footnote 1 to the “Summary Compensation Table” below.

(2)
In connection with his promotion to Chief Executive Officer, we entered into an employment agreement with Mr. Shipchandler, which provided for an initial equity grant to Mr. Shipchandler as set forth in this table.

(3)	Mr. Wagner’s employment ended on January 1, 2025 and as a result, his then unvested 2024 Annual Equity Awards were forfeited on such date.
(4)	Mr. Lawson’s employment ended on January 12, 2024 and he did not receive any equity awards in 2024.
The 2024 Annual PSUs vest based on the achievement over a three-year performance period covering 2024 through 2026 of (i) cumulative free cash flow targets (70% weighting) and (ii) our relative total stockholder return measured against the S&P 500 Index (30% weighting). Each metric operates and is measured independently. Targets were intended to be rigorous and require strong performance to achieve. Our relative TSR performance goals were designed to require outperformance against the broader market to achieve a target payout, and our free cash flow goals reflect consideration of internal forecasts at the time such goals were set and took into account macroeconomic volatility and an evolving operating environment while we took several steps to transition our business toward achieving durable, profitable growth. For reference, in May 2024 we announced external free cash flow guidance for 2024 of $585-$635 million. Vesting of these PSUs may range between 0% for below threshold performance and up to 200% of target based on levels of performance at or above threshold. Notwithstanding the foregoing, if our total stockholder return during the performance period is negative, then performance and vesting will be capped at 100% of the number of target shares subject to that performance goal, regardless of actual performance relative to the S&P 500 Index. The free cash flow goal would continue to scale independently up to 200% of its respective target shares.

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The free cash flow and relative total stockholder return levels for the 2024 Annual PSUs, which were approved by our compensation committee in April 2024, are set forth below.

	2024-2026 Performance Period
Performance Metric	Threshold (50% Payout)(1)	Target (100% Payout)(1)	Maximum (200% Payout)(1)(2)	Weighting
Free Cash Flow(3)	$1.8 Billion	$2.1 Billion	$2.4 Billion	70%
Relative Total Stockholder Return(2)	30th Percentile	55th Percentile	80th Percentile	30%

(1)
For each measure, no portion of the award will vest for achievement below the threshold indicated above. For performance at or above the threshold, vesting will be between 50% and 200% of the target award (subject, in the case of relative total stockholder return, to the limitation described in Note 2 below), interpolated on a straight-line basis for performance between threshold, target and maximum. Each performance goal scales independently.

(2)
If our total stockholder return during the performance period is negative, then performance and vesting will be capped at 100% of the number of target shares subject to that performance goal, regardless of actual performance relative to the S&P 500 Index. The free cash flow goal would continue to scale independently up to 200% of its respective target shares.

(3)	Free cash flow is a non-GAAP financial measure. See Appendix D for non-GAAP definitions and reconciliations.
2022 PSUs – 2024 Tranche
We first introduced PSUs in 2022 (the “2022 PSUs”) in an effort to incorporate additional long-term, performance-based incentives into our compensation structure, based in part on stockholder feedback. These awards were designed with a front-loaded multiyear performance component so as to provide meaningful retentive and incentive value amid a challenging and volatile macro environment. Consistent with the intended front-loaded design of this program, we did not grant annual PSUs in 2023, resuming PSU grants in 2024 as described above.
The 2022 PSUs were scheduled to vest over a three-year period based on the annual achievement of organic revenue growth and, for the 2023 and 2024 performance period, non-GAAP income from operations performance targets. The performance goals were designed to be challenging, as evidenced by the fact that there was 0% payout for the 2023 and 2024 tranches due to the organic revenue growth target not being met.
The 2024 tranche of the 2022 PSUs was scheduled to vest if both (i) the minimum organic revenue growth threshold and (ii) the non-GAAP income from operations threshold were achieved for 2024. If either metric did not meet threshold performance, the tranche would be forfeited. Vesting of these PSUs could range between 0% for below threshold performance and up to 200% of target based on levels of performance at or above threshold.
The organic revenue growth levels for our 2022 PSUs’ 2024 performance period are set forth below. Additionally, at least one dollar of non-GAAP income from operations was required to be achieved.

Payout Level	Organic Revenue Growth(1)	Non-GAAP Income from Operations(1)	Payout of (Percentage of Target Shares)*
Maximum	40%	≥$1.00	200%
Target	30%	≥$1.00	100%
Threshold	20%	≥$1.00	50%
	<20%	≥$1.00	0%

*	Subject to linear interpolation for performance between threshold, target and maximum.
(1)	Organic revenue growth and non-GAAP income from operations are non-GAAP financial measures. See Appendix D for non-GAAP definitions and reconciliations.
Organic revenue growth for 2024 was 8.7% and non-GAAP income from operations was $714.4 million which resulted in 0% payout for the 2024 tranche of the 2022 PSUs due to the organic revenue growth result falling below the threshold amount, evidencing the rigorous targets set by our compensation committee. Our compensation committee certified performance in February 2025 and any PSUs subject to the 2022 PSUs that had not vested as of such date were forfeited.

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As noted above, the 2024 performance period was the third and final performance period that applied to the 2022 PSUs. The performance goals applicable to the 2022 PSUs were satisfied only in the 2022 performance period, resulting in a 98.5% payout (of target) for the first tranche of the 2022 PSUs, and overall, a less than 33% payout (of target) of the target number of shares subject to the 2022 PSUs, illustrating the challenging nature of the performance targets.
2025 Performance-Vesting Equity Update
Consistent with the structure of the 2024 PSUs, in February 2025, our compensation committee approved annual executive PSU awards (the “2025 PSUs”) that vest based on the achievement over a three-year performance period covering 2025 through 2027 of (i) cumulative free cash flow targets (70% weighting) and (ii) our relative total stockholder return measured against the S&P 500 Index (30% weighting).
The performance targets for the 2025 PSUs, set forth below, were designed to be rigorous and reflect consideration of the Company’s growth momentum, margin expansion, and new product innovation.
•	Free Cash Flow (2025-2027): Threshold—$2.75 Billion (50% Payout); Target—$3.25 Billion (100% Payout); and Maximum—$3.5 Billion (200% Payout)
•	Relative Total Stockholder Return (2025-2027): Threshold – 30% (50% Payout); Target—55% (100% Payout); and Maximum—80% (200% Payout)
For each measure, no portion of the award will vest for achievement below the threshold indicated above. For performance at or above the threshold, vesting will be between 50% and 200% of the target award, interpolated on a straight-line basis for performance between threshold, target and maximum. If our total stockholder return during the performance period is negative, then performance and vesting will be capped at 100% of the number of target shares subject to that performance goal, regardless of actual performance relative to the S&P 500 Index. Each performance goal scales independently.
Former Chief Executive Officer Compensation
Effective January 8, 2024, we appointed Khozema Shipchandler as our new Chief Executive Officer to lead the Company forward. In connection with the departure of our former Chief Executive Officer, we entered into a separation agreement with Mr. Lawson dated January 7, 2024 (the “Lawson Separation Agreement”). In determining the benefits and payments to Mr. Lawson in connection with his departure, our compensation committee intended to facilitate an effective and smooth transition of Mr. Lawson’s duties to Mr. Shipchandler in consideration of the significant strategic and operational changes underway, and to ensure access to Mr. Lawson and his institutional knowledge accumulated as the Company’s co-founder and longstanding Chief Executive Officer. The compensation committee believed this represented a reasonable outcome in light of the benefits to the Company provided by the Lawson Separation Agreement and to be in the best interests of the Company and our stockholders. The Lawson Separation Agreement contains a customary release of claims and as consideration for the agreement provides that Mr. Lawson (1) received a lump sum cash payment equal to $99,840, (2) had his outstanding and unvested equity awards covering 68,124 shares of common stock that were subject to time-based vesting immediately vest in full and, if applicable, become exercisable as to 100% of those awards, (3) received an extension of the exercise period of his vested stock options until the earliest to occur of: (i) the three-year anniversary of his separation date, (ii) the applicable expiration date of the applicable stock option, or (iii) such earlier date as provided or permitted under the applicable equity plan, and (4) received $45,949 representing cash payment equal to 18 months of the employer portion of Mr. Lawson’s monthly COBRA premiums. For additional information with respect to compensation paid to Mr. Lawson during 2024, see the “Summary Compensation Table” below.
Also in connection with our Chief Executive Officer transition, we entered into an employment agreement with Mr. Shipchandler, which is described under “Executive Compensation Tables—Employment Agreements or Offer Letters with Named Executive Officers” below.
Health and Welfare Benefits
Our executive officers, including our named executive officers, are eligible to receive the same employee benefits that are generally available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. These benefits include our medical, dental and vision insurance and life and disability insurance plans. In structuring these benefit plans, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.
In addition, we maintain a tax-qualified 401(k) retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to the applicable

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annual limits set forth in the Internal Revenue Code of 1986, as amended (the “Code”). In 2024, we matched 50% of the first 6% of contributions by plan participants, subject to annual contribution limits set forth in the Code. We have the ability to make discretionary contributions to the 401(k) plan but have not done so to date. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we generally do not provide perquisites or other personal benefits to our executive officers, including our named executive officers, except as generally made available to our employees or in other limited circumstances.
In 2024, consistent with the practices of many companies in our peer group, and based on ongoing assessments of risks and actual and credible threats made, we provided Mr. Shipchandler with a home security system to address safety concerns on a tax-neutral basis. The personal safety of our executive officers and directors, including Mr. Shipchandler, is paramount, and we believe that the cost of the security measures we provide are appropriate and necessary in certain circumstances given the risks associated with the visibility of his position. We intend to evaluate these costs annually to determine whether they are a necessary and appropriate expense at the time. During 2024, the total incremental cost to us of the personal security services provided to Mr. Shipchandler was $94,822. Although we view these personal security services as necessary and appropriate business expenses, we reported the aggregate incremental cost related to personal security for Mr. Shipchandler in the “All Other Compensation” column of the Summary Compensation Table below. We also provided Mr. Shipchandler with a parking spot at our offices, which was provided at no incremental cost to the Company.
During 2024, none of our other named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for such individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances.
Post-Employment Compensation Arrangements
We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executive officers. Our Chief Executive Officer participates in our CEO Severance Plan and our other current named executive officers participate in our Senior Executive Severance Plan (collectively, the “Executive Severance Plans”).
The Executive Severance Plans, as discussed in more detail in “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Executive Severance Plans” below, are designed to help ensure the continued service of key executive officers in the event of a potential acquisition, to provide reasonable compensation to named executive officers who leave our employ under specified circumstances and to align the interests of our named executive officers and our stockholders when considering our long-term future.
We believe that the severance payments and benefits provided to our named executive officers under the Executive Severance Plans are appropriate in light of the post-employment compensation protections available to similarly-situated executive officers at companies in our compensation peer group and are an important component of each named executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.
We also believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our named executive officers. In order to encourage them to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our named executive officers with the opportunity to receive additional severance protections during a change in control protection period. In addition, we provide additional payment and benefit protections if a named executive officer voluntarily terminates employment with us for good reason, because we believe that a voluntary termination of employment for good reason is essentially equivalent to an involuntary termination of employment by us without cause. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing potential corporate transactions that are in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the named executive officer and our stockholders.

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To protect our interests, we require all participants of the Executive Severance Plans to sign a standard form of general release in favor of us prior to receiving any severance payments or benefits under the applicable plan.
In addition, under the Executive Severance Plans, all payments and benefits provided in the event of a change in control of our company are payable only if there is a qualifying loss of employment by a named executive officer (commonly referred to as a “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards subject only to time-based vesting, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of our company and to avoid windfalls, both of which could occur if the vesting of time-based equity awards accelerated automatically as a result of the transaction.
We do not provide excise tax payments (or “gross-ups”) relating to a change in control of our company and have no such obligations in place with respect to any of our named executive officers.
For detailed descriptions of the post-employment compensation arrangements we maintain with our named executive officers, as well as an estimate of the potential payments and benefits payable to our named executive officers under their post-employment compensation arrangements, see “Executive Compensation Tables—Employment Agreements or Offer Letters with Named Executive Officers” and “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below. As described above, we entered into the Lawson Separation Agreement in connection with Mr. Lawson’s departure in January 2024. For additional information, see “Chief Executive Officer Transition” above and “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below.
Other Compensation Policies and Practices
Equity Award Grant Policy
Under our Amended and Restated Equity Award Grant Policy, we generally grant equity awards on a regularly scheduled basis to enhance the effectiveness of our internal control over our equity award grant process and to alleviate several of the burdens related to accounting for such equity awards, as follows:
•
Any grants of equity awards made in conjunction with the hiring of a new employee or the promotion of an existing employee will generally be made, if at all, regularly (either monthly or quarterly) and will be effective on the date such grant is approved by our board of directors or our compensation committee or such future date as is approved by our board of directors or our compensation committee. In no event will the effective date of an equity award made in conjunction with the hiring of a new employee precede the date such grant is approved or the first date of employment.

•
Any grants of equity awards to existing employees (other than in connection with a promotion) will generally be made, if at all, on an annual or quarterly basis. Any such annual or quarterly grant will be effective on the date on which such grant is approved or such future date as is approved by our board of directors or our compensation committee.

•
All equity awards will be priced on the effective date of the award. The exercise price of all stock options will be equal to (or, if specified in the approval of the award, greater than) the closing market price on the NYSE of one share of our common stock on the effective date of grant, or, if no closing price is reported for such date, the closing price on the last day preceding such date for which a closing price is reported. If the grant of restricted stock, RSUs or PSUs is denominated in dollars, the number of shares of restricted stock, RSUs or PSUs that are granted will generally be calculated by dividing the dollar value of the approved award by the average closing market price on the NYSE of one share of our common stock over the trailing 30-day period ending five business days immediately prior to the effective date of grant, with such total number of shares to be granted per recipient rounded up to the nearest whole share.

•
Our board of directors or our compensation committee may delegate to our Chief Executive Officer and/or any other executive officer, or a committee comprising at least two of our executive officers, all or part of the authority with respect to the granting of certain equity awards to employees (other than to such delegates), subject to certain limitations and requirements. Our board of directors and compensation committee have currently delegated authority to a subcommittee to allow any two of our Chief Financial Officer or Principal Financial Officer, Chief People Officer and Chief Legal Officer, to grant, without any further action required by the compensation committee, equity awards to all employees who are designated as senior directors or below and are not members of the subcommittee or executive officers. The purpose of this delegation of authority is to enhance the flexibility of equity award

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administration and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within specified limits approved from time to time by the compensation committee. As part of its oversight function, the compensation committee reviews the grants made by the subcommittee on a quarterly basis.
Our board of directors and compensation committee do not take material nonpublic information into account when determining the timing and terms of any stock option grant. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We did not grant stock options to any of our named executive officers in 2024 and have never granted stock appreciation rights.
Death Equity Acceleration Policy
In December 2020, our compensation committee approved a policy providing that upon the termination due to death of an employee’s or non-employee director’s employment or other service relationship with us or any of our subsidiaries, any then outstanding equity awards held by the individual that vest solely based on continued employment or service will automatically receive two years of supplemental vesting. The policy applies both to awards granted prior to the adoption of the policy, as well as awards granted thereafter.
Policy Prohibiting Hedging and Pledging of Equity Securities
Our Insider Trading Policy prohibits our employees, including our executive officers, and the non-employee members of our board of directors from engaging in any short sale and from buying or selling puts, calls, other derivative securities or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engage in any other hedging transaction with respect to our securities, at any time. In addition, our Insider Trading Policy prohibits our employees, including our executive officers, and the non-employee members of our board of directors from using our securities as collateral in a margin account or from pledging our securities as collateral for a loan.
Stock Ownership Policy
To further align the interests of our executive officers with those of our stockholders and to promote a long-term perspective in managing our company, we maintain our Stock Ownership Policy, which applies to our Chief Executive Officer and executive officers subject to Section 16 of the Exchange Act (“Section 16 Officers”), including each of our named executive officers. We most recently amended and restated the Stock Ownership Policy in March 2022.
Our Stock Ownership Policy requires each named executive officer to acquire and hold a number of shares of our common stock equal in value to a multiple of such named executive officer’s annual base salary until he or she ceases to be our Chief Executive Officer or a Section 16 Officer, as applicable. The minimum value for our named executive officers is as follows:

Position	Minimum Value
Chief Executive Officer	6x base salary
Other Named Executive Officers	3x base salary

For purposes of our Stock Ownership Policy, we only count directly and beneficially owned shares, including shares purchased through our ESPP or 401(k) Plan, if applicable, shares underlying vested RSUs, and shares held following settlement of PSUs and do not count vested but unexercised stock options. Each named executive officer has five years from the later of his or her designation as our Chief Executive Officer or Section 16 Officer, as applicable, or from the original effective date of the policy to obtain the required ownership level.
As of December 31, 2024, all of our executive officers are in compliance with our Stock Ownership Policy or are within the five-year phase in period.
Compensation Recovery Policy
In November 2023, our compensation committee adopted a compensation recovery (“clawback”) policy in compliance with NYSE and SEC rules requiring public companies to recover excess incentive-based compensation from current and former executive officers in the event of an accounting restatement. Consistent with the requirements, this policy requires that if we are required to prepare an accounting restatement due to our material noncompliance with financial reporting requirements, we

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must claw back from certain officers any incentive-based compensation received by them after October 2, 2023 and during the applicable covered period (which generally includes the three completed fiscal years prior to the restatement date) that was in excess of what they would have received had their incentive compensation been determined based on the restated amounts.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Under Section 162(m) of the Internal Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our compensation committee will continue to consider tax implications as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to provide compensation for our executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceeds certain prescribed limits, and that our company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.
Section 409A of the Internal Revenue Code
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a traditional nonqualified deferred compensation plan for our executive officers, Section 409A of the Code does apply to certain severance arrangements, bonus arrangements and equity awards, and we have structured all such arrangements and awards in a manner to either avoid or comply with the applicable requirements of Section 409A of the Code. For our non-employee directors, we provide a Non-Employee Directors’ Deferred Compensation Program, which has been structured to comply with the applicable requirements of Section 409A of the Code.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date fair value of these awards. This cost is recognized as an expense following the straight-line attribution method over the requisite service period. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from such awards.

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Compensation and Talent Management Committee Report
Our compensation and talent management committee has reviewed and discussed the section titled “Compensation Discussion and Analysis” with management. Based on such review and discussion, our compensation and talent management committee has recommended to the board of directors that the section titled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Respectfully submitted by the members of our compensation and talent management committee of the board of directors:
Compensation and Talent Management Committee

Jeffrey Immelt (Chair)
Jeff Epstein
Miyuki Suzuki

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Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the total compensation, for services rendered in all capacities, that was paid to or earned by our named executive officers during 2022, 2023 and 2024.

Name and principal position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Khozema Shipchandler(4) Chief Executive Officer and Former President, Twilio Communications	2024	1,100,000	24,388,514	—	1,507,000	214,949	27,210,463
	2023	1,100,000	10,010,679	—	3,000,000	9,900	14,120,579
	2022	1,100,000	28,552,689	—	—	8,304	29,660,993
Aidan Viggiano(5) Chief Financial Officer	2024	850,000	8,360,364	—	1,164,500	13,460	10,388,324
	2023	793,462	11,946,693	—	2,750,000	9,900	15,500,055
Dana Wagner(6) Former Chief Legal Officer, Chief Compliance Officer and Corporate Secretary	2024	600,000	4,644,690	—	—	10,350	5,255,040
	2023	600,000	5,005,406	—	1,500,000	9,900	7,115,306
	2022	600,000	25,552,061	—	—	9,150	26,161,211
Jeff Lawson(7) Former Chief Executive Officer and Board Chair	2024	2,443	—	5,139,601	—	4,283,533	9,425,577
	2023	74,918	—	—	—	1,941	76,859
	2022	134,000	49,228,812	—	—	14,657	49,377,469

(1)
The amounts reported in this column represent the aggregate grant date fair value of RSUs awarded to the named executive officers in 2022, 2023 and 2024, and PSUs awarded to the named executive officers in 2022 and 2024, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that may be realized from such awards. The amounts reported for the RSUs were calculated using the closing price of our common stock on the date of grant. The amounts reported for the PSUs assume the probable outcome of the applicable performance conditions on the date of grant. The valuation assumptions used in determining such amounts are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2025 and the assumptions noted below. If the PSUs were instead valued based on the maximum outcome of the applicable performance conditions, the grant date fair value of the PSUs granted in this column (i) for 2022, would be as follows: Mr. Shipchandler: $43,321,190; Mr. Wagner: $19,691,651; Mr. Lawson: $74,827,768, and (ii) for 2024, would be as follows: Mr. Shipchandler: $27,128,782; Ms. Viggiano: $6,510,953; Mr. Wagner: $3,617,272. Mr. Lawson did not receive a 2024 PSU award.

For the 2024 PSU awards, the fair value of the PSUs attributable to performance based on our relative total stockholder return was determined using a Monte Carlo simulation model using the following assumptions: (i) the expected term of 2.72 years was based on the time period from the grant date to the end of the performance period; (ii) the expected risk-free interest rate of 4.7% was based on the U.S. Treasury rates as of the grant date; and (iii) the expected volatility of 65.59% was based on the historical volatility of Twilio’s Class A common stock.
(2)
The amount reported in this column represents the incremental fair value associated with the extension of the exercise period of Mr. Lawson’s vested stock options pursuant to the Lawson Separation Agreement (as described below), calculated as of the modification date in accordance with FASB ASC Topic 718. Please see the section titled “—Potential Payments Upon Termination or Change in Control” below for information regarding the Lawson Separation Agreement and a description of the exercise period extension.

(3)
The amounts reported in this column for 2024 represent (i) in the case of Mr. Shipchandler, (1) 401(k) matching contributions, (2) payments related to home security installation of $94,822 and (3) $113,293 for reimbursement of taxes associated with such home security installation; (ii) in the case of Ms. Viggiano, (1) 401(k) matching contributions and (2) a tax gross up of $5,066 on a hotel gift card provided to Ms. Viggiano; (iii) In the case of Mr. Wagner, 401(k) matching contributions of $10,350; and (iv) in the case of Mr. Lawson, (1) 401(k) matching contributions and (2) amounts paid to Mr. Lawson in connection with his departure in January 2025, including (x) a lump sum cash payment of $99,840, (y) $45,949, representing 18 months of the employer portion of Mr. Lawson’s COBRA premiums and (z) accelerated vesting of Mr. Lawson’s outstanding time-based RSUs and options, covering 68,124 shares of common stock, with an estimated value of $4,137,683 based on the closing market price of our common stock on January 12, 2024, the effective date of the acceleration. Mr. Shipchandler also utilized a parking space at the Company’s office building, to which the Company is entitled under its leasing arrangement and which was provided to Mr. Shipchandler at no additional cost to the Company.

(4)
Mr. Shipchandler served as Chief Financial Officer from 2018 to 2021, Chief Operating Officer from October 27, 2021 until March 1, 2023, and President, Twilio Communications from March 1, 2023 until his appointment as Chief Executive Officer effective January 8, 2024.

(5)
Ms. Viggiano served as Senior Vice President of Finance from 2021 until March 1, 2023, at which time she became our Chief Financial Officer. The amounts shown in this table for 2023 reflect an increase in Ms. Viggiano’s base salary and additional equity awards issued in connection with her appointment as Chief Financial Officer in March 2023.

(6)
Mr. Wagner’s employment as our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary ended on January 1, 2025 and he did not receive any non-equity incentive plan compensation for 2024.

(7)	Mr. Lawson stepped down as our Chief Executive Officer and board chair effective January 8, 2024, and his employment with the Company ended on January 12, 2024.

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Executive Compensation Tables
Grants of Plan-Based Awards Table
The following table sets forth certain information with respect to all plan-based awards granted to our named executive officers during 2024.

Name	Type of Award	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)(6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Khozema Shipchandler	RSUs	2/20/2024	2/16/2024	—	—	—	—	—	—	139,344	—	—	7,898,018
	PSUs	4/10/2024	4/10/2024	—	—	—	122,858	245,716	491,432	—	—	—	16,490,496
	Annual Bonus	—	—	550,000	1,100,000	1,650,000	—	—	—	—	—	—	—
Aidan Viggiano	RSUs	2/16/2024	2/16/2024	—	—	—	—	—	—	75,143	—	—	4,402,628
	PSUs	4/10/2024	4/10/2024	—	—	—	29,486	58,972	117,944	—	—	—	3,957,736
	Annual Bonus	—	—	425,000	850,000	1,275,000	—	—	—	—	—	—	—
Dana Wagner	RSUs	2/16/2024	2/16/2024	—	—	—	—	—	—	41,746	—	—	2,445,898
	PSUs	4/10/2024	4/10/2024	—	—	—	16,382	32,763	65,526	—	—	—	2,198,792
	Annual Bonus	—	—	300,000	600,000	900,000	—	—	—	—	—	—	—
Jeff Lawson	—	—	—	—	—	—	—	—	—	—	943,742	—	5,139,601

(1)
The amounts reported in this column reflect the 2024 annual cash bonuses, which were granted under the Cash Bonus Plan. For a description of the 2024 cash bonus awards, including information on the threshold, target, maximum and actual award level achievement, as well as descriptions of the performance goals, see the section titled “Executive Compensation—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Incentives—2024 Cash Bonus Awards.”

(2)
The amounts reported in this column reflect the 2024 Annual PSUs, which were granted under the 2016 Plan. For a description of the 2024 Annual PSUs, including information on the threshold, target, and maximum award level achievement, as well as descriptions of the performance goals, see the section titled “Executive Compensation—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation—2024 Annual Equity Awards.”

(3)
The amounts reported in this column reflect the 2024 Annual RSUs, which were granted under the 2016 Plan. For a description of the 2024 Annual RSUs, see the section titled “Executive Compensation—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation—2024 Annual Equity Awards.”

(4)
The amount reported in this column represents certain of Mr. Lawson’s vested stock options as to which the exercise period was extended pursuant to the Lawson Separation Agreement (as described below). Please see the section titled “—Potential Payments Upon Termination or Change in Control” below for information regarding the Lawson Separation Agreement and a description of the exercise period extension.

(5)
The amounts reported in this column represent the aggregate grant date fair value of the RSUs and PSUs granted to the named executive officers in 2024, calculated in accordance with FASB ASC Topic 718. Assumptions underlying the valuations are set forth in footnote 1 to the Summary Compensation Table above. These amounts do not reflect the actual economic value that may be realized from such awards.

(6)
The amount reported in this column for Mr. Lawson represents the incremental fair value associated with the extension of the exercise period of Mr. Lawson’s vested stock options pursuant to the Lawson Separation Agreement (as described below), calculated as of the modification date in accordance with FASB ASC Topic 718. Please see the section titled “—Potential Payments Upon Termination or Change in Control” below for information regarding the Lawson Separation Agreement and a description of the exercise period extension.

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Executive Compensation Tables
Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2024. Except as described below, all stock options and RSUs are subject to certain vesting acceleration provisions as provided in the applicable Executive Severance Plan, and PSUs are subject to certain vesting acceleration provisions as provided in the applicable grant agreement. See the section titled “—Potential Payments Upon Termination or Change in Control” below for information regarding the impact of certain employment termination scenarios or a change in control on outstanding equity awards.

		Option Awards(1)(2)				Stock Awards(1)(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Khozema Shipchandler	11/01/2018(5)	35,418	—	76.63	10/31/2028	—	—	—	—
	2/22/2020(5)	44,158	—	117.94	2/21/2030	—	—	—	—
	2/25/2021(5)	18,126	—	377.59	2/24/2031	—	—	—	—
	11/11/2021(6)	8,952	4,613	298.00	11/11/2031	—	—	—	—
	11/11/2021(7)	—	—	—	—	2,546	275,172	—	—
	3/21/2022(8)	—	—	—	—	14,882	1,608,447	—	—
	3/21/2022(9)	—	—	—	—	—	—	22,931	2,478,382
	2/22/2023(10)	—	—	—	—	67,821	7,330,094	—	—
	2/20/2024(11)	—	—	—	—	104,508	11,295,225	—	—
	4/10/2024(12)	—	—	—	—	—	—	319,431	34,524,081
Aidan Viggiano	2/20/2020(5)	4,066	—	126.71	2/20/2030	—	—	—	—
	4/20/2021(13)	2,008	44	367.65	4/20/2031	—	—	—	—
	4/20/2021(14)	—	—	—	—	70	7,566	—	—
	11/11/2021(15)	—	—	—	—	2,470	266,958	—	—
	11/22/2021(16)	—	—	—	—	924	99,866	—	—
	3/21/2022(8)	—	—	—	—	4,252	459,556	—	—
	3/21/2022(9)	—	—	—	—	—	—	7,297	788,660
	2/22/2023(10)	—	—	—	—	62,169	6,719,226	—	—
	3/20/2023(17)	—	—	—	—	27,667	2,990,249	—	—
	2/16/2024(11)	—	—	—	—	56,358	6,091,173	—	—
	4/10/2024(12)	—	—	—	—	—	—	76,664	8,285,802
Dana Wagner	1/20/2022(18)	—	—	—	—	17,139	1,852,383	—	—
	3/21/2022(8)	—	—	—	—	6,739	689,442	—	—
	3/21/2022(9)	—	—	—	—	—	—	10,423	1,126,518
	2/22/2023(10)	—	—	—	—	33,910	3,664,993	—	—
	2/16/2024(11)	—	—	—	—	31,310	3,383,985	—	—
	4/10/2024(12)	—	—	—	—	—	—	42,592	4,603,333
Jeff Lawson	12/31/2015(5)(19)	316,667	—	10.09	12/30/2025	—	—	—	—
	2/10/2017(5)(19)	163,890	—	31.96	2/9/2027	—	—	—	—
	2/20/2018(5)(19)	203,589	—	33.01	2/19/2028	—	—	—	—
	1/31/2019(5)(19)	110,697	—	111.32	1/30/2029	—	—	—	—
	2/22/2020(5)(19)	114,767	—	117.94	2/21/2030	—	—	—	—
	2/25/2021(5)(19)	34,132	—	377.59	2/24/2031	—	—	—	—

(1)	Equity awards were granted pursuant to our 2016 Plan.
(2)
Unless otherwise described in the footnotes below, the vesting of each equity award on a vesting date is subject to the applicable named executive officer’s continued employment with us through such vesting date.

(3)	This column represents the fair market value of a share of our common stock on the date of the grant, as determined by the administrator of our 2016 Plan.

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Executive Compensation Tables
(4)
The market values of the unvested RSUs and unearned PSUs are calculated by multiplying the number of unvested or unearned units, respectively, by the closing price of our common stock, as reported on the NYSE, of $108.08 per share on December 31, 2024.

(5)	The shares subject to the stock option are fully vested.
(6)
The shares subject to the stock option vest as follows: 33% of the shares subject to the stock option vest in equal quarterly installments between the first and second anniversaries of December 31, 2021, 33% of the shares subject to the stock option vest in equal quarterly installments between the second and third anniversaries of December 31, 2021 and 34% of the shares subject to the stock option vest in equal quarterly installments between the third and fourth anniversaries of December 31, 2021.

(7)
The RSUs vest as follows: 33% of the RSUs vest in equal quarterly installments between the first and second anniversaries of December 31, 2021, 33% of the RSUs vest in equal quarterly installments between the second and third anniversaries of December 31, 2021 and 34% of the RSUs vest in equal quarterly installments between the third and fourth anniversaries of December 31, 2021.

(8)
The RSUs vest as follows: 33% of the RSUs vest in equal quarterly installments between the first and second anniversaries of January 1, 2022, 33% of the RSUs vest in equal quarterly installments between the second and third anniversaries of January 1, 2022, and 34% of the RSUs vest in equal quarterly installments between the third and fourth anniversaries of January 1, 2022. In connection with the termination of Mr. Wagner’s employment as of January 1, 2025, all unvested RSUs held by Mr. Wagner as of that date were forfeited to us.

(9)
The PSUs vest in three tranches subject to the achievement of certain performance metrics for 2022, 2023 and 2024. The 2024 tranche was eligible to vest if both (i) the minimum organic revenue growth threshold and (ii) the non-GAAP income from operations threshold were achieved for 2024. Vesting of these PSUs ranged up to 100% above the target based on levels of performance at or above threshold. This table shows the number of the 2024 tranche of PSUs eligible to vest at threshold performance. In February 2025, it was determined that none of the 2024 tranche of PSUs subject to these awards vested based on our performance for 2024. As a result, the following number of PSUs (at target) were outstanding as of December 31, 2024 but were forfeited in February 2025 based on our performance for 2024: 45,861 of these PSUs for Mr. Shipchandler and 14,593 of these PSUs for Ms. Viggiano. In connection with the termination of Mr. Wagner’s employment as of January 1, 2025, all unvested PSUs held by Mr. Wagner as of that date were forfeited to us.

(10)
The RSUs vest as follows: 33% of the RSUs vest in equal quarterly installments between the first and second anniversaries of January 1, 2023, 33% of the RSUs vest in equal quarterly installments between the second and third anniversaries of January 1, 2023, and 34% of the RSUs vest in equal quarterly installments between the third and fourth anniversaries of January 1, 2023. In connection with the termination of Mr. Wagner’s employment as of January 1, 2025, all unvested PSUs held by Mr. Wagner as of that date were forfeited to us.

(11)
The RSUs vest as follows: 1/16th of the RSUs vest on March 31, 2024, and 1/16th of the RSUs vest quarterly for the next 15 quarters on June 30, September 30, December 31 and March 31. In connection with the termination of Mr. Wagner’s employment as of January 1, 2025, all unvested RSUs held by Mr. Wagner as of that date were forfeited to us.

(12)
The PSUs vest in a single tranche based on the achievement over a three-year performance period covering 2024 through 2026 of (i) cumulative free cash flow targets and (ii) our relative total stockholder return measured against the S&P 500 Index. Vesting of these PSUs will range between zero for below threshold performance and up to 200% of target based on levels of performance at or above threshold, subject to a limitation on overperformance in the case of negative total stockholder return. This table shows the number of PSUs eligible to vest at free cash flow target performance and relative total stockholder return maximum performance. In connection with the termination of Mr. Wagner’s employment as of January 1, 2025, all unvested PSUs held by Mr. Wagner as of that date were forfeited to us.

(13)
The shares subject to this option vest as follows: 1/16th of the shares subject to the stock option vest on May 15, 2021, and the remaining shares subject to the stock option vest monthly through January 15, 2025 on the 15th day of the month.

(14)	The RSUs vest as follows: 1/16th of the RSUs vest on May 15, 2021, and 1/16th of the RSUs vest quarterly for the next 15 quarters on February 15, May 15, August 15 and November 15.
(15)	The RSUs vest as follows: 1/16th of the RSUs vest on November 20, 2021, and 1/16th of the RSUs vest quarterly for the next 15 quarters on February 15, May 15, August 15 and November 15.
(16)	The RSUs vest as follows: 1/16th of the RSUs vest on February 15, 2022, and 1/16th of the RSUs vest quarterly for the next 15 quarters on February 15, May 15, August 15 and November 15.
(17)	The RSUs vest as follows: 1/16th of the RSUs vest on August 15, 2023, and 1/16th of the RSUs vest quarterly for the next 15 quarters on February 15, May 15, August 15 and November 15.
(18)
The RSUs vest as follows: 29.17% of the RSUs vest on February 15, 2023 and the remaining RSUs vest quarterly over the next eleven quarters on February 15, May 15, August 15 and November 15, with a final vesting of 2.08% of the RSUs on February 15, 2026. In connection with the termination of Mr. Wagner’s employment as of January 1, 2025, all unvested RSUs held by Mr. Wagner as of that date were forfeited to us.

(19)
Pursuant to the Lawson Separation Agreement (as described below), Mr. Lawson received an extension of the exercise period of his vested stock options until the earliest to occur of: (i) the three-year anniversary of his employment termination date (or January 12, 2027), (ii) the applicable expiration date of the applicable stock option, or (iii) such earlier date as provided or permitted under the applicable equity plan.

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Executive Compensation Tables
Option Exercises and Stock Vested Table
The following table presents, for each of our named executive officers, the shares of our common stock that were acquired upon the exercise of stock options and vesting of RSUs and PSUs and the related value realized during 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Khozema Shipchandler	—	—	88,472	6,442,132
Aidan Viggiano	—	—	69,304	4,999,783
Dana Wagner	—	—	49,152	3,533,991
Jeff Lawson	—	—	56,518	4,137,683

(1)
The aggregate value realized upon the vesting and settlement of RSUs and PSUs is based on the number of shares underlying such awards that vested multiplied by the closing price of our shares of common stock on the NYSE on the vesting date or, if the vesting date was not a trading day, the closing price on the last trading day immediately preceding such vesting date.

Employment Agreements or Offer Letters with Named Executive Officers
We have entered into employment offer letters or promotion letters with each of our named executive officers, except Mr. Lawson, in connection with his or her employment with us that provide for, among other things, annual base salary and grants of equity awards. For a summary of the material terms and conditions of these arrangements, as well as an estimate of the potential payments and/or benefits payable to our named executive officers under these arrangements, see the description below and the section titled “—Potential Payments Upon Termination or Change in Control” below.
Khozema Shipchandler
On January 7, 2024, we entered into an employment agreement with Mr. Shipchandler in connection with his employment as our Chief Executive Officer. The employment agreement provided for Mr. Shipchandler’s “at-will” employment and set forth his initial annual base salary, target bonus opportunity and RSU and PSU grants, as well as his eligibility to participate in our benefit plans generally. Mr. Shipchandler is subject to our standard employment, confidential information, invention assignment and arbitration agreement. The employment agreement superseded the previous employment offer letter we entered into with Mr. Shipchandler on August 22, 2018 in connection with his employment as Chief Financial Officer.
Aidan Viggiano
On February 10, 2023, we entered into a new employment offer letter with Ms. Viggiano in connection with Ms. Viggiano’s appointment as our Chief Financial Officer. The employment offer letter provided for Ms. Viggiano’s continued “at-will” employment and set forth her initial annual base salary and an initial stock RSU grant, which was granted in March 2023, as well as her eligibility to participate in our benefit plans generally. Ms. Viggiano is subject to our standard employment, confidential information, invention assignment and arbitration agreement. The employment offer letter superseded the previous employment offer letter we entered into with Ms. Viggiano on June 21, 2019 in connection with her initial employment as Vice President of Corporate Finance.
Dana Wagner
On October 5, 2021, we entered into an employment offer letter with Mr. Wagner, who served as our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary until his employment with the Company terminated on January 1, 2025. The employment offer letter provided for Mr. Wagner’s “at-will” employment and set forth his initial annual base salary, sign-on bonus, and an initial RSU award, as well as his eligibility to participate in our benefit plans generally. Mr. Wagner was also subject to our standard employment, confidential information, invention assignment and arbitration agreement.

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Executive Compensation Tables
Jeff Lawson
We have not entered into an employment offer letter or employment agreement with Mr. Lawson. See “—Potential Payments Upon Termination or Change in Control” below for a description of the separation agreement entered into with Mr. Lawson in connection with our Chief Executive Officer transition. Mr. Lawson’s service as our Chief Executive Officer terminated effective January 8, 2024, and his employment with the Company terminated on January 12, 2024.
Potential Payments Upon Termination or Change in Control
Executive Severance Plans
Our Chief Executive Officer participates in the Amended Chief Executive Officer Severance Plan and each of our current named executive officers (other than our Chief Executive Officer), participates in the Amended Senior Executive Severance Plan (together with the Amended Chief Executive Officer Severance Plan, the “Executive Severance Plans”), as further described below. The Executive Severance Plans provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment in connection with a change in control of our company. We most recently amended our Executive Severance Plans in September 2024, including to provide for the payment of a percentage of the executive’s annual target bonus in certain change in control termination scenarios, as described below. We do not provide for any severance or change in control payments or benefits in our named executive officers’ employment offer letters.
The Executive Severance Plans provide that upon (i) a termination of employment by us for any reason other than for “cause” (as defined in the applicable plan), death or disability or (ii) resignation of employment for “good reason” (as defined in the applicable plan), in each case, outside of the change in control period (i.e., the period beginning three months prior to and ending 12 months after, a “change in control,” as defined in the applicable plan), an eligible participant will be entitled to receive, subject to the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to 18 months of base salary for our Chief Executive Officer and 12 months of base salary for our other named executive officers (in each case, utilizing the higher of the annual base salary in effect immediately prior to termination or for the preceding fiscal year), and (ii) a monthly cash payment for up to 18 months for our Chief Executive Officer and up to 12 months for our other named executive officers equal to the monthly contribution we would have made to provide health insurance to the named executive officer if he or she had remained employed by us. In addition, upon a (i) termination of employment by us other than due to cause, death or disability or (ii) a resignation of employment for “good reason”, in each case, outside of the change in control period, our Chief Executive Officer will be entitled to 12 months of acceleration of vesting for outstanding and unvested time-based equity awards.
The Executive Severance Plans provide that upon a (i) termination of employment by us other than due to cause, death or disability or (ii) resignation of employment for good reason, in each case, within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective release of claims in our favor, (1) a lump sum cash payment equal to the sum of (A) 24 months of base salary for our Chief Executive Officer and 18 months of base salary for our other named executive officers (in each case, utilizing the higher of the annual base salary in effect immediately prior to termination or for the preceding fiscal year) and (B) 200% of annual target bonus for our Chief Executive Officer and 150% of annual target bonus for our other named executive officers (in each case, utilizing the higher of the annual target bonus in effect immediately prior to termination or for the preceding fiscal year), (2) a monthly cash payment for up to 24 months for our Chief Executive Officer and up to 18 months for our other named executive officers equal to the monthly contribution we would have made to provide health insurance to the named executive officer if he or she had remained employed by us, and (3) full accelerated vesting of all outstanding and unvested equity awards held by our named executive officers; provided, that the performance conditions applicable to any stock-based awards subject to performance conditions will be deemed satisfied at the target level specified in the terms of the applicable award agreement.
The payments and benefits provided under the severance plans in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him or her.

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Executive Compensation Tables
Other Change in Control Arrangements
The 2024 PSU grant agreement for each named executive officer provides that in the event of a Sale Event (as defined in the 2016 Plan) before the last day of the performance period, the compensation committee will, on a date prior to the closing of the Sale Event (the “Sale Event Certification Date”) determine a number of shares eligible to vest (“Eligible Shares”) utilizing an adjusted performance period as follows: (i) the free cash flow goal shall be calculated based on the higher of (1) the target level of performance and (2) the actual level of performance as of the Sale Event Certification Date and (ii) the relative total stockholder return portion shall be calculated based on (1) an adjusted performance period ending on the Sale Event Certification Date and (2) an ending price with respect our company equal to the price payable for a share of our common stock in connection with the Sale Event, provided that If our total stockholder return during the adjusted performance period is negative, then performance will be capped at 100%. The Eligible Shares so determined shall then vest (subject to continued employment) on December 31, 2026, except that in the event of a termination of employment that would otherwise entitle the executive to receive severance under the executive’s applicable severance plan during the change in control period (as defined under the applicable severance plan), and subject to conditions to receiving severance under the applicable severance plan, 100% of such Eligible Shares shall instead vest on the later of the date of termination and the date of the Sale Event. All PSUs that do not vest based on such calculation shall be forfeited without payment.
The 2022 PSU grant agreement for each named executive officer provides that, upon a Sale Event (as defined in the 2016 Plan), (i) each then-outstanding PSU associated with the fiscal year in which the Sale Event occurs shall vest based on the higher of (1) the target level of performance or (2) the actual level of performance as of the Sale Event, as determined in the sole discretion of the compensation committee, and (ii) all PSUs with respect to such fiscal year that do not vest based on such calculation, and all PSUs with respect to any fiscal year that has not yet commenced as of the Sale Event, shall be forfeited without payment.
In connection with the departure of our former Chief Executive Officer, we entered into a separation agreement with Mr. Lawson dated January 7, 2024 (the “Lawson Separation Agreement”). In determining the benefits and payments to Mr. Lawson in connection with his departure, our compensation committee intended to facilitate an effective and smooth transition of Mr. Lawson’s duties to Mr. Shipchandler in consideration of the significant strategic and operational changes underway, and to ensure access to Mr. Lawson and his institutional knowledge accumulated as the Company’s co-founder and longstanding Chief Executive Officer. The compensation committee believed this represented a reasonable outcome in light of the benefits to the Company provided by the Lawson Separation Agreement and to be in the best interests of the Company and our stockholders. The Lawson Separation Agreement contains a customary release of claims and as consideration for the agreement provides that Mr. Lawson (1) received a lump sum cash payment equal to $99,840, (2) had his outstanding and unvested equity awards covering 68,124 shares of common stock that were subject to time-based vesting immediately vest in full and, if applicable, become exercisable as to 100% of those awards, (3) received an extension of the exercise period of his vested stock options until the earliest to occur of: (i) the three-year anniversary of his separation date, (ii) the applicable expiration date of the applicable stock option, or (iii) such earlier date as provided or permitted under the applicable equity plan, and (4) received $45,949 representing cash payment equal to 18 months of the employer portion of Mr. Lawson’s monthly COBRA premiums. For additional information, see the “Summary Compensation Table” above.

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Executive Compensation Tables
The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers who were serving as named executive officers as of the end of 2024 under the Executive Severance Plans and award agreements described above, as applicable. The payments and benefits set forth below are estimated assuming that the termination or change in control event occurred on the last business day of 2024 using the closing market price of our stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

Name	Payment Elements	Qualifying Termination Not in Connection with a Change in Control ($)(1)	Qualifying Termination in Connection with a Change in Control ($)(2)	Change in Control without Termination of Employment ($)
Khozema Shipchandler	Salary	1,650,000(5)	2,200,000(6)	—
	Equity Acceleration(3)(4)	9,259,106(7)	59,989,674(8)	4,956,657(9)
	Continued Benefits	32,123(10)	42,831(11)	—
	Annual Cash Bonus	—	2,200,000(12)	—
	Total	10,941,229	64,432,505	4,956,657
Aidan Viggiano	Salary	850,000(13)	1,275,000(14)	—
	Equity Acceleration(3)(4)	—	26,497,606(8)	1,577,211(9)
	Continued Benefits	21,415(15)	32,123(10)	—
	Annual Cash Bonus	—	1,275,000(16)	—
	Total	871,415	29,079,729	1,577,211
Dana Wagner(17)	Salary	600,000(13)	900,000(14)	—
	Equity Acceleration(3)(4)	—	16,447,171(8)	2,253,036(9)
	Continued Benefits	8,611(15)	12,916(10)	—
	Annual Cash Bonus	—	900,000(16)	—
	Total	608,611	18,260,087	2,253,036

(1)
A “qualifying termination” means a termination other than due to cause, death or disability or a resignation for good reason and “not in connection with a change in control” means outside of the change in control period.

(2)
A “qualifying termination” means a termination other than due to cause, death or disability or a resignation for good reason and “in connection with a change in control” means within the change in control period. Assumes that in connection with the change in control, outstanding equity awards would have otherwise been assumed, substituted or continued by the successor entity.

(3)
Represents the market value of the shares underlying the stock options, RSUs and PSUs as of December 31, 2024, based on the closing price of our common stock, as reported on the NYSE, of $108.08 per share on such date.

(4)
See “Executive Compensation—Compensation Discussion and Analysis—Individual Compensation Elements—Other Compensation Policies and Practices—Death Equity Acceleration Policy” which discusses the treatment of equity awards upon the termination due to death of an employee’s or non-employee director’s employment or other service relationship with us or any of our subsidiaries.

(5)	Represents 18 months of our Chief Executive Officer’s 2024 annual base salary.
(6)	Represents 24 months of our Chief Executive Officer’s 2024 annual base salary.
(7)	Represents 12 months of accelerated vesting for outstanding and unvested time-based equity awards.
(8)
Represents (i) acceleration of vesting of 100% of the total number of shares underlying outstanding and unvested time-based equity awards, (ii) vesting of the 2024 tranche of 2022 PSUs based on the target level of performance and (iii) vesting of the 2024 PSUs based on free cash flow target performance and relative total stockholder return maximum performance.

(9)	Represents the vesting of the 2024 tranche of 2022 PSUs upon a change in control and assumes such PSUs vest at the target level of performance.
(10)	Represents 18 months of our contribution towards health insurance, based on our actual costs to provide health insurance to the applicable named executive officer immediately prior to termination.
(11)	Represents 24 months of our contribution towards health insurance, based on our actual costs to provide health insurance to our Chief Executive Officer immediately prior to termination.
(12)	Represents payment of our Chief Executive Officer’s 2024 annual cash bonus at 200% of target.

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Executive Compensation Tables
(13)	Represents 12 months of the applicable named executive officer’s 2024 annual base salary as in effect immediately prior to termination.
(14)	Represents 18 months of the applicable named executive officer’s 2024 annual base salary as in effect immediately prior to termination.
(15)	Represents 12 months of our contribution toward health insurance, based on our actual costs to provide health insurance to the applicable named executive officer immediately prior to termination.
(16)	Represents payment of the applicable named executive officer’s 2024 annual cash bonus at 150% of target.
(17)
Represents payments and benefits to which Mr. Wagner was entitled as of December 31, 2024. Mr. Wagner resigned effective January 1, 2025 and he did not receive any actual severance payments or benefits in connection with his departure.

Please see above for a description of the severance benefits Mr. Lawson received pursuant to the terms of the Lawson Separation Agreement.

2025 Proxy Statement	75

CEO Pay Ratio
Pursuant to SEC rules, we are required to provide information regarding the relationship between the annual total compensation of our Chief Executive Officer and the annual total compensation of our employees (other than our Chief Executive Officer) for our last completed fiscal year, which ended December 31, 2024:
•	the annual total compensation of our median employee was $229,615; and
•	the annual total compensation of our Chief Executive Officer as reported in the “Total Compensation” column in the “Summary Compensation Table” included in this proxy statement was $27,210,463.
Based on this information, for 2024, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 119:1. We calculated the annual total compensation for the median employee using the same methodology we used for our named executive officers in our Summary Compensation Table to yield the median annual total compensation disclosed above.
Our median employee identified for 2023 was subsequently promoted and, as a result, we felt that it was no longer appropriate to use the same median employee in 2024 because the change in the median employee’s compensation would result in a significant change in the pay ratio disclosure. However, because there were no changes in our employee population or our employee compensation arrangements that we believe would significantly impact our pay ratio disclosure for fiscal 2024, in accordance with SEC rules, we substituted a new median employee for fiscal 2024 with substantially similar fiscal 2023 compensation as our original median employee, using the same consistently applied compensation measure as was previously used, to calculate our fiscal 2024 pay ratio.
To identify the median employee for fiscal 2023, we reviewed total direct compensation based on our consistently applied compensation measure, which we calculated as actual salary paid to our employees for 2023, actual cash bonus, performance-based cash awards or sales commission earned by our employees in 2023, and the grant date fair value of equity awards granted to our employees in 2023. We used December 31, 2023 to determine our employee population. In determining this population, we included all worldwide full-time and part-time employees other than our Chief Executive Officer. For employees paid in other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates used by us for various purposes in effect on December 31, 2023 and did not make any cost-of-living adjustments to such compensation. We did not annualize total direct compensation for employees employed by us for less than the full fiscal year. Using our consistently applied compensation measure, we identified a median employee. As noted above, for 2024, we substituted a new median employee with substantially similar fiscal 2023 compensation as the originally identified median employee.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. We believe our methodologies are reasonable and best reflect how we view these metrics. However, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

76	2025 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.” In the tables below, Mr. Lawson is referred to as “PEO 1” and Mr. Shipchandler is referred to as “PEO 2”.
In determining the “compensation actually paid” to our named executive officers (our “NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each such previous year, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our principal executive officer (our “PEO”), compensation is reported as an average.

Year	Summary Compensation Table Total for PEO 1(1)	Compensation Actually Paid to PEO 1(2)	Summary Compensation Table Total for PEO 2(3)	Compensation Actually Paid to PEO 2(4)	Average Summary Compensation Table Total for Non-PEO NEOs(5)	Average Compensation Actually Paid to Non-PEO NEOs(6)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (millions)(9)	Non-GAAP Income (Loss) from Operations (millions)(10)
							Total Shareholder Return(7)	Peer Group Total Shareholder Return(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2024	$9,425,577	$3,248,458	$27,210,463	$65,586,042	$7,821,682	$17,386,888	$110	$300	($109)	$714.4
2023	$76,859	$2,493,698	—	—	$12,689,130	$16,376,998	$77	$219	($1,015)	$533.0
2022	$49,377,469	($19,994,765)	—	—	$29,982,991	($1,557,065)	$50	$139	($1,256)	($4.5)
2021	$14,625,745	($7,753,781)	—	—	$14,523,754	($2,409,804)	$268	$194	($950)	$2.5
2020	$13,786,872	$121,274,654	—	—	$6,839,349	$74,018,467	$344	$144	($491)	$35.7

(1)
Jeff Lawson served as our PEO during 2024 until January 8, 2024, and for the entirety of 2023, 2022, 2021 and 2020. The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Lawson for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Executive Compensation Tables—Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Lawson, as computed in accordance with Item 402(v) of Regulation S-K. The Company has not paid dividends historically and does not sponsor any pension arrangements; thus no adjustments are made for these items. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Lawson during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Lawson’s total compensation for the 2024 year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO 1	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO 1
2024	$9,425,577	($5,139,601)	($1,037,518)	$3,248,458

Note that due to rounding, the number shown in the “Compensation Actually Paid to PEO 1” column may not match the exact number obtained by adding and subtracting the numbers in the prior columns or shown above. Please see our proxy statements filed with the SEC on April 26, 2023 and April 26, 2024 for the adjustments made to Mr. Lawson’s total compensation for each of 2020, 2021, 2022 and 2023.
(a)
The reported amount for 2024 represents the incremental fair value, computed in accordance with FASB ASC Topic 718, of the modification of outstanding vested stock options to extend the exercise deadline for Mr. Lawson due to the employee’s termination. The exercise price did not change in connection with the modification and no additional stock options were granted.

2025 Proxy Statement	77

Pay Versus Performance
(b)
The equity award adjustments for 2024 include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in 2024 that are outstanding and unvested as of the end of 2024; (ii) the amount of change as of the end of 2024 (from the end of 2023) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2024; (iii) for awards that are granted and vest in 2024, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in 2024, the amount equal to the change as of the vesting date (from the end of 2023) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2024, a deduction for the amount equal to the fair value at the end of 2023; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2024 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2024. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	—	—	—	$4,972,448	($6,009,966)	—	($1,037,518)

Please see our proxy statements filed with the SEC on April 26, 2023 and April 26, 2024 for the equity award adjustments for each of 2020, 2021, 2022 and 2023.
(3)
Khozema Shipchandler served as our CEO during 2024, commencing on January 8, 2024. The dollar amount reported in column (d) is the amount of total compensation reported for Mr. Shipchandler for the corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Executive Compensation Tables—Summary Compensation Table.”

(4)
The dollar amounts reported in column (e) represent the amount of “compensation actually paid” to Mr. Shipchandler, as computed in accordance with Item 402(v) of Regulation S-K. The Company has not paid dividends historically and does not sponsor any pension arrangements; thus no adjustments are made for these items. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Shipchandler during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to and Mr. Shipchandler’s total compensation for the 2024 year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO 2	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO 2
2024	$27,210,463	($24,388,514)	$62,764,093	$65,586,042

Note that due to rounding, the number shown in the “Compensation Actually Paid to PEO 2” column may not match the exact number obtained by adding and subtracting the numbers in the prior columns or shown above.
(a)	The reported value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for 2024.
(b)
The equity award adjustments for 2024 include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in 2024 that are outstanding and unvested as of the end of 2024; (ii) the amount of change as of the end of 2024 (from the end of 2023) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2024; (iii) for awards that are granted and vest in 2024, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in 2024, the amount equal to the change as of the vesting date (from the end of 2023) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2024, a deduction for the amount equal to the fair value at the end of 2023; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2024 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2024. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$61,108,238	$2,809,911	$2,536,583	($211,165)	($3,479,474)	—	$62,764,093

(5)
The dollar amounts reported in column (f) represent the average of the amounts reported for our NEOs as a group (other than Mr. Lawson and, in the case of 2024, Mr. Shipchandler) in the “Total” column of the Summary Compensation Table in each applicable year. Our NEOs included in this calculation for each year are:

•	2024 – Aidan Viggiano and Dana Wagner
•	2023 – Khozema Shipchandler, Elena Donio, Aidan Viggiano and Dana Wagner

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Pay Versus Performance
•	2022 – Khozema Shipchandler, Elena Donio, Eyal Manor and Dana Wagner
•	2021 – Khozema Shipchandler, Eyal Manor, Marc Boroditsky, Dana Wagner, George Hu and Chee Chew
•	2020 – Khozema Shipchandler, George Hu, Chee Chew and Karyn Smith
(6)
The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the NEOs as a group (other than Mr. Lawson and, in the case of 2024, Mr. Shipchandler), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (other than Mr. Lawson and, in the case of 2024, Mr. Shipchandler) during the applicable year. The Company has not paid dividends historically and does not sponsor any pension arrangements; thus no adjustments are made for these items. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (other than Mr. Lawson and Mr. Shipchandler) for 2024 to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$7,821,682	($6,502,527)	$16,067,733	$17,386,888

Note that due to rounding, the number shown in the “Average Compensation Actually Paid to Non-PEO NEOs” column may not match the exact number obtained by adding and subtracting the numbers in the prior columns or shown above. Please see our proxy statements filed with the SEC on April 26, 2023 and April 26, 2024 for the adjustments made to the NEOs as a group (other than Mr. Lawson) total compensation for each of 2020, 2021, 2022 and 2023.
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$14,036,102	$2,496,225	$1,063,881	($184,097)	($1,344,378)	—	$16,067,733

Please see our proxy statements filed with the SEC on April 26, 2023 and April 26, 2024 for the equity award adjustments for each of 2020, 2021, 2022 and 2023.
(7)	TSR is determined based on the value of an initial fixed investment of $100 in our Class A common stock on December 31, 2019, assuming the reinvestment of any dividends.
(8)	The peer group used for this purpose is the following published industry index: S&P 500 Information Technology Index, which is an industry index reported in our most recent Annual Report on Form 10-K.
(9)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(10)
Non-GAAP income (loss) from operations is a non-GAAP financial measure. See Appendix D for non-GAAP definitions and reconciliations. While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that non-GAAP income from operations is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to company performance.

Financial Performance Measures
The following table sets forth an unranked list of the most important financial performance measures used by us to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance.
•	Non-GAAP income from operations
•	Organic revenue growth
We used fewer than three important financial performance measures to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance. The list above includes all financial performance measures that were used in 2024 for this purpose.
Non-GAAP income from operations and organic revenue growth are non-GAAP financial measures. See Appendix D for more information.

2025 Proxy Statement	79

Pay Versus Performance
Relationship between Compensation Actually Paid presented in the Pay versus Performance Table and Other Table Elements
As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with company performance, all of those company measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
For purposes of the Pay versus Performance disclosure, we measure our TSR performance against the industry-focused index disclosed in the stock performance graph of our Annual Report on Form 10-K. The comparison assumes $100 was invested in our Class A common stock and in the S&P 500 Information Technology Index for the period starting December 31, 2019 and was held through the end of each year listed in the first table set forth above. All dollar values assume reinvestment of dividends paid by companies, where applicable, included in the S&P 500 Information Technology Index. Historical stock performance is not necessarily indicative of future stock performance.

Compensation Actually Paid vs. TSR
140
120
100
80
60
40
20
0
(20)
(40)
Compensation Actually Paid ($ Mil.)
400
350
300
250
200
150
100
50
0
Indexed Total Shareholder Return ($)
2020
2021
2022
2023
2024
CAP to PEO 1
CAP to PEO 2
Avg. CAP to other NEOs
Twilio TSR
Peer TSR

80	2025 Proxy Statement

Pay Versus Performance

Compensation Actually Paid vs. Net Income

150
100
50
0
(50)
0
(500)
(1,000)
(1,500)
Compensation Actually Paid ($ Mil.)
Net Income (Loss) ($ Mil.)
2020
2021
2022
2023
2024
CAP to PEO 1
CAP to PEO 2
Avg. CAP to other NEOs
Net Income

Compensation Actually Paid vs. Non-GAAP Income from Operations
Compensation Actually Paid ($ Mil.)
150
100
50
0
(50)
Non- GAAP Income (Loss) from Operations ($ Mil.)
750
650
550
450
350
250
150
50
(50)
2020
2021
2022
2023
2024
CAP to PEO 1
CAP to PEO 2
Avg. CAP to other NEOs
Non-GAAP Income from Operations

2025 Proxy Statement	81

Equity Compensation Plan Information
The following table provides information as of December 31, 2024 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. We will not grant equity awards in the future under any of the equity compensation plans not approved by stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	19,620,436(2)	$76.88(3)	33,002,004(4)
Equity compensation plans not approved by stockholders(5)	88,011	$35.46	—
Total	19,708,447	$74.15	33,002,004

(1)	Includes the following plans: our 2008 Plan, 2016 Plan, and our ESPP. We no longer make grants subject to our 2008 Plan.
(2)
Consists of stock options, RSUs, PSUs and DSUs. The number of 2022 PSUs included in this amount for the 2024 performance period reflects the number of shares that would be earned assuming 100% of target level performance. However, in February 2025, upon certification by the compensation committee of performance for the 2024 performance period, no shares were earned. The number of 2024 PSUs included in this amount reflects the number of shares that would be earned assuming 100% of target level performance.

(3)	Excludes shares issuable upon vesting of outstanding RSUs, PSUs and DSUs as of December 31, 2024, since they have no exercise price.
(4)
As of December 31, 2024, a total of 23,292,678 shares of our common stock were reserved for issuance pursuant to the 2016 Plan. This number includes 3,783,548 shares of our common stock reserved and available for issuance under the SendGrid 2017 Plan that we assumed, which were approved by the stockholders of SendGrid, but not by a separate vote of our stockholders; such shares became available for issuance under our 2016 Plan, but awards using such shares may not be granted to individuals who were employed, immediately prior to the acquisition, by us or our subsidiaries. The 2016 Plan provides that the number of shares reserved and available for issuance under the 2016 Plan will automatically increase each January 1, beginning on January 1, 2017, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. As of December 31, 2024, a total of 9,709,326 shares of our common stock were available for future issuance pursuant to the ESPP, including shares of our common stock subject to purchase during the current purchase period as of such date, which commenced on November 16, 2024 (the exact number of which will not be known until the purchase date on May 15, 2025). The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2017, by the lesser of 1,800,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee.

(5)
Includes shares of our common stock to be issued upon outstanding stock option and RSU awards under the following plans, which awards were assumed in connection with our acquisitions of SendGrid, Segment.io, Inc. (“Segment”) and Zipwhip Inc. (“Zipwhip”): SendGrid’s Amended and Restated 2012 Equity Incentive Plan and Amended and Restated 2017 Equity Incentive Plan; Segment’s Fifth Amended and Restated 2013 Stock Option and Grant Plan; and Zipwhip’s 2018 Equity Incentive Plan. No further grants may be made under any of these plans.

82	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information available to us with respect to the beneficial ownership of our capital stock as of March 31, 2025, for:
•	each of our named executive officers;
•	each of our directors;
•	all of our current directors and executive officers as a group; and
•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of percentage ownership of our common stock on 153,254,342 shares of our common stock outstanding on March 31, 2025. We have deemed shares of our capital stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2025 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We have deemed shares of our capital stock subject to RSUs for which the service condition has been satisfied or would be satisfied within 60 days of March 31, 2025 to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person. However, we did not deem these shares subject to stock options or RSUs outstanding for the purpose of computing the percentage ownership of any other person. Shares underlying DSUs are not included as beneficially owned.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Twilio Inc., 101 Spear Street, Fifth Floor, San Francisco, California 94105. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	#	%
Named Executive Officers and Directors:
Khozema Shipchandler(1)	177,566	*
Aidan Viggiano(2)	18,674	*
Dana Wagner	10,664	*
Jeff Lawson(3)	6,676,114	4.3
Charles Bell	—	*
Donna Dubinsky(4)	9,451	*
Jeff Epstein(5)	26,484	*
Jeffrey Immelt(6)	31,237	*
Deval Patrick	2,058	*
Erika Rottenberg(7)	37,588	*
Andrew Stafman(8)	3,669	*
Miyuki Suzuki	12,476	*

2025 Proxy Statement	83

Security Ownership of Certain Beneficial Owners and Management

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	#	%
All current directors and executive officers as a group (10 persons)(9)	319,203	*
5% Stockholders:
The Vanguard Group(10)	18,003,927	11.7
BlackRock, Inc.(11)	10,512,625	6.9

*	Represents less than 1%.
(1)
Consists of (i) 69,759 shares of Class A common stock held by Mr. Shipchandler, and (ii) 107,807 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 31, 2025.

(2)
Consists of (i) 8,735 shares of Class A common stock held by Ms. Viggiano, (ii) 6,118 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 31, 2025, and (iii) 3,821 shares of Class A common stock issuable upon the settlement of RSUs that are releasable within 60 days of March 31, 2025.

(3)
Consists of (i) 4,808,772 shares of Class A common stock held by Mr. Lawson and Erica Freeman Lawson, as trustees of the Lawson Revocable Trust dated 10/2/11, (ii) 1,022,705 shares of Class A common stock held by J.P. Morgan Trust Company, as trustee of the Lawson 2014 Irrevocable Trust dated 12/29/2014, and (iii) 844,637 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 31, 2025.

(4)	Consists of 9,451 shares of Class A Common stock held by Ms. Dubinsky, as trustee of the Shustek-Dubinsky Family Trust.
(5)	Consists of 26,484 shares of Class A common stock held by Mr. Epstein, as trustee of the Epstein Family Revocable Trust.
(6)	Includes 30,591 shares of Class A common stock held jointly with Mr. Immelt’s spouse.
(7)	Consists of 37,588 shares of Class A common stock held of record by Ms. Rottenberg, as trustee of the Erika Rottenberg Revocable Trust dated 1/28/2016.
(8)
Consists of 3,669 shares of Class A common stock held by Mr. Stafman. Pursuant to an arrangement between Mr. Stafman and Sachem Head Capital Management LP (“Sachem Head”), upon receipt of such shares, Mr. Stafman granted all right, title, interest, claims, and any other ownership interests in such shares to Sachem Head for no consideration. Uncas GP LLC (“SH Management”) is the sole general partner of Sachem Head, and Scott D. Ferguson is the managing partner of Sachem Head. Each of Mr. Stafman, Sachem Head, SH Management, and Mr. Ferguson may be deemed to share voting and investment control over such shares.

(9)
Consists of (i) 201,457 shares of Class A common stock, (ii) 113,925 shares of Class A common stock subject to outstanding stock options that are exercisable within 60 days of March 31, 2025, and (iii) 3,821 shares of Class A common stock issuable upon the settlement of RSUs that are releasable within 60 days of March 31, 2025.

(10)
Based on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on May 10, 2024. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it has sole dispositive power with respect to 17,609,430 shares, shared dispositive power with respect to 394,497 shares and shared voting power with respect to 115,113 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(11)
Based on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on January 29, 2024. Of the shares of Class A common stock beneficially owned, Blackrock, Inc. reported that it has sole dispositive power with respect to 10,512,625 shares and sole voting power with respect to 9,486,684 shares. BlackRock, Inc. listed its address as 50 Hudson Yards, New York, New York 10001.

84	2025 Proxy Statement

Procedural Matters
Questions and Answers About the Proxy Materials and Our Annual Meeting
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
What matters am I voting on?
You will be voting on:
•	the election of the three Class III directors named in the proxy statement to serve until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified;
•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
•	a proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers;
•	a management proposal to amend our certificate of incorporation to declassify the board of directors;
•	a management proposal to amend our certificate of incorporation to eliminate supermajority voting provisions;
•	a management proposal to amend our certificate of incorporation to remove inoperative provisions, including references to Class B common stock, and update certain other miscellaneous provisions; and
•	such other business as may properly come before the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•	“FOR” the election of Donna Dubinsky, Deval Patrick and Miyuki Suzuki as Class III directors;
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
•	“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;
•	“FOR” the approval of the management proposal to amend our certificate of incorporation to declassify the board of directors;
•	“FOR” the approval of the management proposal to amend our certificate of incorporation to eliminate supermajority voting provisions; and
•
“FOR” the approval of the management proposal to amend our certificate of incorporation to remove inoperative provisions, including references to Class B common stock, and update certain other miscellaneous provisions.

Who is entitled to vote?
Our only voting securities outstanding are shares of our Class A common stock, which we also refer to in this proxy statement as our “common stock”. On June 28, 2023, each share of our Class B common stock then outstanding automatically converted into one share of our Class A common stock pursuant to the terms of our certificate of incorporation. Following such conversion, no additional shares of Class B common stock have been or will be issued. Holders of our Class A common stock as of the close of business on April 15, 2025, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 152,674,214 shares of our Class A common stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal.

2025 Proxy Statement	85

PROCEDURAL MATTERS Questions and Answers About the Proxy Materials and Our Annual Meeting
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote by internet at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
•
Proposal No. 1: Each director is elected by a plurality of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the nominees who receive the largest number of “For” votes cast are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of a “Withhold” vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

•
Proposal No. 2: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. This proposal is a “routine” matter under NYSE rules. Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on this proposal.

•
Proposal No. 3: The approval, on a non-binding advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Since this proposal is an advisory vote, the result will not be binding on our board of directors, our compensation committee, or the Company. The board of directors and our compensation committee will consider the outcome of the vote when determining the compensation of our named executive officers.

•
Proposal No. 4: The approval of a management proposal to amend our certificate of incorporation to declassify the board of directors requires the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of our common stock entitled to vote. You may vote “For,” “Against” or “Abstain” with respect to this proposal. Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal.

•
Proposal No. 5: The approval of a management proposal to amend our certificate of incorporation to eliminate supermajority voting provisions requires the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of our common stock entitled to vote. You may vote “For,” “Against” or “Abstain” with respect to this proposal. Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal.

•
Proposal No. 6: The approval of a management proposal to amend our certificate of incorporation to remove inoperative provisions, including references to Class B common stock, and update certain other miscellaneous

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provisions requires the affirmative vote of at least a majority of the voting power of the outstanding shares of our common stock entitled to vote thereon. You may vote “For,” “Against” or “Abstain” with respect to this proposal. Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, virtually or by proxy, of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•
by internet prior to the Annual Meeting at www.proxyvote.com, 24 hours a day, seven days a week, until 8:59 p.m. Pacific Time on June 9, 2025 (have your Notice or proxy card in hand when you visit the website);

•	by telephone at 1-800-690-6903, until 8:59 p.m. Pacific Time on June 9, 2025 (have your Notice or proxy card in hand when you call);
•	by completing and returning your proxy card by mail prior to 8:59 p.m. Pacific Time on June 9, 2025 (if you received printed proxy materials); or
•	by internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TWLO2025 (have your Notice or proxy card in hand when you visit the website).
If you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by internet or telephone. However, the availability of internet and telephone voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares by internet at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by internet or by telephone;
•	completing and returning a later-dated proxy card;
•	notifying the Corporate Secretary of Twilio Inc., in writing, at 101 Spear Street, Fifth Floor, San Francisco, California 94105; or
•	attending and voting by internet at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
We encourage stockholders to reach out to us by email at legalnotices@twilio.com instead of physical mail to help ensure prompt receipt of any communications related to voting.
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

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PROCEDURAL MATTERS Questions and Answers About the Proxy Materials and Our Annual Meeting
Why is Twilio holding the meeting virtually?
We have designed the format of our Annual Meeting to provide stockholders with the same rights and opportunities to vote and participate as they would have at a physical meeting and to provide a consistent experience to all stockholders regardless of location. We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/TWLO2025. Our virtual Annual Meeting will be governed by our rules of conduct and procedures, which will be posted at www.virtualshareholdermeeting.com/TWLO2025 on the date of the Annual Meeting. We have designed the format of the virtual Annual Meeting so that stockholders have the same rights and opportunities to vote and participate as they would have at a physical meeting. Stockholders will be able to submit questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company.
Can I ask a question at the Annual Meeting?
Stockholders of record will be able to submit questions during the virtual meeting (at www.virtualshareholdermeeting.com/TWLO2025). Subject to time constraints, we will answer questions that comply with our rules of conduct and procedures, which will be posted at www.virtualshareholdermeeting.com/TWLO2025 on the date of the Annual Meeting. For example, questions related to personal grievances or that are not pertinent to Annual Meeting matters will not be addressed during the meeting.
What do I need to be able to attend the Annual Meeting online?
We will be hosting our Annual Meeting via live audio webcast only. If you are a stockholder as of the record date of April 15, 2025 and wish to virtually attend the Annual Meeting, you will need the 16-digit control number located on your Notice of Internet Availability of Proxy Materials or on your proxy card (if you receive a printed copy of the proxy materials). If you are a street name stockholder, you may not vote your shares of our common stock by internet at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com. The webcast will start at 8:30 a.m. Pacific Time on June 10, 2025. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m. Pacific Time on June 10, 2025, and you should allow ample time for the check-in procedures.
Where can I get technical assistance if I am having trouble accessing the meeting or during the meeting?
If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Khozema Shipchandler, our Chief Executive Officer and Director, and Juliana Chen, Vice President, Corporate Legal and Corporate Secretary, have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the date of the adjourned meeting as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 25, 2025 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

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How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Your broker will not have discretion to vote your shares on any other proposals, which are “non-routine” matters, absent direction from you; these unvoted shares are counted as “broker non-votes.” Proposals 1, 3, 4, 5 and 6 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals. Proposal 2 is a “routine” matter and therefore broker non-votes are not expected to exist in connection with this proposal.
Is there a list of registered stockholders entitled to vote at the Annual Meeting?
A list of our stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for any purpose germane to the meeting during the 10-day period immediately prior to the date of the Annual Meeting. For access to the stockholder list, please contact us at legalnotices@twilio.com.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials, to any stockholder of record at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder of record is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact Broadridge Financial Solutions, Inc.:
•	by internet at www.proxyvote.com;
•	by telephone at 1-800-579-1639; or
•	by email at sendmaterial@proxyvote.com.
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

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PROCEDURAL MATTERS Questions and Answers About the Proxy Materials and Our Annual Meeting
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 26, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Twilio Inc.
Attention: Corporate Secretary
101 Spear Street, Fifth Floor
San Francisco, California 94105
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) brought pursuant to our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors or (iii) properly brought before such annual meeting by a stockholder of record entitled to notice of and to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary and who is a stockholder of record at the time of giving such notice and the time of such annual meeting, and which notice must contain the information specified in our bylaws. To be timely for the 2026 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•	not earlier than 8:00 a.m., Pacific Time, on February 9, 2026; and
•	not later than 5:00 p.m., Pacific Time, on March 11, 2026.
In the event that we hold the 2026 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than 8:00 a.m., Pacific Time, on the 120th day prior to such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear (or a qualified representative of such stockholder does not appear) to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Chief Legal Officer at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
If a stockholder who has notified us of his, her or its intention to nominate a director at an annual meeting of stockholders does not appear to present his, her or its nomination at such annual meeting, we are not required to present the nomination for a vote at such annual meeting.
In addition to satisfying the foregoing requirements under our bylaws, including the earlier notice deadlines set forth above and therein, to comply with the universal proxy rules in connection with our 2026 annual meeting, stockholders who intend to solicit

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proxies in support of director nominees other than our nominees must provide proper written notice that sets forth all of the information required by Rule 14a-19(b) under the Exchange Act to our Corporate Secretary at the address set forth above.
Availability of Bylaws
A copy of our bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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Certain Relationships and Related Party Transactions
In addition to the compensation arrangements discussed in the section titled “Executive Compensation,” including employment, termination of employment and change in control arrangements, the following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

In the second quarter of 2021, we entered into a sublease with Numenta, Inc. (“Numenta”), pursuant to which we subleased 2,420 square feet of our Redwood City office space to Numenta. Donna Dubinsky, a member of our board of directors, served as the Board Chair of Numenta until November 30, 2024 (and served as its Chief Executive Officer until 2022). The sublease was entered into on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and at market rates. The sublease provided for an initial 12-month term, commencing on August 1, 2021, and gave Numenta the option to renew for two 12-month extension periods. In January 2022, Numenta exercised its option to renew the sublease for the first additional 12-month period expiring July 31, 2023, and the monthly rent increased from $18,225 to $18,771.75 per month effective August 1, 2022. In January 2023, Numenta exercised its option to renew the sublease for the second additional 12-month period expiring July 31, 2024, and the monthly rent increased from $18,771.75 to $19,334.90 per month effective August 1, 2023. The total rent paid to us by Numenta during 2024 was approximately $135,344. Our sublease with Numenta expired by its terms on July 31, 2024.
Policies and Procedures for Related Party Transactions
As set forth in our audit committee charter, our audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which, as set forth in our Related Person Transaction Policy, are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our Related Person Transaction Policy, which sets forth guidelines regarding transactions between us and related persons, provides that a related person is defined as (i) any person who is, or at any time since the beginning of our last fiscal year was, a director, executive officer, or nominee for director, (ii) a security holder known to us to beneficially own more than 5% of our common stock, and (iii) any immediate family members of those described in (i) and (ii). Our audit committee charter provides that our audit committee shall review and oversee all transactions between our company and any related person, and that approval by the audit committee is required for any related person transaction, in accordance with the terms of our Related Person Transaction Policy.
Under this policy, our audit committee will review the relevant facts and circumstances of all related party transactions and either approve, ratify or disapprove of the entry into the transaction. In determining whether to approve or ratify any such transaction, our audit committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party, the extent of the related person’s interest in the transaction, whether there are business reasons to enter into the transaction, whether the transaction would impair the independence of an outside director, and whether the transaction would present an improper conflict of interest for any director or executive officer. The policy grants standing pre-approval of certain transactions, including (i) certain compensation arrangements involving directors and executive officers that are required to be reported in our Annual Report on Form 10-K or proxy statement and, with respect to executive officer compensation, satisfy other criteria, including having been approved by our compensation committee or board of directors; (ii) certain transactions where the relationship between us and the related person arises only from the related person’s position as a director (or, in the case of a partnership, as a limited partner) of, and/or having holdings of less than 10% of, such entity; (iii) transactions where a related party’s interest arises solely from the ownership of our stock and all holders of our stock received the same benefit on a pro rata basis; and (iv) any indemnification or advancement of expense made pursuant to our certificate of incorporation or bylaws or any agreement.

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Other Matters
2024 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2024 are included in our annual report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our annual report and this proxy statement are posted on our website at https://investors.twilio.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Twilio Inc., 101 Spear Street, Fifth Floor, San Francisco, California 94105.
Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “aim,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this proxy statement include, but are not limited to, statements about: our future financial performance, including our expected financial results and goals and our ability to drive growth, profitability, free cash flow and stockholder returns and increase our market share; our anticipated strategies and business plans and our ability to execute on them; our expectations regarding our compensation programs and their effects on executive performance; our expectations regarding share repurchases; and our corporate governance efforts. The outcomes of the events described in these forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings with the SEC. We undertake no obligation to update or review any forward-looking statements made in this proxy statement, except as required by law.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
San Francisco, California
April 25, 2025

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APPENDIX A
Proposed Amendments to Our Certificate of Incorporation (Proposal No. 4)
The proposed amendments to Article VI, Sections C. and D. of our certificate of incorporation related to Proposal No. 4 are shown below. Additions are indicated by underlining and deletions are indicated by strike-outs.
ARTICLE VI
* * *
C.  Classified Board Structure. From and after the Effective Time, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the directors of the Corporation shall be divided into three (3) classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III, until the conclusion of the 2028 annual meeting of stockholders (the “2028 Annual Meeting”), as described below. Class I directors have a term expiring at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”); Class II directors have a term expiring at the 2027 annual meeting of stockholders; and Class III directors have a term expiring at the 2028 Annual Meeting. Each director elected by the stockholders prior to the 2026 Annual Meeting shall continue to serve as a director for the term for which such director was elected. Each director elected at or after the 2026 Annual Meeting shall be elected for a term expiring at the next annual meeting of stockholders. At the conclusion of the 2028 Annual Meeting, the Board of Directors shall cease to be classified.  ~~The Board of Directors may assign members of the Board of Directors already in office to such classes at the time such classification becomes effective. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of stockholders following the Effective Time, the term of office of the initial Class II directors shall expire at the second annual meeting of stockholders following the Effective Time and the term of office of the initial Class III directors shall expire at the third annual meeting of stockholders following the Effective Time. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Time, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.~~
Notwithstanding the foregoing provisions of this Article VI, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and until the 2028 Annual Meeting, if the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
D.  Removal; Vacancies. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, for so long as the board of directors is divided into classes pursuant to Article VI Section C, any director may be removed from office by the stockholders of the Corporation only for cause. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, and following the conclusion of the 2028 Annual Meeting, the next annual meeting of stockholders and until his or her successor shall be duly elected and qualified.

2025 Proxy Statement	A-1

APPENDIX B
Proposed Amendments to Our Certificate of Incorporation (Proposal No. 5)
The proposed amendments to Article X of our certificate of incorporation related to Proposal No. 5 are shown below. Additions are indicated by underlining and deletions are indicated by strike-outs.
ARTICLE X
If any provision of this Amended and Restated Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amended and Restated Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Amended and Restated Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amended and Restated Certificate of Incorporation shall be enforceable in accordance with its terms.
Except as provided in ARTICLE VIII and ARTICLE IX above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation~~; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Amended and Restated Certificate of Incorporation inconsistent with, ARTICLE VI, ARTICLE VII, ARTICLE VIII, ARTICLE IX or this ARTICLE X~~.

2025 Proxy Statement	B-1

APPENDIX C
Proposed Amendments to Our Certificate of Incorporation (Proposal No. 6)
The proposed amendments to Articles IV and V of our certificate of incorporation related to Proposal No. 6 are shown below. Additions are indicated by underlining and deletions are indicated by strike-outs.
ARTICLE IV
A.  Classes of Stock. The total number of shares of capital stock that the Corporation shall have authority to issue is 1,~~2~~100,000,000, consisting of the following: 1,000,000,000 shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), ~~100,000,000 shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”),~~ and 100,000,000 shares of undesignated Preferred Stock, par value $0.001 per share (“Preferred Stock”).
~~Immediately upon the acceptance of this Amended and Restated Certificate of Incorporation for filing by the Secretary of State of the State of Delaware (the “Effective Time”), each share of the Corporation’s capital stock issued and outstanding or held as treasury stock immediately prior to the Effective Time, shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one share of Class B Common Stock.~~
B.  Rights of Preferred Stock. The Board of Directors ~~of the Corporation (the “Board of Directors”)~~ is authorized, subject to any limitations prescribed by law but to the fullest extent permitted by law, to provide by resolution for the designation and issuance of shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, (which may include, without limitation, full, limited or no voting powers), preferences, and relative, participating, optional or other rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to file a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), setting forth such resolution or resolutions.
C.  Vote to Increase or Decrease Authorized Shares of Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate class vote of the holders of Preferred Stock, or any separate series votes of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.
D.  ~~Rights of~~ Class A Common Stock ~~and Class B Common Stock~~. ~~The relative powers, rights, qualifications, limitations and restrictions granted to or imposed on the shares of Class A Common Stock and Class B Common Stock are as follows:~~
1. ~~Voting Rights.~~
~~(a)  General Right to Vote Together; Exception. Except as otherwise expressly provided herein or required by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders; provided, however, s~~Subject to the terms of any Preferred Stock Designation, the number of authorized shares of Class A Common Stock ~~or Class B Common Stock~~ may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote.
~~(b)  Votes Per Share~~2. Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders, each holder of Class A Common Stock shall be entitled to one (1) vote for each such share~~, and each holder of Class B Common Stock shall be entitled to ten (10) votes for each such share~~.

2025 Proxy Statement	C-1

APPENDIX C Proposed Amendments to Our Certificate of Incorporation (Proposal No. 6)
~~2.  Identical Rights. Except as otherwise expressly provided herein or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation:~~
~~(a)  Dividends and Distributions. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any Distribution paid or distributed by the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class; provided, however, that in the event a Distribution is paid in the form of Class A Common Stock or Class B Common Stock (or Rights to acquire such stock), then holders of Class A Common Stock shall receive Class A Common Stock (or Rights to acquire such stock, as the case may be) and holders of Class B Common Stock shall receive Class B Common Stock (or Rights to acquire such stock, as the case may be).~~
~~(b)   Subdivision or Combination. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.~~
~~(c)   Equal Treatment in a Change of Control or any Merger Transaction. In connection with any Change of Control Transaction, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class. Any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, shall require approval by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock remain outstanding and no other consideration is received in respect thereof or (ii) such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having identical rights to the shares of Class A Common Stock and Class B Common Stock, respectively.~~
~~3.  Conversion of Class B Common Stock.~~
~~(a)  Voluntary Conversion. Each one (1) share of Class B Common Stock shall be convertible into one (1) share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.~~
~~(b)  Automatic Conversion. Shares of Class B Common Stock shall automatically, without any further action, convert into an equal number of shares of Class A Common Stock upon the earlier of:~~
~~(i)  a Transfer of such share; provided that no such automatic conversion shall occur in the case of a Transfer by a Class B Stockholder, for tax or estate planning purposes, to any of the persons or entities listed in clauses (A) through (E) below (each, a “Permitted Transferee”) and from any such Permitted Transferee back to such Class B Stockholder and/or any other Permitted Transferee established by or for such Class B Stockholder:~~
~~(A)  a family member of such Class B Stockholder, which shall include with respect to any natural person who is a Class B Stockholder, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Class B Stockholder; and provided, further, that lineal descendants shall include adopted persons, but only so long as they are adopted during minority;~~
~~(B)  a trust for the benefit of such Class B Stockholder or persons other than the Class B Stockholder so long as the Class B Stockholder and/or family members of such Class B Stockholder have sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other~~

C-2	2025 Proxy Statement

APPENDIX C Proposed Amendments to Our Certificate of Incorporation (Proposal No. 6)
~~than an interest in such trust) to the Class B Stockholder and, provided, further, that in the event such Class B Stockholder and/or family members of such Class B Stockholder no longer have sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;~~
~~(C)  a trust under the terms of which such Class B Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code (or successor provision) and/or a reversionary interest so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;~~
~~(D)  an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code (or successor provision), or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;~~
~~(E)  a corporation, partnership or limited liability company in which such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as applicable, or otherwise has legally enforceable rights, such that the Class B Stockholder and/or family members of such Class B Stockholder retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company; provided, however, that in the event the Class B Stockholder and/or family members of such Class B Stockholder no longer own sufficient shares, partnership interests or membership interests, as applicable, or no longer has sufficient legally enforceable rights to ensure the Class B Stockholder and/or family members of such Class B Stockholder retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company, as applicable, each share of Class B Common Stock then held by such corporation, partnership or limited liability company, as applicable, shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; and~~
~~(ii)  the date specified by a written notice and certification request of the Corporation to the holder of such share of Class B Common Stock requesting a certification, in a form satisfactory to the Corporation, verifying such holder’s ownership of Class B Common Stock and confirming that a conversion to Class A Common Stock has not occurred, which date shall not be less than sixty (60) calendar days after the date of such notice and certification request; provided that no such automatic conversion pursuant to this subsection (ii) shall occur in the case of a Class B Stockholder or its Permitted Transferees that furnishes a certification satisfactory to the Corporation prior to the specified date.~~
~~(c)  Conversion Upon Death or Incapacity of a Class B Stockholder.~~
~~(i)  Each share of Class B Common Stock held of record by a Class B Stockholder who is a natural person, or by such Class B Stockholder’s Permitted Transferees, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death or Incapacity of such Class B Stockholder.~~

2025 Proxy Statement	C-3

APPENDIX C Proposed Amendments to Our Certificate of Incorporation (Proposal No. 6)
~~(d)  Automatic Conversion of all Outstanding Class B Common Stock. Each one (1) share of Class B Common Stock shall automatically, without any further action, convert into one (1) share of Class A Common Stock upon the date specified by affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Class B Common Stock, voting as a single class.~~
~~(e)  Final Conversion of Class B Common Stock. On the Final Conversion Date, each one (1) outstanding share of Class B Common Stock shall automatically, without any further action, convert into one (1) share of Class A Common Stock. Following such conversion, the reissuance of all shares of Class B Common Stock shall be prohibited, and such shares shall be retired and cancelled in accordance with Section 243 of the DGCL and the filing by the Secretary of State of the State of Delaware required thereby, and upon such retirement and cancellation, all references to Class B Common Stock in this Amended and Restated Certificate of Incorporation shall be eliminated.~~
~~(f)  Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of Class B Common Stock to Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a Transfer results in a conversion to Class A Common Stock shall be conclusive and binding.~~
~~(g)  Immediate Effect. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section D.3 or upon the Final Conversion Date, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred or immediately upon the Final Conversion Date, as applicable. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s)) representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Section D.3 shall be retired and may not be reissued.~~
~~(h)  Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.~~
~~E.  No Further Issuances. Except for the issuance of Class B Common Stock issuable upon exercise of Rights outstanding at the Effective Time or a dividend payable in accordance with Article IV, Section D.2(a), the Corporation shall not at any time after the Effective Time issue any additional shares of Class B Common Stock, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock. After the Final Conversion Date, the Corporation shall not issue any additional shares of Class B Common Stock.~~
ARTICLE V
The following term~~s~~, where capitalized in this Amended and Restated Certificate of Incorporation, shall have the meaning~~s~~ ascribed to ~~them~~it in this Article V:
“Effective Time” means 8:03 AM, Eastern Time, on June 28, 2016.
~~“Change of Control Share Issuance” means the issuance by the Corporation, in a transaction or series of related transactions, of voting securities representing more than two percent (2%) of the total voting power (assuming Class A Common Stock and Class B Common Stock each have one (1) vote per share) of the Corporation before such issuance to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Exchange Act (or any successor provision) that immediately prior to such transaction or series of related transactions held fifty percent (50%) or less of the total voting power of the Corporation (assuming Class A Common Stock and Class B Common Stock each have one (1) vote per share), such that, immediately following such transaction or series of related transactions, such person or group of persons would hold more than fifty percent (50%) of the total voting power of the Corporation (assuming Class A Common Stock and Class B Common Stock each have one (1) vote per share).~~

C-4	2025 Proxy Statement

APPENDIX C Proposed Amendments to Our Certificate of Incorporation (Proposal No. 6)
~~“Change of Control Transaction” means (i) the sale, lease, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Corporation’s Board of Directors, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation), provided that any sale, lease, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination, or other similar transaction of the Corporation with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s capital stock, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction own voting securities of the Corporation, the surviving entity or its parent immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis à vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction; (iii) a recapitalization, liquidation, dissolution, or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s capital stock, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction own voting securities of the Corporation, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction; and (iv) any Change of Control Share Issuance.~~
~~“Class B Stockholder” means (i) the registered holder of a share of Class B Common Stock at the Effective Time and (ii) the registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Effective Time.~~
~~“Distribution” means (i) any dividend or distribution of cash, property or shares of the Corporation’s capital stock; and (ii) any distribution following or in connection with any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.~~
~~“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.~~
~~“Final Conversion Date” means 5:00 p.m. in New York City, New York on the first Trading Day falling on or after the seventh (7th) year anniversary of the Effective Time.~~
~~“Incapacity” shall mean that such holder is incapable of managing his or her financial affairs under the criteria set forth in the applicable probate code that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute regarding whether a Class B Stockholder has suffered an Incapacity, no Incapacity of such holder will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction.~~
~~“Rights” means any option, warrant, restricted stock unit, conversion right or contractual right of any kind to acquire shares of the Corporation’s authorized but unissued capital stock.~~
~~“Securities Act” means the United States Securities Act of 1933, as amended.~~
~~“Securities Exchange” means, at any time, the registered national securities exchange on which the Corporation’s equity securities are then principally listed or traded, which shall be the New York Stock Exchange or NASDAQ Global Market (or similar national quotation system of the NASDAQ Stock Market) (“NASDAQ”) or any successor exchange of either the New York Stock Exchange or NASDAQ.~~

2025 Proxy Statement	C-5

APPENDIX C Proposed Amendments to Our Certificate of Incorporation (Proposal No. 6)
~~“Trading Day” means any day on which the Securities Exchange is open for trading.~~
~~“Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, (i) a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders; (b) the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledge shall constitute a “Transfer”; or (c) the fact that, as of the Effective Time or at any time after the Effective Time, the spouse of any Class B Stockholder possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock.~~
~~“Voting Control” with respect to a share of Class B Common Stock means the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement, or otherwise.~~

C-6	2025 Proxy Statement

APPENDIX D
NON-GAAP Financial Measures
Non-GAAP Financial Measures
In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this proxy statement includes certain non-GAAP financial measures described below. We use these non-GAAP financial measures to evaluate our ongoing operations, for internal planning and forecasting purposes, and to set targets for our employee compensation programs. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered substitutes for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
Non-GAAP Income (Loss) from Operations
For the periods presented, we define non-GAAP income (loss) from operations (which is also referred to as “non-GAAP operating profit” and “non-GAAP operating income”) as GAAP income (loss) from operations adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets.
Organic Revenue
For the periods presented, we define organic revenue as GAAP revenue, excluding (i) revenue from each acquired business and revenue from application-to-person (“A2P”) 10DLC fees imposed by major U.S. carriers on our core messaging business, in each case until the beginning of the first full quarter following the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged and (ii) revenue from each divested business beginning in the quarter of the closing date of such divestiture; provided that (a) if an acquisition closes or such fees are initially charged on the first day of a quarter, such revenue will be included in organic revenue beginning on the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged and (b) if a divestiture closes on the last day of a quarter, such revenue will be included in organic revenue for that quarter. A2P 10DLC fees are fees imposed by U.S. mobile carriers for A2P SMS messages delivered to its subscribers, and we pass these fees to our messaging customers at cost.
Organic Revenue Growth
For the periods presented, we calculate organic revenue growth by dividing (i) organic revenue for the period presented less organic revenue in the corresponding period in the prior year by (ii) organic revenue in the corresponding period in the prior year. If revenue from certain acquisitions, divestitures or A2P 10DLC fees is included or excluded in organic revenue in the period presented, then revenue from the same acquisitions, divestitures and A2P 10DLC fees is included or excluded in organic revenue in the comparative period for purposes of the organic revenue growth calculation. As a result, organic revenue used in this calculation for the comparative period will not always equal organic revenue reported for the comparative period.
Free Cash Flow
For the periods presented, we define free cash flow as net cash provided by (used in) operating activities, excluding capitalized software development costs and purchases of long-lived and intangible assets.

2025 Proxy Statement	D-1

APPENDIX D NON-GAAP Financial Measures
Reconciliation of Non-GAAP Financial Measures to GAAP
Non-GAAP Income (Loss) from Operations to Income (Loss) from Operations

	Year Ended December 31
	2024	2023
	(in thousands)
GAAP loss from operations	$(53,708)	$(876,541)
Non-GAAP adjustments:	—	—
Stock-based compensation	613,429	662,842
Amortization of acquired intangibles	111,851	192,307
Acquisition and divestiture related expenses	—	5,555
Loss on net assets divested	—	32,277
Payroll taxes related to stock-based compensation	9,642	12,985
Charitable contributions	19,907	17,346
Restructuring costs	13,273	165,733
Impairment of long-lived assets	—	320,504
Non-GAAP income from operations	$714,394	$533,008

Organic Revenue and Organic Revenue Growth to Revenue and Revenue Growth

Year Ended December 31
2024
(in thousands)
GAAP Revenue	$4,458,036
Organic revenue	$4,458,036
GAAP revenue growth	7%
Organic revenue growth	9%(1)

(1)
Organic revenue for the year ended December 31, 2023, when used in the calculation of organic revenue growth for the year ended December 31, 2024, excludes $52.8 million of divestiture revenue. Revenue for the year ended December 31, 2023 was $4.15 billion.

D-2	2025 Proxy Statement

APPENDIX D NON-GAAP Financial Measures
Free Cash Flow to Net Cash Provided by (Used In) Operating Activities

	Year Ended December 31
	2024	2023	2022
	(in thousands)
Net cash (used in) provided by operating activities	$716,241	$414,752	$(254,368)
Less: Capitalized software development costs	51,808	39,925	(45,761)
Less: Purchase of long-lived and intangible assets	6,978	11,310	(34,421)
Free cash flow	$657,455	$363,517	$(334,550)
Net cash (used in) provided by investing activities	$1,370,837	$228,603	$(616,452)
Net cash (used in) provided by financing activities	$(2,311,572)	$(643,610)	$45,007

2025 Proxy Statement	D-3

twilio

TWILIO INC.
101 SPEAR STREET, FIFTH FLOOR
SAN FRANCISCO, CA 94105

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time on June 9, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TWLO2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time on June 9, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69791-P27601 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TWILIO INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class III Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Donna Dubinsky
02) Deval Patrick
03) Miyuki Suzuki

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.

NOTE: In their discretion, the proxies will vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V69792-P27601

TWILIO INC.
Annual Meeting of Stockholders
June 10, 2025 8:30 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Khozema Shipchandler and Juliana Chen, or either of them, as proxies, each with the power to act without the other and with the power of substitution, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of Twilio Inc. (the "Company") that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 10, 2025 at 8:30 a.m. Pacific Time, virtually via live audio webcast at www.virtualshareholdermeeting.com/TWLO2025, and at any adjournment, continuation, or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed by you. If you do not provide any direction, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side